SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

(Amendment No. __)

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Filed by a party other than the Registrant ☐

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☑	Preliminary proxy statement

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☐	Definitive proxy statement

☐	Definitive additional materials

☐	Soliciting material pursuant to Section 240.14a-11(c) or Section 240.14a-12

BLASTGARD INTERNATIONAL, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Preliminary Copies

BLASTGARD INTERNATIONAL, INC.

NOTICE OF A SPECIAL MEETING IN LIEU OF AN ANNUAL MEETING
OF SHAREHOLDERS
TO BE HELD ON JULY 29, 2011 AT 10:00 A.M.

IMPORTANT NOTICE:

THE COMPANY'S PROXY STATEMENT AND 2010 ANNUAL REPORT ARE AVAILABLE AND CAN BE ACCESSED DIRECTLY AT THE FOLLOWING INTERNET ADDRESS: www.blastgardintl.com.

To our Shareholders:

Notice is hereby given that a Special Meeting in Lieu of an Annual Meeting of Shareholders of BlastGard International, Inc. (“BlastGard”), a Colorado corporation, will be held at 2451 McMullen Booth Road, Suite 242, Clearwater, FL 33759 on July 29, 2011 at the hour of 10:00 A.M. local time for the following purposes:

(1)  To elect directors of BlastGard for the coming year;

(2)  To ratify, adopt and approve an amendment to BlastGard's Articles of Incorporation to increase the authorized number of shares of Common Stock to 500,000,000, $.001 par value; and

(3)  To transact such other business as may properly come before the Meeting.

Only BlastGard’s shareholders of record at the close of business on June 27, 2011 are entitled to notice of and to vote at the Special Meeting in Lieu of an Annual Meeting or any postponements or adjournments thereof.

Important notice regarding the availability of proxy materials for the Special Meeting to be held on July 29, 2011. The Proxy Statement and the accompanying proxy materials are also available at http://www.blastgardintl.com.

By Order of the Board of Directors

June 27, 2011	By:	/s/ Michael Gordon
Chief Executive Officer
and Chief Financial Officer

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. YOU ARE INVITED TO ATTEND THE MEETING IN PERSON, BUT WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. IF YOU DO ATTEND THE MEETING, YOU MAY, IF YOU PREFER, REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

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BlastGard International, Inc.
2451 McMullen Booth Road, Suite 242,
Clearwater, FL 33759
(727) 592-9400

PROXY STATEMENT

This Proxy Statement and the accompanying proxy are furnished by the Board of Directors of BlastGard International, Inc. (“BlastGard” or the “Company”) in connection with the solicitation of proxies for use at the Special Meeting in Lieu of an Annual Meeting of Shareholders referred to in the foregoing Notice.  It is contemplated that this Proxy Statement (which includes the Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2010, exclusive of exhibits as Appendix A), together with the accompanying form of proxy will first be mailed on or about June 28, 2011 to shareholders of record on the close of business on June 27, 2011 (the “Record Date”).  Stockholders may also view our Notice of Meeting, Proxy Statement, Annual Report and Proxy at www.blastgardintl.com.

This Proxy Statement contains information relating to a Special Meeting in Lieu of an Annual Meeting of Shareholders of BlastGard International, Inc. to be held on July 29, 2011, beginning at 10:00 a.m. local time, at 2451 McMullen Booth Road, Suite 242, Clearwater, FL 33759 and any postponements or adjournments thereof.

ABOUT THE MEETING

What is the purpose of the Special Meeting in Lieu of an Annual Meeting?

At the Special Meeting in Lieu of an Annual Meeting, shareholders will act upon the matters listed in the Notice of Meeting and any other matters that properly come before the meeting.

Who can vote at the Meeting?

All shareholders of record at the close of business on the Record Date of June 27, 2011 are entitled to vote at the Special Meeting in Lieu of an Annual Meeting and any postponements or adjournments of the meeting.

What are the voting rights of the holders of the common stock?

Holders of our Common Stock will vote on all matters to be acted upon at the Special Meeting in Lieu of an Annual Meeting.  Each outstanding share of Common Stock will be entitled to one vote on each matter to be voted upon at the Meeting.

 Who can attend the Meeting?

            All shareholders as of the Record Date, or their duly appointed proxies, may attend the Special Meeting in Lieu of an Annual Meeting.  Each shareholder may be asked to present valid picture identification, such as a driver’s license or passport.  If you hold your shares through a broker or other nominee, you must bring a copy of a brokerage statement reflecting your stock ownership as of the Record Date.  Everyone must check in at the registration desk at the meeting.

How do I vote?

You may attend the Special Meeting in Lieu of an Annual Meeting and vote in person.  Alternatively, you may vote your shares by proxy through the mail.  To vote by mail, simply mark, sign and date your proxy card and return it in the postage-paid envelope provided for receipt by us through our transfer agent, Corporate Stock Transfer, prior to July 29, 2011 (proxy cards received on or after July 29, 2011 will not be counted).

If you want to vote in person at the Special Meeting in Lieu of an Annual Meeting and you hold BlastGard Common Stock in street name, you must obtain a proxy card from your broker and bring that proxy card to the Meeting, together with a copy of a brokerage statement reflecting your stock ownership as of the Record Date.

Please also note that by casting your vote by proxy, you are authorizing the individuals listed on the proxy card to vote your shares in accordance with your instructions.

Is my vote confidential?

Yes.  Proxy cards, ballots and voting tabulations that identify shareholders are kept confidential except in certain circumstances where it is important to protect the interests of BlastGard and its shareholders.

What if I do not indicate my preference on the proxy card?

If you do not indicate how you would like your shares to be voted for a particular proposal, your shares will be voted FOR the election of the nominated slate of directors and in favor of Proposal No. 2.  As to other matters as may properly come before the meeting (or any adjournments or postponements thereof), the proxy holders will vote as recommended by the Board of Directors.  If no such recommendation is made, the proxy holders will be authorized to vote upon such matters in their own discretion.

Can I change my vote after I return my proxy card?

Yes.  Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with Corporate Stock Transfer, Attention: Proxy Department, 3200 Cherry Creek Drive South, Suite 430, Denver, CO 80209 either a notice of revocation or a duly executed proxy bearing a later date.  The powers of the proxy holders will be suspended if you attend the Special Meeting in Lieu of an Annual Meeting in person and request to recast your vote. Attendance at the Meeting will not, by itself, revoke a previously granted proxy.

What constitutes a quorum?

As of June 27, 2011, BlastGard had approximately _________  shares of its Common Stock outstanding.  In deciding all questions, a shareholder shall be entitled to one vote, in person or by proxy, for each share held in his name on the Record Date.  The presence at the Special Meeting in Lieu of an Annual Meeting, in person or by proxy, of the holders entitled to cast at least a majority of votes which all shareholders are entitled to cast as of the Record Date will constitute a quorum.  Broker non-votes, abstentions and votes withheld count as shares present at the Annual Meeting for purposes of a quorum.

 What vote is required to approve each proposal?

Proposal No. 1. Election of Directors.  Management's slate of directors and Proxy Card is for the election of four directors. At the election of directors, the number of candidates equaling the number of directors to be elected, having the four highest number of votes cast in favor of their election, shall be elected to the Board of Directors. While it is Management's intention to elect four directors, in the event any director nominee receives more votes against election than in favor of his election, then the number of nominees for re-election shall be reduced to the number of Board nominees that receive more votes in favor of his election than against his election. Each Proxy Card contains a space for the shareholder to check to elect all four nominees to the Board or to vote against or abstain from voting as to any specific nominees. All votes for, against and abstaining will be counted for purposes of determining whether there is a quorum.

Proposal No. 2.  Proposal No. 2 and any other proposals that come before our meeting will be decided by a majority of the votes cast at the meeting.  In this respect, Section 7-107-206 of the Colorado Revised Statutes provides that if a quorum exists, action on a matter (other than the election of directors) by our common stockholders as the sole voting group is approved if the votes cast at the meeting with the voting group favoring the action exceed the votes cast within the voting group approving the action.  As of the date of this Proxy Statement, the Board of Directors knows of no other matters that will be presented at the meeting.

Broker Non-Votes.  If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon.  Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters.  Routine matters include the election of directors (i.e. Proposal No. 1).  Non-routine matters include Proposal No. 2 and all other proposals that may come before the meeting.  Therefore, if you do not give your broker or nominee specific instructions, your shares may not be voted on non-routine matters and will not be counted in the voting results. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum. Accordingly, broker non-votes will not be counted toward a nominee’s total of affirmative votes in the election of directors or in connection with Proposal No. 2 and will have no effect on the approval of any other proposals that may come before the meeting.

The Proxy when properly executed will be voted as directed. If no direction is indicated, then the Proxy will count for quorum purposes and will otherwise result in a non-vote (i.e. equivalent to checking the Abstain box) for all proposals where no vote is specifically indicated.

Who conducts the proxy solicitation and how much will it cost?

BlastGard is soliciting the proxies and will bear the cost of the solicitation. BlastGard has not retained any outside firm to aid in the solicitation and it does not intend to use specially engaged employees or paid solicitors for such solicitation. BlastGard may ask its officers and other employees, without compensation other than their regular compensation, to solicit proxies by further mailing or personal conversations, or by telephone, facsimile, internet or other means of electronic transmission. Management intends to solicit proxies which are held of record by brokers, dealers, banks, or voting trustees, or their nominees, and may pay the reasonable expenses of such record holders for completing the mailing of solicitation materials to persons for whom they hold the shares.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Incorporated by reference is the contents of Item 10 of BlastGard’s Form 10-K for its fiscal year ended December 31, 2010, a copy of which is annexed to this Proxy Statement as Appendix A.

EXECUTIVE COMPENSATION

Incorporated by reference is the contents of Item 11 of BlastGard’s Form 10-K for its fiscal year ended December 31, 2010, a copy of which is annexed to this Proxy Statement as Appendix A.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Incorporated by reference is the contents of Item 12 of BlastGard’s Form 10-K for its fiscal year ended December 31, 2010, a copy of which is annexed to this Proxy Statement as Appendix A.

CERTAIN RELATIONSHIPS, RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

Incorporated by reference is the contents of Item 13 of BlastGard’s Form 10-K for its fiscal year ended December 31, 2010, a copy of which is annexed to this Proxy Statement as Appendix A.

FINANCIAL AND OTHER INFORMATION

Accompanying this Proxy Statement as Exhibit A is the Company's 2010 Annual Report on Form 10-K for its fiscal year ended December 31, 2010 (excluding exhibits).  The Company hereby incorporates by reference into this Proxy Statement the remaining financial and other information contained in the Company's 2010 Annual Report.

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

 At the election of directors, the number of candidates equaling the number of directors to be elected, having the four highest number of votes cast in favor of their election, shall be elected to the Board of Directors, except as otherwise provided herein.

Proposal and Required Vote

Management's proposed slate of directors and Proxy Card is for the election of four directors, namely, Andrew R. McKinnon, James F. Gordon, Michael J. Gordon and Paul W. Henry. At the election of directors, the number of candidates equaling the number of directors to be elected, having the four highest number of votes cast in favor of their election, shall be elected to the Board of Directors. While it is Management's intention to elect four directors, in the event any director nominee receives more votes against election than in favor of his election, then the number of nominees for re-election shall be reduced to the number of Board nominees that receive more votes in favor of his election than against his election. Each Proxy Card contains a space for the shareholder to check to elect all four nominees to the Board or to withhold authority and, in this regard, to vote against any such nominees whose names are identified in the space provided in the Proxy Card. The Proxy when properly executed will be voted as directed. If no direction is indicated, then the Proxy will count for quorum purposes and will otherwise result in a non-vote for all proposals where no vote is specifically indicated.

Information Concerning Director Nominees

Background information about the Board's nominees for election, as well as information regarding additional experience, qualifications, attributes or skills that led the Board to conclude that the nominee should serve on the Board is set forth below.

The following table sets forth information concerning each proposed nominee of the Company.

Name (1)	Age	First Became Director and/or Officer	Principal Occupation
Andrew R. McKinnon	63	2007	Phoenix Alliance Corp. - CEO
James F. Gordon (2)	67	2004	Director of Blast Mitigating Receptacles
Michael J. Gordon (2)	53	2004	Chief Executive Officer, Chief Financial Officer
Paul W. Henry	63	2010	Consultant
__________________

(1)	Directors are elected at the annual meeting of stockholders and hold office until the following annual meeting.

(2)	James F. Gordon and Michael J. Gordon are brothers.

Indemnification of Executive Officers

Michael J. Gordon is Chief Executive Officer and Chief Financial Officer of the Company. Michael L. Bundy is Chief Operating Officer of the Company. The biographies of our directors and executive officers are provided below.

Andrew R. McKinnon – Mr. McKinnon served as BlastGard’s Chief Executive Officer from April 2007 through June 30, 2009 and a Board member since October 2007. Mr. McKinnon has been CEO of Phoenix Alliance Corp. and PAC Business Group since 2004. Mr. McKinnon is an internationally known public speaker and has been a turn-a-round specialist for the past twenty years. Mr. McKinnon and his wife, own one of Canada’s Premier Thoroughbred Breeding operations. As a past member of The International Speakers Bureau, Mr. McKinnon has spoken on various topics in 14 countries and participated in the re-organization of companies varying in size from multi-national to small franchise operations. Mr. McKinnon founded Horsebrokers International in 1995 and was its Chief Executive Officer until 2000. In 1980 Mr. McKinnon founded what was to become one of Canada’s largest specialty furniture franchise companies and subsequently sold the company in 1986. In 1973 Mr. McKinnon co-founded a small Floor Coverings Company that by 1978 had become the largest volume retailer in Canada and subsequently sold the company in 1979. Mr. McKinnon has served as a sponsor and advisor to the fundraising committee of Olds College, Alberta Horse Industries Branch, the re-election campaign fund in Western Canada for the late Prime Minister Pierre Elliot Trudeau and as a Sponsor of The Calgary Stampede.  Mr. McKinnon's extensive business, financial, management and leadership experience in a variety of industries and development stage enterprises particularly qualifies him for service on the Company's Board.

James F. Gordon – Mr. Gordon served as BlastGard’s President from December 2008 through January 2011 and Board member since January 2004. As co-inventor of BlastWrap®, Mr. Gordon is Director of Blast Mitigation Receptacles and is responsible for the expansion and promotion of BlastGard’s mitigated receptacle product line. Mr. Gordon has 25 years of sales and marketing experience as a licensed real estate broker and appraiser. He co-founded and was Vice President of Sea Gull Ltd. Builders, a successful land development and construction company. For sixteen years, Mr. Gordon designed and constructed executive single-family homes. He later focused on the design, construction and sale of Medical Condo office buildings, and is considered by the New Jersey Courts as an expert in zoning and land development issues. From December 2000 to January 2004, Mr. Gordon was CEO of BlastGard, Inc. (an entity not related to our company, that had a license to a different blast mitigation technology that was different that the technology owned by our company). From 1995 to 2003, he was the President of Purple’s Inc. an award winning, 275 seat 1920’s Art Deco restaurant that he and his wife Bonnie, designed and built in 1995. Mr. Gordon received his Bachelor of Science Degree from Monmouth University, West Long Branch, New Jersey. Mr. Gordon is also a U.S. Army veteran. Mr. Gordon's extensive business, management and leadership experience in a variety of industries and development stage enterprises particularly qualifies him for service on the Company's Board.

Michael J. Gordon –Executive Officer and Board member since January 2004. From January 2003 to January 2004, Mr. Gordon devoted a majority of his time in the development and marketing of BlastGard, Inc. (an entity not related to our company, that had a license to a different blast mitigation technology that was different that the technology owned by our company). From April 1998 through December 2002, Mr. Gordon was Vice President and a Board member of BBJ Environmental Solutions, which conducts research on the causes of, and develops solutions to, biologically related indoor air quality problems, including research in bio-defense and emerging infectious diseases, such as Anthrax. From August 1987 through December 1997, Mr. Gordon was employed by Phoenix Information Systems Corp., where he was responsible for overseeing administrative operations, the filing of all SEC reports and documents, company news releases and public relations. Before joining Phoenix, Mr. Gordon served as Director of Legacies and Planned Giving for the American Cancer Society. Mr. Gordon received his Bachelor of Science degree from the State University of New York in 1980. Mr. Gordon's extensive business, financial, management and leadership experience in a variety of industries and development stage enterprises particularly qualifies him for service on the Company's Board.

 Paul W. Henry - In February 2010, Paul Henry was appointed to fill a vacancy on the board of directors. Mr. Henry served from 2008 to 2010 in new business development for Colchis Capital Management of San Francisco, an alternative investment management firm.  Since 1987, Mr. Henry has served as an investment banker, business advisor, and/or director of several start-up and emerging companies, including the following: Caithness Energy, an independent power producer based in New York City; Essex Investment Management Company, an investment advisory firm based in Boston, Massachusetts; Phoenix Information Systems, an information technology and services company based in St. Petersburg, Florida; DragonHorse International, a business development company based in Florida; and Prescott & Forbes, a start-up materials science company based in Indianapolis, Indiana. From 1983 to 1987, Mr. Henry was employed by Connecticut Financial Management Company in Boston as a personal financial advisor.  Mr. Henry has a BA in economics from Yale University and an MBA from Northeastern University Graduate School of Business. Mr. Henry's extensive business, financial, management and leadership experience in a variety of industries and development stage enterprises particularly qualifies him for service on the Company's Board.

Family Relationships

James F. Gordon and Michael J. Gordon are brothers.

Director and Committee Meetings

During fiscal 2010, BlastGard’s Board of Directors held five meetings of its Board of Directors and they took action by unanimous written consent on one occasion, each of which was attended by all Board members.  Each Board member is welcome to attend our Special Meeting in Lieu of an Annual Meeting.  However, BlastGard has no policy in place requiring Board members attendance at such meeting.

Corporate Governance

Our business, property and affairs are managed by, or under the direction of, our Board, in accordance with the General Corporation Law of the State of Colorado and our By-Laws. Members of the Board are kept informed of our business through discussions with the Chief Executive Officer and other key members of management, by reviewing materials provided to them by management.

We continue to review our corporate governance policies and practices by comparing our policies and practices with those suggested by various groups or authorities active in evaluating or setting best practices for corporate governance of public companies. Based on this review, we have adopted, and will continue to adopt, changes that the Board believes are the appropriate corporate governance policies and practices for our Company. We have adopted changes and will continue to adopt changes, as appropriate, to comply with the Sarbanes-Oxley Act of 2002 and subsequent rule changes made by the SEC and any applicable securities exchange.

Director Qualifications and Diversity

The board seeks independent directors who represent a diversity of backgrounds and experiences that will enhance the quality of the board’s deliberations and decisions. Candidates shall have substantial experience with one or more publicly traded companies or shall have achieved a high level of distinction in their chosen fields. The board is particularly interested in maintaining a mix that includes individuals who are active or retired executive officers and senior executives, particularly those with experience in the defense, sales and marketing and capital market industries.

In evaluating nominations to the Board of Directors, our Board also looks for certain personal attributes, such as integrity, ability and willingness to apply sound and independent business judgment, comprehensive understanding of a director’s role in corporate governance, availability for meetings and consultation on Company matters, and the willingness to assume and carry out fiduciary responsibilities. Qualified candidates for membership on the Board will be considered without regard to race, color, religion, sex, ancestry, national origin or disability.

Risk Oversight

Enterprise risks are identified and prioritized by management and each prioritized risk is assigned to a board committee or the full board for oversight as follows:

Full Board - Risks and exposures associated with corporate governance, and management and director succession planning, strategic, financial and execution risks and other current matters that may present material risk to our operations, plans, prospects or reputation.

Audit Committee - Risks and exposures associated with financial matters, particularly financial reporting, tax, accounting, disclosure, internal control over financial reporting, financial policies, investment guidelines and credit and liquidity matters.

Compensation Committee - Risks and exposures associated with leadership assessment, and compensation programs and arrangements, including incentive plans.

Board Leadership Structure

The Chairman of the Board presides at all meetings of the Board. The Chairman is appointed on an annual basis by at least a majority vote of the remaining directors. Currently, the office of Chairman of the Board is vacant. The Company has no fixed policy with respect to the separation of the offices of the Chairman of the Board and Chief Executive Officer. The Board believes that the separation of the offices of the Chairman of the Board and Chief Executive Officer is part of the succession planning process and that it is in the best interests of the company to make this determination from time to time.

Review of Risks Arising from Compensation Policies and Practices

We have reviewed our compensation policies and practices for all employees and concluded that any risks arising from our policies and practices are not reasonably likely to have a material adverse effect on the Company.

Code of Ethics

On August 4, 2004, the Board of Directors established a written code of ethics that applies to our senior executive and financial officers. A copy of the code of ethics is posted on our website at www.blastgardintl.com and or may be obtained by any person, without charge, who sends a written request to BlastGard® International. Inc., c/o Investor Relations, 2451 McMullen Booth Road, Suite 242, Clearwater, FL 33759.

COMMITTEES

We have no nominating committee of the Board of Directors or committees performing similar functions. In February 2006, we established a Compensation Committee and Audit Committee and in March 2007, we established a Management Committee.

Compensation Committee

In March 2007, our Board of Directors established a Compensation Committee and adopted a written charter. Our Compensation Committee consists of Andrew McKinnon and two vacancies. Our Compensation Committee has such powers and functions as may be assigned to it by the Board of Directors from time to time; however, such functions shall, at a minimum, include the following:

●
to review and approve corporate goals and objectives relevant to senior executive compensation, evaluate senior executive performance in light of those goals and objectives, and to set the senior executive compensation levels based on this evaluation;

●	to approve employment contracts of its officers and employees and consulting contracts of other persons;
●	to make recommendations to the Board with respect to incentive compensation plans and equity-based plans, including, without limitation, the Company’s stock options plans; and
●	to administer the Company’s stock option plans and grant stock options or other awards pursuant to such plans.

Management Committee

In March 2007, our Board of Directors established a Management Committee and adopted a written charter. The members of our Management Committee consist of Paul W. Henry, Michael J. Gordon and Andrew McKinnon. The charter includes, among other things, the following responsibilities of the Management Committee:

•	Administer the business of the Corporation and generally supervise its day-to-day activities.
•
Control and manage the funds and other property of the Corporation and have general oversight of business matters affecting the Corporation, consistent with the strategic directions established by the Board of Directors.

•	Designate banks to be used as depositories of Corporation funds, upon the recommendation of the auditors and approval by the Board.
•	Review the budget as submitted by the CFO and submit its recommendations to the Board for approval.
•	Make recommendations concerning the Corporation’s fiscal structure, resource allocations and other financial matters to the Board.
•	Make recommendations to the Board on the appointment of Corporate Executives.
•	Undertake any other duties as may be assigned from time to time by the Board.

Audit Committee

The sole member of the Company’s audit committee is Paul W. Henry.  Management believes that Mr. Henry is an independent director and he may be deemed to be a “Financial Expert” within the meaning of Sarbanes Oxley Act of 2002, as amended. Under the National Association of Securities Dealers Automated Quotations (“NASDAQ”) definition, an “independent director means a person other than an officer or employee of the Company or its subsidiaries or any other individuals having a relationship that, in the opinion of the Company’ board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of the director. The board’s discretion in determining director independence is not completely unfettered.” Further, under the NASDAQ definition, an independent director is a person who (1) is not currently (or whose immediate family members are not currently), and has not been over the past three years (or whose immediate family members have not been over the past three years), employed by the company; (2) has not (or whose immediate family members have not) been paid more than $60,000 during the current or past three fiscal years;  (3) has not (or whose immediately family has not) been a partner in or controlling shareholder or executive officer of an organization which the company made, or from which the company received, payments in excess of the greater of $200,000 or 5% of that organizations consolidated gross revenues, in any of the most recent three fiscal years; (4) has not (or whose immediate family members have not), over the past three years been employed as an executive officer of a company in which an executive officer of BlastGard has served on that company’s compensation committee; or (5) is not currently (or whose immediate family members are not currently), and has not been over the past three years (or whose immediate family members have not been over the past three years) a partner of BlastGard’s outside auditor. The term “Financial Expert” is defined as a person who has the following attributes: an understanding of generally accepted accounting principles and financial statements; has the ability to assess the general application of such principals in connection with the accounting for estimates, accruals and reserves; experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company’s financial statements, or experience actively supervising one or more persons engaged in such activities; an understanding of internal controls and procedures for financial reporting; and an understanding of audit committee functions.

We can provide no assurances that we will be able to in the future fill the Audit Committee vacancy with an "independent director" who may be deemed a "financial expert."

Effective February 16, 2006, the Board adopted a written charter for its Audit Committee.  The charter includes, among other things:

●	annually reviewing and reassessing the adequacy of the committee’s formal charter;

●	reviewing the annual audited financial statements with the Company's management and its independent auditors and the adequacy of its internal accounting controls;

●
reviewing analyses prepared by the Company's management and independent auditors concerning significant financial reporting issues and judgments made in connection with the preparation of its financial statements;

●
being directly responsible for the appointment, compensation and oversight of the independent auditor, which shall report directly to the Audit Committee, including resolution of disagreements between management and the auditors regarding financial reporting for the purpose of preparing or issuing an audit report or related work;

●	reviewing the independence of the independent auditors;

●
reviewing the Company's auditing and accounting principles and practices with the independent auditors and reviewing major changes to its auditing and accounting principles and practices as suggested by the independent auditor or its management;

●	reviewing all related party transactions on an ongoing basis for potential conflict of interest situations; and

●	all responsibilities given to the Audit Committee by virtue of the Sarbanes-Oxley Act of 2002 (which was signed into law by President George W. Bush on July 30, 2002) and all amendments thereto.

Report of Board of Directors

In March 2011, our Audit Committee discussed the 2010 audited financial statements of the Company with Management and Peter Messineo, CPA.  Management has the primary responsibility for the financial statements and the reporting process.  Our Audit Committee has discussed with Peter Messineo, CPA the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol 1. AU section 380), as adopted by the Public Company Oversight Board in Rule 3200T.  Our Audit Committee has received the written disclosures and the letter from Peter Messineo, CPA required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No, 1, Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and has discussed with Peter Messineo, CPA the independent accountant’s independence.  Our Board has determined that Peter Messineo, CPA is independent from BlastGard and its management.

During the past fiscal year and through the mailing date of this Proxy Statement, Paul Messineo CPA has not provided any financial information systems design and implementation services or any other non-audit services to the Company except for the review of the Company’s quarterly reports, preparation of corporate tax returns, tax research and other related professional consulting services.  The Company does not anticipate Paul Messineo CPA providing any financial information systems design and implementation services and any other non-audit services to the Company which would be incompatible with maintaining the independence of Paul Messineo CPA.  The fees paid by the Company to Paul Messineo CPA for the fiscal year ended December 31, 2010 are described in Item 14 of the Company’s Form 10-K for its fiscal year ended December 31, 2010, which is annexed to this Proxy Statement as Exhibit A and is incorporated herein by reference.

In April 2011, the Board reviewed the audited consolidated financial statements of the Company which were to be included in the 2010 Form 10-K for filing with the Securities and Exchange Commission and considered the aforementioned matters and it then recommended the approval of said financial statements and their inclusion in the Form 10-K filing.

BOARD OF DIRECTORS Paul W. Henry, Director Michael J. Gordon, Director Andrew R. McKinnon, Director James F. Gordon, Director

Nominating Committee

The Board does not currently have a nominating committee.

Stockholder Nominations

The policy of the Board is to consider properly submitted stockholder nominations for candidates for membership on the Board as described below in the section entitled “Identifying and Evaluating Nominees for Directors” and in our Bylaws. In evaluating such nominations, the Board will address the membership criteria set forth below in the section entitled “Director Qualifications”. Any stockholder nominations proposed for consideration by the Board should include the nominee’s name and qualifications for membership on the Board and other information in accordance with the Company’s Bylaws and should be addressed to:

BlastGard International, Inc.
2451 McMullen Booth Road, Suite 242,
Clearwater, FL 33759
Attn: Michael J. Gordon, Chief Executive Officer

Director Qualifications

New members of the Board should possess certain core competencies, some of which may include broad experience in business, finance or administration, familiarity with national and international business matters, and familiarity with the defense and law enforcement industries. In addition to having one or more of these core competencies, members of the Board are identified and considered on the basis of knowledge, experience, integrity, diversity, leadership, reputation, and ability to understand our business.

Identifying and Evaluating Nominees for the Board

The Board utilizes a variety of methods for identifying and evaluating nominees for the Board. However, there are no specific minimum qualifications that the Board requires to be met by a director nominee recommended for a position on the Board, nor are there any specific qualities or skills that are necessary for one or more of our Board to possess, other than as are necessary to meet any requirements under rules and regulations applicable to us. Although the Board does not have a specific policy with respect to the diversity, the Board considers the extent to which potential candidates possess sufficiently diverse skill sets and diversity characteristics that would contribute to the Board's overall effectiveness. The Board has the duty of regularly assessing the composition of the Board, including the size of the Board, diversity, age, skills and experience in the context of the needs of the Board. In addition, the Board also has the duty of identifying individuals qualified to become members of the Board. Candidates may come to the attention of the Board through current members of the Board, professional search firms, stockholders or other persons. These candidates will be evaluated by the Board and may be considered at any point during the year. As described above, the Board will consider properly submitted stockholder nominations for candidates for the Board. Following verification of the stockholder status of persons proposing candidates, recommendations will be aggregated and considered by the Board. If any materials are provided by a stockholder in connection with the nomination of a director candidate, such materials will be forwarded to the Board. We have previously, and we may in the future, review materials provided by professional search firms or other parties to identify, evaluate and recruit potential director nominees who are not proposed by a stockholder.  In addition, a professional search firm may be used to make initial contact with potential candidates to assess, among other things, their availability, fit and major strengths.

Communications with the Board

Stockholders may communicate with the Company by writing to: BlastGard International, Inc., Attention:  Michael J. Gordon, , 2451 McMullen Booth Road, Suite 242,  Clearwater, FL 33759.  Communications received from stockholders are forwarded directly to the Board, or to any individual member or members, as appropriate, depending on the facts and circumstances outlined in the communication. The Board has authorized the Chief Executive Officer of the Company to exclude communications that are patently unrelated to the duties and responsibilities of the Board, such as spam, junk mail and mass mailings. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provision that any communication that is filtered out by the Secretary pursuant to the policy will be made available to any non-management director upon request.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “Commission”).  Officers, directors and greater than ten percent stockholders are required by the Commission's regulations to furnish us with copies of all Section 16(a) forms they file. During fiscal 2010, none of our officers, directors or 10% or greater stockholders filed any forms late to the best of our knowledge, except for Andrew McKinnon who filed a Form 4 late in December 2010.

PROPOSAL NO. 2
PROPOSAL TO RATIFY AN
INCREASE THE NUMBER OF AUTHORIZED SHARES
 OF OUTSTANDING COMMON STOCK FROM 100,000,000 COMMON SHARES, $.001 PAR VALUE, TO 500,000,000 COMMON SHARES, $.001 PAR VALUE, BY WAY OF AN AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION

This Proposition will be decided by a majority of the votes cast at the Meeting of Stockholders by the holders of shares entitled to vote thereon.

Introduction

Our Articles of Incorporation currently authorizes the issuance of 100,000,000 shares of common stock, par value $0.001 per share and 1,000 shares of preferred stock, par value $.001 per share. As of the record date for the Special Meeting __________ shares of common stock were outstanding and no shares of preferred stock were outstanding.

Description of the Amendment

Recently, our Board of Directors unanimously approved an amendment to Article Fourth of the Articles of Incorporation, subject to stockholder approval, to increase the number of shares of common stock authorized for issuance under the Articles of Incorporation from 100,000,000 to a total of 500,000,000 shares. The number of shares of preferred stock authorized for issuance under the Articles of Incorporation shall remain the same. A copy of the amendment increasing authorized common stock is included in the Proxy Statement as Appendix B. The Company shall have the right to make any additional changes to the form of amendment included in Appendix B as required by the Colorado Secretary of State to complete such filing. The information in this Proxy Statement is qualified in its entirety by the complete text of such Amendment.

If the Amendment to the Articles of Incorporation is approved by a majority of the voting capital stock, it will become effective upon its filing with the Secretary of State of the State of Colorado. The Company expects to file the Amendment to the Articles of Incorporation with the Secretary of State of the State of Colorado very shortly after its approval by stockholders.

The authorized but unissued shares of common stock would be available for issuance from time to time for such purposes and for such consideration as the Board of Directors may determine to be appropriate without further action by the stockholders, except for those instances in which applicable law or stock exchange rules require stockholder approval. The stockholders of common stock are entitled to one vote for each share held of record on all matters to be voted on by the stockholders. All voting is on a non-cumulative basis. The stockholders of common stock do not have any preemptive rights, conversion rights, or applicable redemption or sinking fund provisions. The amendment will not authorize additional shares of preferred stock and will not have any effect on the par value of our common stock or preferred stock. Nevertheless, the issuance of authorized shares of common stock would affect the voting rights of our current stockholders because there would be an increase in the number of outstanding shares entitled to vote on corporate matters, including the election of directors, if and when any such shares of common stock are issued in the future.

The presently authorized but unissued shares of preferred stock would be available for issuance from time to time for such purposes and for such consideration as the Board of Directors may determine to be appropriate without further action by the stockholders, except for those instances in which applicable law or stock exchange rules require stockholder approval. Our authorized preferred stock, when issued, would have the rights and privileges as may be determined by the Board of Directors from time to time as set forth in one or more certificates of designation for each series of preferred stock. Such rights and privileges may include voting and conversion rights, liquidation or dividend preferences or other rights. The amendment will not authorize additional shares of preferred stock and will not have any effect on the par value of our preferred stock. Nevertheless, the issuance of authorized shares of preferred stock, if convertible into shares of our common stock, would affect the voting rights of our current stockholders because there would be an increase in the number of outstanding shares entitled to vote on corporate matters, including the election of directors, if and when any such shares of common stock are issued in the future.

Capitalization

As of the Record Date, the Company had outstanding _______ common shares and had outstanding options to purchase __________ shares and warrants exercisable into _________ shares of Common Stock. As of the Record Date, the Company has outstanding principal and accrued interest thereon of $______ convertible into an aggregate of _________ common shares. As described herein under "Background," the Company entered into an agreement to acquire HighCom Security, Inc. pursuant to which an Earn-out of Preferred Stock convertible into up to 35,000,000 common shares may be delivered (the "Earn-out"). The shares of common stock issuable upon exercise of outstanding options and warrants, conversion of outstanding notes, as well as the potential issuance of Preferred Stock convertible into common shares pursuant to the Earn-out are collectively referred to as the "BlastGard Stock Commitments."  The conversion ratio of the Notes and exercise price of certain outstanding warrants are subject to adjustment in the event of stock splits, stock dividends, combinations, reclassifications and the like and for sales of Common Stock at a purchase price below certain specified prices which could affect the number of shares issuable upon exercise or conversion of such securities. The proposal to have an additional 400,000,000 common shares authorized may be utilized for issuance of Common Stock pursuant to our BlastGard Stock Commitments and for public and private issuances of Common Stock or other securities convertible into Common Stock in connection with financing transactions, acquisitions or other corporate transactions, as well as stock dividends, warrants, stock option plans and other stock-based incentive or compensation programs. Further, in the event additional financing is raised and the anti-dilution provisions of our outstanding notes or warrants are triggered, the availability of additional shares will be utilized for these financing purposes and to meet any ratcheting down of the exercise or conversion price in currently outstanding securities. The availability of additional shares of Common Stock for issuance, without delay and expense of obtaining additional stockholder approval, will afford the Company greater flexibility in acting upon opportunities and transactions which may arise in the future. The Company presently has no other specific plans to use any portion of its shares in connection with any acquisitions, corporate transactions or business combinations, although it is likely it will attempt to use such increase in authorized common shares to seek to raise additional financing necessary to survive as a going concern, the success of which cannot be assured.

The proposed increase in the authorized number of shares of Common Stock could have a number of effects on the Company's stockholders depending on the exact nature and circumstances of any actual issuances of authorized but unissued and unreserved shares. The increase could deter takeovers, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company. Similarly, the issuance of additional shares to certain persons allied with the Company's management could have the effect of making it more difficult to remove the Company's current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The Company is not aware of any efforts to accumulate the Company’s securities and to obtain control of the Company and has no present intention or agreement requiring the issuance of any additional shares of Common Stock other than as described herein. The Company has no present intention of soliciting a stockholder vote on any proposal, or series of proposals, to deter takeovers. In addition, an issuance of additional shares by the Company could have an effect on the potential realizable value of a stockholder's investment. In the absence of a proportionate increase in the Company's earnings and book value, a future increase in the aggregate number of outstanding shares of the Company caused by the issuance of the additional shares would dilute the earnings per share and book value per share of all outstanding shares of the Company's Common Stock. If such factors were reflected in the price per share of Common Stock, the potential realizable value of a stockholder's investment could be adversely affected. The Common Stock has no preemptive rights to purchase additional shares, except for any rights of debt holders to participate in the private placement offering. The Board, within the limitations and restrictions contained in the Articles of Incorporation and without further action by the Company's holders of Common Stock, has the authority to issue Common Stock from time to time up to the maximum number of authorized common shares. This proposal does not affect any rights, privileges, powers or preferences of any of the Company’s common stockholders.

RECENT SHARE EXCHANGE TRANSACTION

Background of Share Exchange Transaction to Acquire HighCom Security, Inc.

On January 25, 2011, BlastGard entered into a binding Letter of Intent (“LOI”) with HighCom Security, Inc. (“HighCom”) under which BlastGard agreed to acquire 100% of the common stock of HighCom from the stockholders of HighCom, none of whom are affiliates of BlastGard. HighCom is a worldwide security equipment provider based in San Francisco, California. HighCom designs, manufactures and distributes a unique range of security products and personal protective gear. BlastGard and HighCom had agreed to consummate a Stock Purchase Agreement, subject to the approval of all necessary parties, agencies or regulatory organizations. As of the signing of the LOI, BlastGard immediately assumed the operations of HighCom and started to provide financing for the operations while a definitive agreement for closing was agreed upon.

The LOI contemplated several closing conditions and the closing in escrow with a possibility of rescission if the State Department did not reinstate HighCom’s export license. On March 4, 2011, the Share Exchange Transaction closed with BlastGard acquiring 98.2% of the outstanding capital stock of HighCom in exchange for 9,820,666 shares of its presently issued but unauthorized shares of its common stock, promissory notes totaling $196,400 and a stock earn-out of preferred stock convertible into up to 35,000,000 shares of Common Stock and a cash earn-out of up to $100,000.

Purposes of the Amendment

A primary purpose of the amendment is to provide enough additional authorized shares of common stock to be issued to the former principal stockholder of HighCom upon satisfaction of certain earn-out provisions described above and pursuant to the BGI Stock Commitments identified herein. Other purposes for which additional shares of common stock which may be used by us include: (i) to increase the number of shares available to be issued for issuance to holders of convertible debt, options and warrants granted prior to or after the date hereof, (ii) cover the issuance of up to 11,250,000 shares of common stock issuable under our Employees Compensation Plan, which includes a recent increase to the Plan of 6,250,000 shares, (iii) for issuance in connection with future financing activities of the Company, including public and private offerings of the common stock or upon conversion of other equity or debt securities, (iv) for issuance in connection with future corporate acquisitions, or (v) other corporate purposes.

Upon the effective date of the Amendment to our Articles of Incorporation, we will have approximately 500,000,000 shares of common stock authorized of which at least _________ shares are outstanding and ________ shares reserved for future issuance pursuant to our existing BlastGard Stock Commitments.

The Board of Directors believes that the increase in the number of authorized shares of common stock will make a sufficient number of shares available, should we decide to use our shares for one or more of such previously mentioned purposes or otherwise. We reserve the right to seek a further increase in authorized shares from time to time in the future as considered appropriate by the Board of Directors.

Other Potential Effects of the Amendment

Upon filing the Amendment to our Articles of Incorporation, the Board of Directors may cause the issuance of additional shares of common stock without further vote of our stockholders, except as provided under applicable Colorado law or any national securities exchange on which shares of our common stock are then listed or traded. Under our Articles of Incorporation, holders of our common stock do not have preemptive rights to subscribe to additional securities which may be issued by the Company, which means that current stockholders do not have a prior right to purchase any new issue of our capital stock in order to maintain their proportionate ownership of common stock. However, our debt holders have certain rights of first refusal to participate in the private placement offering. In addition, if the Board of Directors elects to issue additional shares of common stock or preferred stock, such issuance could have a dilutive effect on the earnings per share, voting power and holdings of current stockholders.

In addition to the corporate purposes discussed above, the Amendment to our Articles of Incorporation could, under certain circumstances, have an anti-takeover effect, although this is not the intent of the Board of Directors. Subject to applicable law and stock exchange requirements, we could issue shares of authorized and unissued common stock or preferred stock in one or more transactions that would make a change of control of the Company more difficult and therefore less likely. For example, the increase in the number of authorized shares of common stock and the subsequent issuance of all or a portion of those shares as well as existing preferred stock could have the effect of discouraging, delaying, deferring or preventing a tender offer or takeover attempt, including attempts that might result in a substantial premium being paid over the market price for the shares of common stock held by our stockholders. As a result, stockholders who might desire to participate in such a transaction may not have any opportunity to do so. The issuance of additional shares of common stock or preferred stock may also render the removal of the Company’s Board of Directors and management more difficult and may tend to stabilize the Company’s stock price, thus limiting gains which might otherwise be reflected in price increases due to a potential merger or acquisition. The Board of Directors, however, has concluded that the potential benefits of the Amendment to our Articles of Incorporation outweigh the possible disadvantages.

SHARE EXCHANGE

Introduction

On March 4, 2011, we acquired HighCom for 9,820,666 shares of Common Stock, promissory notes totaling $196,400 and a stock and cash earn-out as described herein. At the time of transaction, the Company did not have sufficient authorized common stock to complete the terms of the 35,000,000 share earn-out underlying Preferred Stock that would be issued at the appropriate time. At the time of the Share Exchange, BlastGard's business centered on its proprietary product Blastwrap®. With the acquisition of HighCom, the Company believes that the two companies have a certain synergy and that the Company is poised to be a full service provider for defense and productive product needs.

Material Terms of the Share Exchange Transaction

On January 25, 2011, BlastGard entered into a binding Letter of Intent (“LOI”) with HighCom under which BlastGard will acquire 100% of the common stock of HighCom from the stockholders of HighCom, none of whom are affiliates of BlastGard. HighCom is a worldwide security equipment provider based in San Francisco, California. HighCom designs, manufactures and distributes a unique range of security products and personal protective gear. BlastGard and HighCom had agreed to consummate a Stock Purchase Agreement, subject to the approval of all necessary parties, agencies or regulatory organizations. As of the signing of the LOI, BlastGard immediately assumed the operations of HighCom and started to provide financing for the operations while a definitive agreement for closing was agreed upon. In connection with the execution of the LOI, all the officers and directors of HighCom resigned. The officers were replaced by Michael Gordon and Michael J. Bundy. The directors were replaced by Michael Gordon, Andrew McKinnon and Paul Henry, each a director of the Company.

The LOI contemplated several closing conditions and the closing in escrow with a possibility of rescission if the State Department did not reinstate HighCom’s export license. On March 4, 2011, among other changes the LOI was amended as follows: 1) the LOI constitutes the definitive stock purchase agreement; 2) BlastGard issued 9,820,666 shares of its Common Stock and promissory notes totaling $196,400 to Robert Rimberg as trustee for an Irrevocable Trust FBO and Yochi Cohen and his wife, Yocheved Cohen–Charash (the "Trust") in exchange for 1,150 shares of the outstanding 1,171 shares of HighCom Common Stock, equivalent to 98.2% of the outstanding shares; 3) the parties agreed to waive all closing conditions, escrow provisions and right of rescission; and 4) BlastGard agreed for a period of 30 days to offer to purchase Ron Peled 21 shares of HighCom from him or his transferee at a cost of 179,334 shares of BlastGard Common Stock and in exchange for promissory notes totalling $3,600, with terms identical to those received by the Trust plus 1.8% of the Earn-out provisions contained in the LOI. On May 3, 2011, this offer was sent to Peled and to date, Mr. Peled has not accepted BlastGard's offer of exchange.

Blastgard also agreed to an earn-out consisting of preferred stock convertible into up to 35,000,000 shares of common stock if HighCom revenue reaches certain goals. These goals are as follows: Preferred Stock convertible into 10,000,000 shares of common stock at such time as the company achieves a gross revenue of $5 million dollars within 18 months of closing; Preferred Stock convertible into an additional 10,000,000 shares of common stock at such time as the company achieves a gross revenue of $10 million within 24 months of closing; and lastly, Preferred Stock convertible into an additional 15,000,000 shares of common stock at such time as the company achieves a gross revenue of $15 million within 30 months of closing. It was also agreed that HighCom's shareholders shall be entitled to a pro rata delivery of earn-out shares in the event a milestone is not 100% achieved or in the event BlastGard does not raise the amount of $2,500,000 in additional financing, the HighCom shareholders shall be entitled to the same pro rata delivery of shares. An additional cash payment earn-out of $100,000 will be released upon revenues of $2 million being achieved by HighCom which shall be paid pro rata and shall be calculated based on revenue achieved at the end of eight months post closing. For further information regarding the consummation of the Share Exchange Transaction, see our current reports on Form 8-K filed with the SEC on February 2, 2011, on March 11, 2011 and May 20, 2011.

Underlying Reasons for Issuing Preferred Stock Convertible into Common Stock

In our negotiations with representatives of HighCom, we agreed that upon the consummation of the Share Exchange Transaction, BlastGard would issue 10,000,000 shares of Common Stock to the former stockholders of HighCom and up to 35,000,000 shares of Common Stock pursuant to an earn-out. However, while we had sufficient shares of Common Stock to deliver the initial 10,000,000 common shares, we did not have sufficient number of shares of Common Stock to issue the earn-out shares in the event the earn-out became due and payable to the then stockholders of HighCom. As currently in effect, our Articles of Incorporation only authorizes the issuance of 100,000,000 shares of Common Stock. At present, we have __________ shares of Common Stock outstanding with _______ shares of Common Stock issuable upon exercise of our BlastGard Stock Commitments. In the event we were to issue all the shares under the BlastGard Stock Commitments, we do not have sufficient shares of Common Stock (underlying Preferred Stock) authorized to meet the earn-out provisions of the Share Exchange Transaction. Rather than the delay the initial closing of the Share Exchange Transaction, we originally opted to create a class of convertible preferred stock from our authorized but undesignated preferred stock that would, in effect, give the former stockholders of HighCom upon earning the entire earn-out provisions, the securities it desired in preferred stock convertible into common stock upon increase in the authorized number of shares of Common Stock upon stockholder approval of said increase pursuant to this Proxy Statement.

Background to Share Exchange Transaction

Alpha Capital Aktiengesellschaft loaned BlastGard $1,000,000 in December 2004 pursuant to Transaction Documents which included among other things, convertible notes and other secured lenders totaling an additional $______. Over the years, these loans were reduced so that as of January 2011, BlastGard was indebted to Alpha Capital in the principal amount of $_________ plus accrued interest thereon.

On November 10, 2010, representatives of Alpha Capital introduced HighCom's founder, namely Yochanan Cohen ("YC") to BlastGard as Alpha Capital believed that HighCom and BlastGard each had certain defense oriented products and they believed that HighCom would be a good acquisition candidate for BlastGard. Between November 10, 2010 and January 25, 2011, one of BlastGard's directors, Andrew McKinnon, negotiated the acquisition of HighCom with YC on terms acceptable to the board. The focus of these negotiations was not just the terms of acquisition, but for Mr. McKinnon to get a better understanding of HighCom's business strategy, to conduct due diligence and to determine the potential of HighCom to help grow BlastGard's defense oriented business and the potential synergies between the respective companies. Mr. McKinnon also had to convince YC of the advantages of BlastGard as a suitable acquisition candidate. Once the parties were satisfied that HighCom would be a suitable acquisition candidate for BlastGard, we started to discuss the terms of the transaction. The parties agreed on a value for the transaction that would give the former HighCom shareholders a substantial position in BlastGard after the transaction. BlastGard found it advantageous that HighCom agreed to a performance based earn-out in order to receive a substantial portion of their stock position. These discussions resulted in the execution of a binding letter of intent on January 25, 2011. Shortly after the letter of intent was signed, the parties engaged their respective attorneys to draft the initial Share Exchange Agreement reflecting the terms of the transaction as agreed to. On March 4, 2011, BlastGard convinced the former principal of HighCom that it can no longer wait for a definitive Share Exchange Agreement and that it must close immediately on the basis of the LOI. On that date, the parties agreed to give up certain rescission and other rights to immediately close the transaction. The primary reason that BlastGard insisted on immediate closing was that all officers and directors of HighCom had resigned and that it was no longer comfortable assuming 100% operational control of HighCom unless it closed on the contemplated transaction.

Legal and Regulatory Requirements

In connection with the Share Exchange Transaction, except as described below, no federal or state regulatory requirements or approvals were required to be complied with or obtained. As a Colorado corporation, Colorado law governs the steps that we are required and/or permitted to take in issuing stock. Under Colorado law, stockholder approval was not required to approve the Share Exchange Transaction. In addition, advance stockholder approval was not required to create or issue shares of the Preferred Stock to be originally issued under the earn-out provisions of the LOI. Our Articles of Incorporation authorizes us to issue up to 1,000 shares of preferred stock and gives the Board the authority to create one or more classes of preferred stock and to designate the rights, privileges and preferences of each such class. However, the up to 35,000,000 shares of Common Stock issuable upon conversion of the Preferred Stock that would be issued under the earn-out does require stockholder approval to increase the authorized number of common shares as the Company does not have sufficient authorized common shares available to issue upon conversion of the Preferred Stock.

The Share Exchange Transaction was not conditioned on the approval of any of the proposals set forth in this Proxy Statement. If, for any reason, the stockholders do not approve Proposal No. 2 at the special meeting as set forth in this Proxy Statement, it would have no impact on the effectiveness of the Share Exchange Transaction. However, the former principal HighCom shareholder would have a potential right of action for damages in the event that the earn-out becomes realized and BlastGard is unable to perform its obligations in accordance with the agreed upon Share Exchange Transaction. None of our stockholders have any obligation to vote in favor of or against any proposal set forth in this Proxy Statement.

All securities issued or issuable in connection with the Share Exchange Transaction were (or will be) issued in a private placement of securities exempt from registration under Section 4(2) of the Securities Act. Our reliance on the exemption from the registration requirement afforded by Section 4(2) of the Act is based on the following:

•
HighCom was advised prior to the Share Exchange Transaction that, among other things, none of the shares of the Common Stock that would be issued in the Share Exchange Transaction nor any of the shares of our common stock issuable upon conversion under the earn-out provisions would be registered under the Securities Act and therefore would not be transferable.

•	HighCom was given copies of our recent filings with the Securities and Exchange Commission.

•	All communications with HighCom were effected without any general solicitation or public advertising.

In connection with the Share Exchange Transaction, we filed the following documents with the Commission:

•	Current Report on Form 8-K, filed on February 2, 2011, announcing that we had executed the LOI.

•	Current Report on Form 8-K, filed on March 11, 2011, announcing that we had closed on the LOI.

•
Current Report of Form 8-K/A, filed May 20, 2011, amending the Current Report on Form 8-K filed on March 11, 2011 to include audited historical information of HighCom for the years ended December 31, 2010 and 2009 and unaudited pro forma condensed financial statements of HighCom and BlastGard giving effect to the Share Exchange Transaction.  See "Appendix C."

Federal Income Tax Consequences of the Share Exchange Transaction

The following disclosure is based on the Internal Revenue Code of 1986, as amended (the “Code”), laws, regulations, rulings and decisions in effect as of the date of the Share Exchange Transaction, all of which are subject to change, possibly with retroactive effect, and to differing interpretations. We did not request or receive a tax opinion from legal counsel with respect to the consequences of the Share Exchange Transaction. Similarly, no rulings were requested from the Internal Revenue Service with regard to the consequences of the Share Exchange Transaction. There can be no assurance that future legislation, regulations, administrative rulings or court decisions would not alter the consequences set forth below.

The Share Exchange Transaction was not structured as a tax-free reorganization under the Code.

Financial Information

Certain audited and pro forma financial information regarding HighCom and BlastGard is attached to this Proxy Statement as Appendix C as part of our May 20, 2011 Form 8-K/A filed with the SEC.

Information About the Parties to the Share Exchange Agreement

For information pertaining to the parties to the Share Exchange Transaction, reference is made to our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, which Annual Report is included in this Proxy Statement as Appendix A.

No Dissenters’ Rights of Appraisal

Under Colorado law, the amendment to increase the amount of shares of common stock and preferred stock authorized for issuance, as described in this Proxy Statement, does not entitle the Company’s stockholders with the opportunity to dissent from the actions described herein and to receive an agreed or judicially appraised value for their shares.

It is expected that in the event Proposal No. 2 is approved by stockholders, then an amendment to the Company’s Articles of Incorporation will be filed with the Secretary of State of the State of Colorado to increase the authorized number of shares of Common Stock, $.001 par value, from 100,000,000 shares to 500,000,000 shares. See “Appendix B.”
OTHER BUSINESS

As of the date of this Proxy Statement, the Board of Directors of the Company knows of no other business which will be presented for consideration at the Special Meeting in Lieu of an Annual Meeting.

AVAILABILITY OF SECURITIES AND EXCHANGE
COMMISSION’S FORM 10-K

THE COMPANY’S ANNUAL REPORT FOR ITS FISCAL YEAR ENDED DECEMBER 31, 2010 ON FORM 10-K INCLUDES THE FINANCIAL STATEMENTS, SCHEDULES AND EXHIBITS THERETO, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION; SUCH REPORT IS ATTACHED TO THIS PROXY STATEMENT AS EXHIBIT A (EXCLUSIVE OF EXHIBITS AND SCHEDULES).  ADDITIONAL COPIES OF SUCH REPORT ARE AVAILABLE WITHOUT CHARGE TO THE SHAREHOLDERS UPON WRITTEN REQUEST. SUCH MATERIAL CAN BE OBTAINED BY WRITING BlastGard, ATTENTION: MICHAEL J. GORDON, CHIEF EXECUTIVE OFFICER, 2451 MCMULLEN BOOTH ROAD, SUITE 242, CLEARWATER, FL 33759.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

Any shareholder who intends to present a proposal at the next annual meeting of shareholders must deliver the proposal to Michael J. Gordon, Chief Executive Officer of BlastGard International, Inc. at 2451 McMullen Booth Road, Suite 242, Clearwater, FL 33759:

●	Not later than February 28, 2012, if the proposal is submitted for inclusion in our proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934; and

●
Not later than February 28, 2012, if the proposal is submitted outside the processes of Rule 14a-8 under the Securities and Exchange Act of 1934, in which case we are not required to include the proposal in our proxy materials. Such nominations and proposals for the next annual meeting of shareholders, other than those made by or on behalf of the Board of Directors, shall be made by notice in writing delivered or mailed by first class United States mail, postage prepaid, to the Chairman.

BlastGard INTERNATIONAL, INC.

/s/ Michael J. Gordon, Chief Executive Officer

Appendix A

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10-K

☑  ANNUAL REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended December 31, 2010

☐  TRANSITION REPORT UNDER SECTION 13 OR 15(d) OF THE EXCHANGE ACT

For the transition period from:  ___ to ___

Commission file number: 000-53756

BLASTGARD® INTERNATIONAL, INC.
(Name of small business issuer as specified in its charter)

Colorado	84-1506325
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

2451 McMullen Booth Road, Suite 242, Clearwater, FL	33759
(Address of principal executive offices)	(Zip Code)

Issuer’s telephone number: (727) 592-9400

Securities registered under Section 12(b) of the Exchange Act: None
Securities registered under Section 12(g) of the Exchange Act: Common Stock, $.001 par value

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act.  Yes ☐   No ☑

Check whether the Registrant is not required to file reports pursuant to Section 13 or 15(d) of the Exchange Act. ☐

Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports) and (2) has been subject to such filing requirements for the past 90 days. Yes ☑  No ☐

Indicate by check mark whether the Registrant has submitted electronically and posted on it corporate Web site, if any, every Interactive data file required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files). Yes ☐   No ☐

Indicate by check mark if disclosure of delinquent filers in response to Item 405 of Regulation S-K is not contained in this form, and no disclosure will be contained, to the best of Registrant's knowledge, in definitive proxy or information statements incorporated by reference in part III of this Form 10-K or any amendment to this Form 10-K. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company as defined by Rule 12b-2 of the Exchange Act: smaller reporting company. ☑

Indicate by check mark whether the Registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).Yes ☐ No ☑

The aggregate market value of the Common Stock held by non-affiliates of approximately 29,750,000 shares of Common Stock as of June 30, 2010 was approximately $625,000 based on a closing sales price of $0.021 per share of Common Stock on June 30, 2010, the last business day of the Registrant’s most recently completed second quarter.

The number of shares outstanding of the issuer’s Common Stock, $.001 par value, as of March 31, 2011 was 70,940,142 shares.

PART I

CAUTIONARY STATEMENT IDENTIFYING IMPORTANT FACTORS
THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO
DIFFER FROM THOSE PROJECTED IN FORWARD LOOKING STATEMENTS

Readers of this document and any document incorporated by reference herein are advised that this document and documents incorporated by reference into this document contain both statements of historical facts and forward looking statements.  Forward looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially for those indicated by the forward looking statements.  Examples of forward looking statements include, but are not limited to (i) projections of revenues, income or loss, earning or loss per share, capital expenditures, dividends, capital structure and other financial items, (ii) statements of the plans and objectives of the Company or its management or Board of Directors, including the introduction of new products, or estimates or predictions of actions by customers, suppliers, competitors or regulatory authorities, (iii) statements of future economic performance, and (iv) statements of assumptions underlying other statements and statements about the Company or its business.

This document and any documents incorporated by reference herein also identify important factors which could cause actual results to differ materially from those indicated by forward looking statements.  These risks and uncertainties include price competition, the decisions of customers, the actions of competitors, the effects of government regulation, possible delays in the introduction of new products and services, customer acceptance of products and services, the Company’s ability to secure debt and/or equity financing on reasonable terms, and other factors which are described herein and/or in documents incorporated by reference herein.

The cautionary statements made above and elsewhere by the Company should not be construed as exhaustive or as any admission regarding the adequacy of disclosures made by the Company.  Forward looking statements are beyond the ability of the Company to control and in many cases the Company cannot predict what factors would cause results to differ materially from those indicated by the forward looking statements.

ITEM 1.BUSINESS

BlastGard International, Inc. is in the business of providing protection for individuals and property.  We have developed and have been marketing BlastWrap products to protect people and property against explosive forces.  We have recently acquired a 98.2% new subsidiary (HighCom Security, Inc.) that provides a wide range of security and personal protective gear.  A description of each company can be found below and a description of our acquisition can be located under "Item 13." We believe that the products of the two companies have a certain synergy and that BlastGard International is poised to be a full service provider for defensive and protective product needs. The term "the Company" shall include BlastGard and HighCom unless the context indicates otherwise.

HighCom Security, Inc.

HighCom Overview

Founded in 1997 and originally based in San Francisco, HighCom Security, Inc.. ("HighCom), a California corporation, is a global provider of security equipment. HighCom Security is a leader in advanced ballistic armor manufacturing. With a 11,300 square foot manufacturing and distribution facility located in Columbus, Ohio, HighCom is well positioned for large scale and time sensitive global supply needs. We design, manufacture and/or distribute a range of security products and personal protective gear. Our logistics network is now managed from our corporate headquarters in Clearwater, Florida. HighCom Security serves a wide range of customers throughout the world. Our North American customer base includes the Department of Defense and the Department of Homeland Security. We cater to local law enforcement agencies, correctional facilities and municipal authorities, as well as large corporations. We export our products throughout the world and have in the past sold products in Asia, Africa, Europe, Latin America and the Middle East. Many of our products are controlled for export purposes and we require end user details prior to all sales. Strict compliance with U.S. and International laws and regulations is mandatory.

Background of HighCom

HighCom was founded by Yochanan Cohen ("YC") 1997 to market and sell a range of security and law enforcement products. HighCom’s underlying philosophy was to sell only products providing protection to the public and law enforcement and security personnel.  YC’s leveraged his military and law enforcement background to launch HighCom’s operation.  YC was a combat officer in the Israel Defense Forces and later joined the Ministry of Foreign Affairs of Israel where he served in various protective security positions in foreign embassies and consulates.  He also served in the V.I.P protection unit which was tasked with the protection of heads of state and senior government officials. In its early years, HighCom was focused on two operations – the sale of security and law enforcement products (products operations) in the domestic USA market and the provision of protective services (services operation) to various local San Francisco, CA community centers, schools and religious institutions.  The “products” sold during this early period were primarily security metal detectors and baggage x-ray screening machines, in addition to CCTV monitoring systems.  These products were manufactured by brand name manufacturers and resold by HighCom on a non-exclusive distribution basis.  The ‘services” provided included the provision of protective security guards to institutions either on a contractual basis or an hourly basis as required.  Included in the services operations was the short term rental of metals detectors and baggage x.ray screening machines for local corporate or governmental events. In 2005 the services operations were sold off to its senior manager through a separate company.  HighCom did not retain any ownership interest in this new company.  HighCom was then totally focused on the sale and distribution of its current range of products.  HighCom’s annual revenues increased from $3 million in 2003 to $10 million in 2005 primarily from the increase in domestic homeland security spending as well as US Defense Dept expenditures to support its operations in Iraq. Through an open bid process, HighCom was awarded contracts, both on a prime and subprime basis to supply U.S. and Coalition supported operations in Iraq and Afghanistan with a range of tactical gear including military uniforms and general equipment to the Iraqi Defense Forces.  As a sub-contractor, HighCom was also awarded contracts to supply protective ballistic helmets to the United Nations Peacekeeping forces.  In 2006, HighCom revenues reached $28 million with the continued supply of helmets to the United Nations Forces in addition to the sale of personal protective armor plates on a sub-contractor basis to a number of leading U.S. armor companies for final supply to the Iraqi Defense Forces.  Armor plate sales totaled approximately $24 million in 2006. With increasing market pricing pressure in 2007, particularly in the armor industry, HighCom made the decision to switch from a distributor to a domestic manufacturer of personal protective armor plates.  Sales in 2007 decreased to approximately $7 million as HighCom focused on establishing domestic manufacturing operations based in Columbus, OH. In 2008 with its manufacturing operations in full operation, sales revenues increased to $17 million with approximately $12 million coming from the sale of personal armor plates.  As a result of its investment in its own manufacturing capacity, HighCom became a market leader in competitively priced high performance ballistic plates uniquely suited to market requirements.  In 2008, HighCom opened a 70,000 sq. ft. leased manufacturing facility in Columbus, OH in association with its manufacturing partner as well the construction of an in-house ballistic testing range.  In association with its own manufacturing operations and testing facilities, HighCom was able to dedicate funds to its internal research and development activities.  These research and development efforts lead to a more extensive product line including a range of National Institute of Justice ("NIJ") certified ballistic armor products.  These products included both personal armor plates and ballistic armor shields. In the mid 1970's, NIJ began testing and developing body armor and performance standards for ballistic resistance. Recognition and acceptance of the NIJ standards has grown worldwide making it the performance benchmark for ballistic-resistant body armor. Revenues in 2009 suffered a large decrease largely attributable to a May 2009 fire in its Columbus, OH facility. This destructive fire caused significant disruption to HighCom operations which was forced to relocate to new premises to restart its manufacturing activities.  The combination of decreased spending in law enforcement and homeland security sectors experienced by the industry, the US financial crisis and the destructive effects of the factory fire, revenues decreased to $4 million.  In the second half of 2009, HighCom was able to reestablish its operations in OH and began to regain its market presence both with customers and vendors.  The result of which was the receipt of a $6 million contract award through an open bid process for the supply of hard armor plates and soft armor vests to United Nations Peacekeeping Forces.  This was the first UN contract won by HighCom as a prime contractor.  Shipments under this contract began in late 2009 with the majority of the contract revenues scheduled to be earned in 2010.

Foreign Corrupt Practices Act (FCPA)

On January 19, 2010, the U.S. Department of Justice ("DOJ") unsealed indictments of 22 individuals from both the law enforcement and defense supply industry, one of whom was HighCom’s then Chief Executive Officer, Yochanan Cohen, as an individual for allegedly violating 18 U.S.C. § 371 and 18 U.S.C. § 78dd-2, United States v. Yochanan R. Cohen, Criminal Case No. Cr-09-343.  HighCom was not a party to this indictment. HighCom has always taken, and continues to take seriously, our obligation as an industry leader to foster a responsible and ethical culture, which includes adherence to laws and industry regulations in the United States and abroad.  Following this indictment, Mr. Cohen stepped down from his daily responsibilities as CEO of HighCom.  As a result of this indictment, although not a named party to the indictment, in March 2010, HighCom was placed under a policy of denial by the U.S. State Department.  This resulted in a suspension of HighCom’s ability to export certain armor products under U.S. Government Regulations.  This effectively ended HighCom’s export capacity and significantly impacted its operations and ability to deliver product to its customers and in particular fulfill its shipment obligations under the U.N. contract awarded in late 2009.  HighCom was suspended by the US Dept of Defense and added to its Excluded Party List. This severely restricted its ability to sell product in the US defense sector. To regain its export privileges under US State Department regulations, Mr .Cohen, as CEO and majority shareholder, was required to resign as an executive corporate officer and director and fully divest his equity interest in HighCom. On January 25, 2011, Mr. Cohen entered into a binding Letter of Intent to sell his equity interest to BlastGard International Inc. and closing occurred on March 4, 2011.

Concurrent with Mr. Cohen’s resignation both as a director and officer of HighCom and the sale of his equity interest to BlastGard, BlastGard filed with the US State Department to have the policy of denial lifted in order to regain HighCom’s ability to export certain armor products again.  We are thrilled to announce that as of March 29, 2011 this order of denial has been lifted and has had its export privileges reinstated.  HighCom has also applied to the US Defense Dept to be removed from the Excluded Party List, and is in the final stages of this process and hopes to report approval within the coming weeks.  The successful reinstatement of HighCom’s export authority in addition to the pending approval to be removed from the EPLS will dramatically improve HighCom’s ability to sell and market its products.  Despite all its operating challenges in 2010, HighCom ended the year with total revenues of $5million with a sales order backlog believed to be firm of approximately $1,400,000.

In March 2011, BlastGard’s management team officially assumed operational control of HighCom.  Since this time we have accomplished a number of key compliance tasks and are currently in the process of finalizing manufacturing agreements with several key partners.  BlastGard has received official communication from the U.S. State Department that HighCom’s export authority has been reinstated. In addition to this, BlastGard has completed registration through the Directorate of Defense Trade Controls as well as the Bureau of Industry and Security. The purpose of these registrations is to allow BlastGard control over the export management and compliance program moving forward.  HighCom also completed their ISO certification which had been revoked under HighCom due to missed audits.  BlastGard management has been able to complete an internal audit and management review, in addition to meeting with BSI for the external audit review; and as of March 18, 2011, HighCom has been recommended for continuing ISO certification. Communication with the United Nations is ongoing and we hope to have a resolution within the coming weeks. BlastGard has also made significant personnel changes within HighCom and restructuring of operating locations and costs. BlastGard is expecting a 30% reduction in HighCom’s operating expenses in the second quarter of 2011.

PRODUCT DESCRIPTION

HighCom provides a wide range of security products and personal protective gear (including tactical armor) that are tailored and offer protection solutions to specific customer requirements.  HighCom caters to local law enforcement agencies, correctional facilities and municipal authorities.  Given the equipment and ballistic protection solutions provided by HighCom, compliance with the U.S. Department of Commerce, U.S. Department of State, U.S. Department of the Treasury and all other governmental agencies' regulations is a high priority. HighCom has sold its products in the defense and law enforcement sectors and is known for innovative technology, exceptional customer service and superior quality performance.

Body armor is classified by the NIJ according to the level of protection it provides from various threats.  The classifications are as follows:

•	Type IIA body armor- minimal protection against smaller caliber handgun threats.

•	Type II body armor – provides protection against many handgun threats, including many common smaller caliber pistols with standard pressure ammunition, and against many revolvers.

•
Type IIIA body armor- provides a higher level of protection and will generally protect against most pistol calibers including many law enforcement ammunitions, and against many higher powered revolvers.

•	Type III and IV body armor – provides protection against rifle rounds and are generally only used in tactical situations.

Our Security Products include the following:

•	Ballistic helmets

•	Body armor and hard armor plates

•	Riot helmets and shields

•	Mounted patrol, vehicular crew, and general duty helmets

•	Uniforms, Apparel and Duty Gear

•	Metal detectors: walk-through and handheld

•	Explosive ordinance disposal equipment: bomb suits & gear, hook & line kits, detectors and search mirrors, under vehicle surveillance systems

•	Range & training equipment: robots and targets

•	Safety equipment: gas masks, respirators, chemical detectors, medical equipment & supplies

•	X-Ray screening systems: luggage, parcel, freight and cargo scanners, mobile systems, transportation securities administration test objects

•	Dry storage systems for ordnance and heavy equipment

•	Outdoor equipment:gear, flashlights, GPS systems

•	Vision and optics: binoculars, goggles, night vision equipment

•	Communication systems

•	Emergency lighting and warning systems

Manufactured products versus products supplied by third party vendors.

HighCom manufactures ballistic plates, ballistic shields and blankets. Hard armor plates are HighCom manufactured products which either carry our brand name or a private label. Our ballistic vests, ballistic helmets and EOD bomb suits and gear are currently manufactured and private labeled by third party vendors for us. Our soft arm vests are manufactured by one of two major suppliers and they either carry the supplier brand name or the HighCom brand name. Our UN soft armor vest is co-manufactured by us with a third party vendor. Our ballistic packs are also manufactured by one of two manufacturers. We distribute the following products made by other manufacturers: metal detectors, x-ray machines, EOD kits and detection devices, law enforcement gear, uniforms and other clothing, optics and communications.  In the future, we intend to manufacture PASGT (personal armored systems for ground troops) and ACH (advanced combat helmets) ballistic helmets as well as EOD suits.

PLATES

Level IV – NIJ 05

HighCom currently maintains some of the largest capability for manufacturing Level IV ceramic plates.  An important, strategic move we have employed is to partner with numerous companies to further leverage available equipment to increase production capacity.  An example of this is utilizing press consolidation capacity to produce high pressure backings for plates.

The Level IV NIJ 05 plate has a very high margin of safety.  Approximately 300 plates have been shot internally at HighCom's ballistic lab and shooting range as well as at independent and other commercial labs.  During these tests, no penetration has occurred when tested in accordance with the NIJ standard.  Another important performance feature of this plate is that when used in conjunction with a Level IIIA Vest, this plate has established the ability to defeat six rounds, in accordance with Level III NIJ 05.

HighCom has nine different certifications of its Level IV plate utilizing different suppliers of ceramics and backing materials.  We have deferred risk of material supply by securing qualified vendors to provide the necessary materials.

Level III – NIJ 05

HighCom has a Level III NIJ Polyethylene based plate solution with a production capacity of 5,500-6,000 units per month.

SAPI

The SAPI Plate (Small Arms Protective Insert) is used as an insert in military carriers.  Due to the rate of ballistic performance and success we have established in the tests conducted thus far, we were able to achieve SAPI level performance with a weight of 100g less than the specification.  Further, the HighCom sample defeated six rounds of explosive materials in a single plate. We have conducted impact drop tests and x-rays after shoot tests.  This product needs additional testing and evaluation to solidify the results. We have spent $300,000 on SAPI development thus far applying the many lessons garnered during the past several years of research and development.

NIJ 06 Specification &Compliant Products

HighCom currently has one certified Level III plate and one Level IIIA vest.  One vest is approved and one has passed the Level II test criteria.  There are different manufacturers producing these two different vests.  The Level IV plate has passed the NIJ testing and is in process to receive the final certification documents.  Our current situation with vests is that we have several vest models in the development stage:  3 Level IIIA and 3 Level II.  Additionally, 2 models of both Level IV and Level III plates are ready to process but on hold due to budgetary constraints.  We have a ceramic based Level III plate, which is in addition to the SAPI, also on hold for the same reason.  There are tests in the pipeline along with a considerable number of options, solutions and directions for continued development of hard armor plates for certification under NIJ 0101.06 standards.

SHIELDS

HighCom produces a Level IIIA ballistic shield that is among the most advanced in the market.  This is due to the fact that the electrical connections are routed internally through the composite itself.  Similar products offered in the marketplace will have external electrical connections.  HighCom has a ballistic shield production capacity of approximately 800-1,000 units per month.

BLANKETS

We can produce ballistic blankets at any level to whatever size is needed by the end user.  Production capability is approximately 500-800 units per month.

SOFT ARMOR

HighCom has five certified soft armor products with a production capacity of 2,000 units per month.  We were able to process a composite of proprietary material with a third party supplier wherein ceramic materials are incorporated within the flexible composite.  This alone increases ballistic stability, stab protection and provides further avenues towards lighter solutions.  These lighter solutions in turn combine composite material into soft armor material.  Research and testing at this stage is very preliminary with only basic testing conducted.  However, results thus far strongly indicate to us that additional research in the vein has great potential for advantageous positioning in the soft armor sector of our industry.  Additionally, we have cause to believe that analyzing bullet energy combining impact systems with both hard and soft ballistic systems will provide a superior product in this industry.

EOD

HighCom intends to subcontract orders to produce Explosive Ordinance Disposal suits ("EOD") to our specifications to either a U.S. manufacturer or one of four foreign manufacturers. The current EOD production market is dominated by Med-Eng Systems, Inc., who holds about 80% of the market share.

HighCom’s helmet for our EOD suit is vastly superior to the ones currently on the market.  Not only have we increased the field of vision to 180 degrees, but, by using more advanced materials, we have made our helmet lighter and more mass efficient resulting in a better fit.  By approaching certain laboratories, we will be able to implement the feedback from actual end users’ wish list into our suit in a very short period of time.

We estimate that the U.S. Military acquire approximately 1,000 suits annually.  The global market will yield a higher number with an estimated budget of approximately $40-50 million for just the bomb suit.  This is a very small niche in the ballistics industry.  Most countries do not buy these products in volume.  Therefore, pricing is not generally the deciding, or even pivotal, factor in purchase criteria.

By far the major expense in design, research and development of the EOD product line is conducting the tests, as explosive testing is expensive.  There are a very limited number of labs capable of performing this type of testing.  This is simultaneously an advantage and disadvantage.  Management believes that Med-Eng has received generous funding for their testing from the Canadian Government.  This enabled Med-Eng to write in the testing specifications in the buyer’s purchase description/bid package and yielded a large share of the market to them.   We believe by approaching the U.S. Government entities, they will not only procure our suit but perform the necessary testing on new product designs, thus creating an increase in HighCom’s market share.

Even without the solid vision of continued future development of this suit, it, in its current state, can compete in the market and HighCom could establish a stronghold quickly.  Our EOD suit has the potential to be the only “Made in USA” suit.  It has many advanced ballistic solutions, an ergonomic design and cutting edge helmet structure with expansive vision.  Future research and development includes a/c systems, better hard armor design, design of overpressure attenuating systems, design of multi-function suits, increase helmet stability.  There is great importance on marketing EOD that will result in a cumulative snowball effect on all of HighCom’s products.  As an example, IABTI, an independent association formed for countering the criminal use of explosives, has multifarious needs for a variety of EOD products.  By simply displaying our products with them, HighCom's EOD product line would quickly become common knowledge among the end users in over 300 countries.

HELMETS

HighCom is working towards achieving a proprietary uni-directional material that a third party will lay up for us in tape form (100% Polypropylene). Based on previous research and testing conducted, management believes that we can produce a Level IIIA helmet. We have yet to finish accomplishing the entire process.  We will need to validate the date, produce an aluminum mold as well as the prototype once the material is completed by a third party. Management believes that this helmet will be an excellent “Made in USA” product that can be marketed internationally at a very competitive price point.  This helmet has potential to be produced as a riot helmet with an impact system.  This potentially would allow us to replace the existing riot helmets and possibly adjust the ballistic requirements accordingly (Level II or 9mm only).

Research and Development

During fiscal 2010 and 2009, HighCom spent $33,117 and $50,688 on research and development efforts. Future research and development expenses will depend upon our liquidity and capital resources.

MARKET DEFINITION

Industry Description and Outlook

There are over 17,000 law enforcement agencies in the U.S. with over 750,000 police officers. The law enforcement market is scattered across the country and is typically serviced by distributors which provide products such as body armor, uniforms, guns, and other items.

According to a Vector Strategy report on U.S. military body armor trends, $6 Billion dollars worth of body armor will be procured between 2009 and 2015. Body armor has a life cycle of five years.  This combined with an average 10% attrition rate in law enforcement, means that approximately 30% of body armor purchases are turned over each year.

HIGHCOM’S MARKETING AND SALES STRATEGY

Strategy

Our objective is to be a global leader in the businesses of safety, security, and defense protection. We continually seek to enhance our existing products and to introduce new products to expand our market share or enter into new markets.  Historically, the largest portion of our HighCom business resulted from the sale of ballistic plates, vests and helmets. We plan on expanding our business into multiple segments of the defense market. We are considering other products and services for other aspects of the safety, security and defense protection.  We sell our products and services through a variety of distribution channels. Depending upon the product or service, our customers include distributors; federal, state, and municipal law enforcement agencies and officers; government and military agencies; businesses; retailers; and consumers. More specifically, the major customers of HighCom are:

•	Independent Distributors
•	Department of Homeland Security
•	Other Federal Government Agencies
•	Local Police Departments
•	Foreign entities
•	United Nations

The channels of distribution for HighCom are distributors, direct sales, and the Government Services Administration (GSA).  Since HighCom is a GSA contract holder any federal government agency can buy from them without additional prior approval.

Target Market

The primary target markets are:

•	U.S. Department of Defense
1.	Army
2.	Marines
3.	Air Force
4.	Navy
•	Other government agencies
1.	Homeland Security
2.	State Dept
3.	FBI
4.	DEA
5.	U.S. Marshalls
•	Local law enforcement
1.	Police
2.	Highway patrol
3.	City police
4.	County Sheriffs
•	Foreign governments
1.	Military
2.	Security
3.	Police
•	United Nations peace keeping forces

How do we market ourselves

Armor products - personal armor plates, ballistic shields and certain soft armor vests – have been designed, developed and certified by HighCom.  NIJ certification is the barrier to entry/foundation to the US armor industry since without NIJ certification, marketability/sales opportunities to domestic law enforcement are limited. While export sales are possible without NIJ, NIJ certification is increasingly becoming required for export sales. All other HighCom products are distributed under non-exclusive supplier arrangements. Our HighCom marketing strategy includes the following:

•	HighCom website
•	Trade publications
•	Defense industry news websites
•	Trade Shows and Conferences
•	GSA advantage and
•	Bidding on federal government supply needs

Salespersons

We have contracted an outside organization owned by Andrew McKinnon, a director of BlastGard, to provide up to three dedicated sales people to respond to sales inquires, to contact known potential customers, to general sales leads and to visit customer sites. These salespersons will also submit bids through online public bid sources and the GSA System and make bids through an existing network of customers.

Bidding on Governmental Projects

Bidding on governmental (federal, state, local) contracts normally requires you to apply for status as an approved vendor. Once your application accepted – you are eligible to participate in bids. Vendor certifications have varied processes – some include/require submission of detailed financial data to qualify and be certified as a vendor. Our ISO certification also a key factor in registration. Bids are submitted to a US agency – either through online sites, email or US Mail. For foreign sales – normally approached by agents (based in foreign companies) – who request quotes for supply of goods in their local markets. Agents generally operate on a non exclusive basis, but HighCom has in the past granted limited exclusivity to certain agents either on project specific basis – or a specific country basis. On occasion, HighCom may contract directly with a foreign government to supply products on behalf of local agent. HighCom would then receive payment direct from government agency and pay a commission to local agent.

EXPORT COMPLIANCE POLICY

HighCom is required to comply with all laws and regulations surrounding U.S. export controls. Recent events have focused the U.S. government's attention on the need for increased enforcement of such laws. Although the government has always enforced export laws and regulations, the level of intensity has risen in the past several years as concerns regarding national security and international terrorism have grown.

The United States government has various objectives when controlling exports. For instance, the U.S. has placed controls on the export of certain goods and technologies to prevent them from being used by the Armed Forces of other nations and thus threatening U.S. national security. The U.S. also uses export controls for purposes of economic sanctions against certain nations and groups hostile to the United States.

The U.S. government not only possesses a national security interest through its export controls but also has additional objectives. Export controls help protect items that may be in short supply domestically such as oil or gas. Additionally, the U.S. collects trade data that allows the government to track the trade balance, evaluate the effect of foreign trade on the domestic economy, and/or develop foreign policy decisions. The end result of all the U.S. government's regulations and laws is that HighCom must be cognizant and comply with all export laws.

HighCom management is firmly committed to full and complete compliance with all U.S. export control laws, including among others, the Export Administration Regulations administered by the Bureau of Industry and Security of the U.S. Department of Commerce, the International Traffic in Arms Regulations administered by the Directorate of Defense Trade Controls at the U.S. Department of State, and the various sanctions and embargo regulations administered by the Office of Foreign Assets Controls (OFAC) at the U.S. Department of the Treasury. While HighCom has always been committed to compliance with all U.S. export control laws and regulations, our desire to ensure that no violations occur is heightened by the events of September 11, 200I. All HighCom employees associated with activities that are subject to U.S. export controls take extra precautions to ensure that no violations occur. It is HighCom management's policy that under no circumstances will exports made on behalf of its customers be made contrary to U.S. export laws and regulations. Special care is taken to prevent transactions with entities involved in the proliferation of weapons of mass destruction.

Violations of the Export Administration Regulations could result in significant penalties for HighCom and for those individuals involved in the violation. Civil penalties of up to $50,000 per violation may be imposed or up to $120,000 if the violation involves national security controls. Violations could also result in a denial of HighCom's export privileges meaning it could no longer forward products to international customers. Criminal penalties may also be imposed on HighCom and on the individuals involved. For willful violations of the export regulations, HighCom could be fined up to $1,000,000 per violation and individuals could be fined up to $250,000 per violation and imprisoned for up to 20 years.

Violations of the International Traffic in Arms Regulations can also result in serious civil and criminal penalties for HighCom and the individuals involved. Civil penalties can reach $500,000 per violation; criminal penalties can reach $1,000,000 per violation. HighCom and individuals can also be debarred from practicing before the Directorate of Defense Trade Controls, meaning the debarred party is ineligible to export defense articles from the U.S.

Violations of OFAC regulations can also be very expensive and even result in a denial of export privileges in addition to various civil and criminal penalties. The U.S. government takes export control violations very seriously and so does the management of HighCom.

HighCom has implemented an Export Compliance Program specifically designed to satisfy the requirements of the pertinent United States statutes, rules and regulations, such as the Export  Administration Act, Trading with the Enemies Act, Arms Export Control Act, International Emergency Economic Powers Act, the Export Administration Regulations, the Foreign Assets Control Regulations, the International Traffic in Arms Regulations, the Foreign Trade Statistics Regulations, the Alcohol, the Customs Regulations, and all other applicable statutes, rules and regulations governing the export and transportation of commodities by HighCom. The Export Compliance Program includes training on compliance issues, the preparation and utilization of the U.S. Export Control Compliance Manual, and the establishment of a system of internal reviews designed to identify any risks of non-compliance by HighCom.

OVERVIEW OF U.S. EXPORT REGULATIONS

The principal government agencies that regulate U.S. exports are the Department of Commerce, which regulates the export of "dual-use" items, and the Department of State, which regulates the export of defense or "munitions" items. "Dual-use" items are commercial items (i.e., commodities, software and technology) that can also be used in military applications, while "defense articles," "defense services," and related technical data are items specifically designed, modified or adapted for military uses and that have limited or no commercial application. This information is based on regulations published by these two, as well as other relevant U.S. government agencies, and is subject to change. This information will be updated periodically to reflect changes made to the pertinent laws and regulations.

The Bureau of Industry and Security ("BIS") is the agency within the U.S. Department of Commerce that is responsible for administering export controls of "dual-use" items. BIS publishes and administers the Export Administration Regulations ("EAR") (15 C.F.R. Part 730 et seq.) which describe export controls and contain a list of the commodities, software, and technology that are controlled for export by the Department of Commerce. This list is called the Commerce Control List, or "CCL", and is contained in Supplement No.1 to Part 774 of the EAR.

The Directorate of Defense Trade Controls ("DDTC") is the agency within the U.S. Department of State that is responsible for administering controls on the temporary import, temporary export, and permanent export/re-export of "defense articles," "defense services," and related "technical data." The Department of State administers the International Traffic in Arms Regulations ("ITAR") which contain the United States Munitions List ("USML"). The USML details the commodities, software, and technical data that are controlled by the State Department.

Whether an export is controlled by the Commerce Department or the State Department depends on the proper classification of the product. All exports are controlled by only one agency though it may in some cases be difficult to determine the appropriate agency jurisdiction. In such cases, exporters may file a commodity jurisdiction ("CJ") request with DDTC to determine which agency has jurisdiction over the product, software, or technology. DDTC generally takes at least six months to respond to CJ requests, so their utility may be limited in a commercial context unless application is made sufficiently early.

Specific laws and regulations we are subject to include the following:

•	Export Administration Act – 50 U.S.C. 2405

•	Arms Export Control Act -22 USC 2778

•	Export Administration Regulations – 15 CFR 730-774

•	International Traffic in Arms Regulations – 22 CFR 120-130

•	Foreign Corrupt Practices Act – 15 U.S.C. 78dd-1

Competition

We operate in intensely competitive markets that are characterized by competition from major domestic and international companies in our business and from a large number of competitive companies and alternative solutions in our security business. This intense competition could result in pricing pressures, lower sales, reduced margins, and lower market share. Any movement away from high-quality, domestic ballistic plates to lower priced or comparable foreign alternatives would adversely affect our business. Some of our competitors have greater financial, technical, marketing, distribution, and other resources and, in certain cases, may have lower cost structures than we possess and that may afford them competitive advantages. As a result, they may be able to devote greater resources to the promotion and sale of products, to negotiate lower prices on raw materials and components, to deliver competitive products at lower prices, and to introduce new products and respond to customer requirements more effectively and quickly than we can.

Competition is primarily based on quality of products, product innovation, price, consumer brand awareness, alternative solutions, and customer service and support. Pricing, product image, quality, and innovation are the dominant competitive factors in the industry. Our ability to compete successfully depends on a number of factors, both within and outside our control. These factors include the following:

•	our success in designing and introducing innovative new products and services;

•	our ability to predict the evolving requirements and desires of our customers;

•	the quality of our customer service;

•	product and service introductions by our competitors; and

•	foreign labor costs and currency fluctuations, which may cause a foreign competitor’s products to be priced significantly lower than our products.

We can provide no assurances that we will be able to successfully compete with our competitors in the future.

Employees

As of April 1, 2011, HighCom has three full-time employees.

BlastGard International, Inc.

BlastGard - Overview

BlastGard® International, Inc., a Colorado corporation, operates through its wholly-owned subsidiary, BlastGard Technologies, Inc., a Florida corporation established in September 2003. BlastGard® International, Inc. acquired BlastGard Technologies, Inc. effective January 31, 2004, in a transaction that was accounted for as a reverse acquisition, which is a capital transaction and not a business combination.

We have developed and designed proprietary blast mitigation materials. Patent-pending BlastWrap® has been designed to mitigate blasts and suppress flash fires resulting from explosions, regardless of the material or compound causing the explosion. We believe that this technology can be used to create new finished products or designed to retrofit existing products.

An explosion results from the rapid conversion of chemical energy into rapidly expanding high-pressure gases. The rapidly expanding gases compress the surrounding air much like a piston and create a shock wave that travels ahead of the explosive gases. The “overpressure” (pressure above ambient) in a shock wave acts to “pre-condition” the air as it passes through to make the following accelerated gas “piston” more damaging. This high intensity, short duration overpressure wave transfers impulse (momentum) stresses, damages or destroys structures in its path. Impulse follows the shock wave but lingers and decays with time. The negative phase is a partial vacuum that “whips” lighter structures to magnify damage. A shock wave can be likened to an initial hard punch, while the impulse is more like a powerful bulldozer. Any reduction in the effective power of the shock wave will increase the target’s capability to withstand the destructive impulse.

Blast Solutions

Blast management solutions generally fall into one of two categories: hardening or mitigation. Hardening is a method of blast mitigation by which an object is placed around an explosive material to contain the blast, and is generally accomplished through the use of armor, mass or both. Armor is used primarily for its ballistic properties, with enhanced protection levels achieved by increasing mass (thickness and/or weight). Hardening solutions include steel armor plate, various synthetic fibers such as Kevlar™ and Spectra™ and fiber-reinforced composites. Most blast containment systems employ hardening.

Although some energy is absorbed through deformation, hardening systems have the negative effect of reflecting blast, which by the laws of physics actually magnifies blast effect up to eight times. This is because the shock waves reflecting off a solid surface add to the incident waves creating a destructive synergism of much greater gas density, temperature, pressure, and overpressure duration— all contributing to impulse (the “piston”). Reflected energy is a significant problem, particularly in confined spaces. Hardening, which essentially is trying to overmatch or resist a blast, has been widely practiced throughout the years even though it is limited in its capabilities.

Mitigation or attenuation of blast effects is the dissipation of blast energy so that acoustic and shock waves, peak overpressure, reflected peak overpressure, impulse and afterburn (the rapid burning of combustible materials in the “hot zone”, including soot, occurring so fast that it adds to blast effect from the original explosive) are reduced. This reduction is accomplished through both physical and chemical processes that are triggered when a blast occurs. The remaining energy is transmitted at a slower, more sustainable level. The amount of reflected energy is significantly reduced with mitigation. Unlike hardening systems, the performance of our products is not related directly to material thickness and therefore we believe our products have a greater range of uses producing the same or better effectiveness against blast effects.

 BlastWrap® Background

BlastWrap® is a concept for assemblies (not a chemical compound) from which blast protection products are built to save lives and reduce damage to valuable assets from explosions. BlastWrap® is designed to not only substantially reduce blast impulse and pressure (including reflected pressure and impulse), but quenches fireballs and suppresses post-blast fires. Lethal fragments may be captured by adding anti-ballistic armor layers on the product surface away from a blast.

Our BlastGard® technology is designed to mitigate blast and rapid combustion phenomena through numerous mechanisms. The relative contribution of each mechanism depends upon the intensity and nature of the impinging hazard. Shock wave attenuation, for example, is dominant in mitigating mechanical explosions. Our products attempt to emulate unconfined conditions and accelerate attenuating processes that occur in free air. Thus BlastWrap® does not try to resist blasts (which physically intensify blast phenomena); it mitigates them. BlastWrap® can be used as part of confining assemblies (containers and blast walls). In effect, BlastWrap® is a ‘virtual vent’.

BlastWrap® Technology Components

Our BlastWrap® products are made from two flexible films arranged one over the other and joined by a plurality of seams filled with attenuating filler material (volcanic glass bead or other suitable two-phase materials), configurable (designed for each application) with an extinguishing coating. Together, this combination of materials is designed to mitigate a blast while at the same time eliminate fireballs or flame fronts produced by the blast.

We believe that this system is unique because it:
1. Works 24 hours a day
2. Quenches fireballs and post blast fires
3. Reduces blast impulse and pressure
4. Does not dispense chemical extinguishants
5. Uses neither alarms, sensors, nor an activation system
6. Is nontoxic and ecologically friendly

Our BlastGard® Technology extracts heat, decelerates both blast wind and shock waves, and quenches the hot gases in all blasts and fireballs. BlastWrap® does not interact with the explosive elements, and is therefore not altered by them. However, after a single intense detonation, BlastWrap® must be replaced.

•	For blasts that produce fireballs or intense hot gases at higher pressures, BlastGard® Technology has the ability, through testing, to cool the blast zone rapidly, thereby reducing structural damage.

•	In detonation of high explosives, where at least half of the energy released is in the shock wave, attenuation occurs even more rapidly, and in doing so substantially reduces explosion phenomena.

Key BlastWrap® Features

•	Lightweight, flexible, durable and environment safe

•	Requires no wires, electricity, detection devices and contains no sensors

•	Customizable and easy to retrofit

•	Materials are low in cost and are widely available

•	Extremely adaptable, without losing effectiveness

•	Compact structure

•	Easily produced

•	Can be constructed with additional environmental or specific blast conditions (e.g. weather or moisture barriers or dust free layers)

•	Can be produced with armor (Kevlar, Spectra, etc) for ballistic or fragment situations

•	Irreversibly dissipates energy from blast

•	Eliminates need for dispensing of agents in blast mitigation process

•	Neither contains nor creates hazardous fragments

•	Environmentally friendly, non-toxic core materials

Key BlastWrap® Benefits

BlastWrap® is light in weight. It can be used to protect against outdoor explosions. Because of the Montreal protocols banning production of Halon extinguishing agents, BlastWrap® technology offers a light weight and environmentally acceptable blast suppression means available for most applications; and, it can even be adapted to function underwater.

BlastWrap® products are inherent sound absorbers and thermal insulators, and are typically fire-tolerant. Any or all of these qualities are readily enhanced by bonding to common materials, thereby further extending the wide range of applications which BlastWrap® can fulfill through a single product.

The performance of BlastWrap® proprietary technology is independent of scenario and environment, which means that it does not matter where the physical location is, how the basic product form is used or the environment in which the event takes place. The basic product form can be used as a stand-alone material (as linings, curtain barriers, or as structural material), or can be laminated or otherwise affixed to a wide range of product forms such as insulation (thermal and acoustic), ballistic armor such as KEVLAR™ (a DuPont trademark), decorative stone, or packaging materials. BlastWrap® products can thus provide blast and fire protection in flooring, wall, and roof constructions, in packaging, in storage cabinets and other containment structures, and aboard all types of vehicles, ships, and aircraft.

Intellectual Property Rights

Explosive devices are increasingly being used in asymmetric warfare to cause destruction to property and loss of life. These explosive devices sometimes can be disrupted, but often there is insufficient warning of an attack. Our BlastWrap® products were created around this core concept. The BlastWrap® patent application was filed with the U.S. Patent and Trademark Office on July 31, 2003. The BlastWrap® patent application was filed with Argentina on March 12, 2004; with Kuwait on July 28, 2004, and with the European market, China, Japan, Singapore, New Zealand, Indonesia, Korea, India, Australia, Israel, and Canada on February 27, 2004 and we also filed an application for this technology under the Patent Cooperation Treaty on February 27, 2004. Under this treaty, we expect to have patent protection in most industrialized countries when the patent is issued in each individual country. A substantial number of countries have been added to the list of the treaty members, including almost all of the former Soviet republics and China; thus the new claims will be protected in more than 40 countries. A second patent application for “Blast mitigating container assemblies” was filed with the U.S. Patent and Trademark Office on April 29, 2004 and a new U.S. Continuation-In-Part patent application for “Blast mitigating container assemblies” on January 26, 2005. We also filed an application for this “Blast mitigating container assemblies” technology under the Patent Cooperation Treaty on January 26, 2006.

On October 13, 2009, BlastGard was notified by its patent counsel that its patent application for its BlastWrap material was granted from the Eurasian Patent Office. The terms of this patent will expire on February 27, 2024. The patent will be valid in all contracting states: Armenia (AM), Azerbaijan (AZ), Belarus (BY), Kirgizstan (KG), Kazakstan (KZ), Moldova (MD), Russia (RU), Tajikistan (TJ), and Turkmenistan (TM). In addition, we have been issued patents in Argentina, granted on September 17, 2007, and in Singapore, granted on August 31, 2007 for our “improved acoustic/shock wave attenuating assembly” (i.e. BlastWrap). On March 18, 2008, our patent-pending application (No. 11/042,318) for our explosive effect mitigated containers (i.e. BlastGard MTR and MBR”) was issued as U.S. Patent No. 7,343,843.

BlastWrap® Testing

BlastWrap® prototypes have been evaluated in different test series, which have ranged from semi-quantitative screenings to third-party instrumented trials. We have consistently observed blast effect reductions of at least 50% in virtually every activity in which BlastWrap® has been involved. These tests have indicated that impulse (momentum transfer) and peak pressure are reduced by nearly 50%. Impulse is the most destructive explosive-related hazard for structures and vehicles. We have also conducted further development design and testing of a series of products for blast mitigation protection of rapid deployment barriers, walls, revetments and bunkers (including overhead protection from inbound mortars) for the United States military.

Significance of Test Results

No BlastWrap® tests have been in small-scale. Every test series has involved standard products or test facilities simulating service conditions—munitions containers, air cargo containers, steel vessels comparable in size to commercial aircraft fuel tanks and large secondary storage units, and vehicles, all with charge weights reflecting actual hazards. Management believes that the test results provide evidence that BlastWrap® can protect vehicles, structures, and ships against very intense blasts. Tests have also shown that certain design features (such as deflectors), combined with additional BlastWrap® material, can accomplish protection against larger blasts.

Government Awards

BlastWrap®, and its BlastGard® Mitigating Trash Receptacles were designated as Qualified Anti-Terrorism Technologies and placed on the “Approved Products List for Homeland Security.” We were issued the “Designation” and “Certification” for our technology by the Department of Homeland Security under the Support Anti-Terrorism by Fostering Effective Technologies Act of 2002 (the SAFETY ACT) in July of 2006.

The SAFETY ACT “Designation” and “Certification” are intended to support effective technologies aimed at preventing, detecting, identifying, or deterring acts of terrorism, or limiting the harm that such acts might otherwise cause. The criteria technologies must meet to be awarded “Designation” and “Certification” status include: the availability of the technology for immediate deployment in public and private settings; the magnitude of risk exposure to the public if the technology is not deployed; the evaluation of scientific studies being feasibly conducted to assess the technology’s capability to substantially reduce risks of harm; and the technology’s effectiveness in facilitating the defense against acts of terrorism. BlastWrap is designed to mitigate the blast effects of an explosion by rapidly extinguishing the fireball, eliminating burns and post-blast fires, and reducing the subsequent overpressures by more than 50%, thus reducing damage to people and property.

The SAFETY ACT legislation was designed to encourage the development and rapid deployment of life-saving antiterrorism technologies by providing manufacturers or sellers with limited risk to legal liability. It was also designed to harness the nation’s scientific and technological resources to provide federal, state, and local officials with the technology and capabilities to protect the United States from terrorist acts. One area of focus for the Department of Homeland Security is catastrophic terrorist threats to the nation’s security that could result in large-scale loss of life and major economic impact. The SAFETY ACT fosters research of technologies to counter threats both by evolutionary improvements to current capabilities and development of revolutionary, new capabilities.

GSA Approved Product

General Services Administration enters into contracts with commercial firms to provide supplies and services at stated prices. This streamlined procurement vehicle is available to federal agencies and other organizations to obtain engineering and environmental services from pre-qualified vendors. GSA has completed federally mandated contracting requirements—competition, pricing, small business and other contracting evaluations—normally required prior to obtaining services. Some of BlastGard’s finished products are in the GSA System.

Applications

Our BlastGard® Technology works indoors or out, vented or un-vented, wet or dry, clean or dirty, damaged or intact, and against strong or weak blasts from solid explosives or flammable fluids. It is a lightweight, space-efficient custom-engineered technology that can be produced with additional layers for insulation, fragment/ballistic protection, environmental protection or impact and cushioning barriers. Significantly, no new or high-cost fabrication technologies or materials are required to produce BlastWrap®. In addition, because of the Montreal protocol’s ban of Halon extinguishing agents, we believe that our BlastGard® Technology is the only blast and fire suppression means available for most applications, including adaptation for underwater use. It is an inherently effective sound absorber and thermal insulator.

Because BlastWrap® is customizable and offers protection against explosions of all types, its potential for application cuts across a wide range of industries and government agencies. Some potential applications for BlastGard® Technology include:

•	Transport and storage units containing chemicals and other explosive compounds.

•	External wall linings to protect buildings, such as Embassies and other high value locations, against vehicle bombs and placed explosives.

•	Aboard naval vessels and merchant ships to minimize damage from breaching blasts emanating from mines, cruise missiles, and torpedoes.

•	Fireball and explosion-suppressing fuel tank jackets for natural and compressed natural gas, propane, fuel cells, fuel tanks and other “green fuel” vehicle systems.

•	Dividers to suppress fireballs and fuel mist explosions from accidents aboard both aircraft and ships, in process facilities, and on offshore platforms.

•	Separators and partitions in explosives manufacturing and handling facilities, such as a load/assembly/pack depots, fireworks plants, and propellant manufacturing sites.

•	Pallets and buffers between stacks of palletized munitions and ordnance.

•	Lining of portable and fixed magazines.

•	Missile launch boxes for military vehicles and naval vessels.

•	Cabinets and containers for handling fuses, small rockets, and explosive devices.

•	Internal walls of commercial buildings that house, research or produce explosive materials. An example would be chemical or energy companies.

•	Quick-erect blast protection barriers and revetments.

•	Blast protection shields, armors, and structures with “stealth” (low-observable) camouflage properties.

•	Blast/fire protection linings for commercial and military aircraft and air cargo containers.

•	Blast and ballistic-protected modular buildings (barracks, accommodations for offshore facilities, field stations, tactical shelters and command facilities, monitoring stations for law enforcement).

•	Underwater blast isolation units for offshore facility abandonment’s, coastal construction, and naval vessels.

•	Neutral buoyancy jackets for deep water drilling risers, and Sub Sea manifold protection.

•
Composite blast/fire protection structures and materials (blast walls, blast mitigation billboards, relief vents, reinforcement of masonry buildings) for hydrocarbon, process, mining, missile launch, and manufacturing facilities, and for building demolitions.

•	Explosives storage and shipping containers, portable magazines, and explosive disposal kits.

•	Mine blast protection kits for vehicles.

•	Safety shields and specialty protection for entertainment industry location sets such as in Hollywood, California sound stages, vehicles, on-location structures.

•	Personnel and vehicle protective armor.

•	Mining of coal, mineral extraction and processing safety.

We believe that BlastWrap® can be integrated into some of our HighCom products in the future.

Various Product Lines Identified For BlastWrap® - We have Several Completed and Finished Products

We are currently manufacturing our core product, BlastWrap®, for sale in various forms to non-affiliated third-parties. The primary application for BlastWrap® is as an intermediate good for numerous civilian and military applications and uses.

Our technology is being customized for specific industries and applications. We have examined the various markets where explosions occur, selected targeted applications and focused on development of products for those businesses and agencies at risk. While designing finished products engineered with BlastWrap®, we have taken into account that some products must be portable, while others will remain at a fixed location. Some products have been designed to contain identified explosive agents, while others are designed to mitigate unidentified explosive threats. With these standards in mind, we have developed or are developing the following product lines to address the needs of customers and targeted markets:

•	Mitigated Bomb Receptacles and MBR Gard Cart;

•	Blast Mitigated Unit Load Device (“BMULD”) – LD3 Container;

•	Insensitive Munitions (IM) Weapons Container;

•	Mitigated Trash Receptacle; and

•	BlastGard Barrier System (“BBS”).

MBR 300 and MBR Gard Cart

The BlastGard Mitigated-Bomb Receptacle (MBR 300) is intended to provide airport security personnel with an effective tool, if and when an explosive is discovered. The MBR 300 will dramatically contain and protect against all lethal threats posed by the detonation of an IED; namely, primary fragments, secondary fragments, mechanical effects (shock/blast pressure) and thermal effects (contact and radiation burn) from the fireball, after burn and resultant post-blast fires. If a suspect package or bomb is discovered, the airports will use the MBR 300 as a safe means of securing that package until the bomb squad arrives, or remove the suspicious device from the area, allowing airport operations to continue.

The BlastGard® MBR Gard Cart (Mobile Suspect Package Removal Unit), which houses BlastGard’s MBR 300, provides security personnel with an effective tool for safe removal of an explosive device after it is discovered. The MBR Gard Cart contains and protects against all lethal threats posed by the detonation of an improvised explosive device (IED) and also provides rapid removal of the threat using a Mobile Removal Unit Cart. When a suspect package or device is discovered, the airports now have a safe means of securing that package and removing it from public exposure until the bomb squad arrives. In this way, the MBR Gard Cart can help prevent long airport facility shut-down times presently experienced when a suspect package is discovered. The United States Transportation Security Administration has worked hard to secure U.S. airports against a range of threats that includes attacks against both aircraft and ground facilities. The largest and most visible investment made by the agency has been in enhancing the passenger screener force and in massively expanding the number of explosive detection systems (EDS) required to examine checked luggage for bombs. Effective security, therefore, includes not only deterrent and preventive measures but also efforts to mitigate casualties, damage, and disruption. Since deterrence and prevention are sometimes difficult to achieve given the nature of terrorism and the inherent vulnerabilities of public transportation, great emphasis is also placed upon the mitigation of casualties through design of facilities and upon effective, rapid response that ensures safety while minimizing disruption. We believe that the MBR 300 is an ideal incident / security management technology for airports when dealing with bomb threats and suspicious objects or packages, especially in passenger carryon baggage.

Twin-Aisle (containerized) Aircraft – Blast Mitigated Unit Load Devices (BMULDs)

LD3 Cargo Containers are used primarily on twin aisle/wide body aircraft such as the B747. These luggage or cargo containers are manufactured by a few well-established companies throughout the world. The market is extremely competitive with low margins. In accordance with an agreement with Nordisk Aviation Products, we have combined our BlastWrap® blast-mitigating technology with Nordisk’s LD3 containers to create superior blast mitigating products for the air cargo and unit loading device (ULD) market called BlastGard BMULD. ULDs are pallets and containers used to load luggage, freight, and mail onto wide-body aircraft that facilitate the bundling of cargo into large units. The alliance has developed a new line of ULDs that include BlastWrap®. The introduction of this product line enables us to provide the airline industry an important new line of defense to increase airline safety of passengers and crewmembers. This revolutionary new container design incorporating BlastWrap® will prevent shock holing of the fuselage, effectively retaining the structural integrity of the aircraft; prevent post-blast fires and conflagration in the hold; and add little or only negligible weight to the ULD. There is no effort underway to market this product.

Insensitive Munitions (IM) Weapons Containers and New Product Development

Weapons containers require specialty design. We have developed several of these containers in the past for evaluation and testing by the United States, United Kingdom and other military clients but no finished products materialized. However, we are currently looking at acquiring weapon container products as follows: an explosive storage unit that meets the US Military requirement for Limited Arc Magazines; a novel lightweight armor that out performs Kevlar but can be made for $5-8 per pound depending on choice of materials; a lightweight thermal barrier that can withstand a 1500F direct flame for 6 hours;a nd a modular, flat packed, light weight and high performance wall that can be helicoptered into a operational theater and erected by a four man team in a few hours.

In addition to new product development noted above, we also submitted a bid to the Department of Defense SMALL BUSINESS TECHNOLOGY TRANSFER (STTR) PROGRAM to research, understand, and develop strategies for mitigating fuel tank explosions from improvised explosive device (IED) blasts for Marine Corps vehicle applications. With the increased threat of IEDs during combat operations it is imperative to create a solution to decrease the severity of IED blasts on vehicles, particularly blasts impacting the fuel tank. When combat vehicles encounter these IEDs during combat operations fuel tank explosions can occur creating serious health threats on the troops as well as putting the troops in an unfavorable combat situation. Understanding the thermodynamics and combustion process of fuel vapors in fuel tanks can lead to the development of materials that can be used to mitigate secondary explosions. Research on fuel vapor interaction with IEDs and potential transition to explosion would prevent numerous casualties and provide a safer operating vehicle. We expect a decision on our bid in September 2011. The potential for sales is enormous: refitting every Marine Corps vehicle, then Army, Navy etc, foreign military sales, integrating into up armored civilian vehicles, etc. If we win the bid and successfully develop a solution to IED blasts for vehicle applications, then the commercialization of this technology could also lead to significant potential applications for protecting infrastructures as well.

Trash Receptacles

We have four models of mitigated trash receptacles, the BlastGard® MTR 81, MTR 91, MTR 96 and MTR 101. These containers have been designed and proof tested to drastically mitigate blast pressures and thermal output and to capture bomb fragments.

On October 25, 2004, the Company had entered into an Alliance Agreement with Centerpoint Manufacturing whereas Centerpoint would provide the Company with proprietary reinforced trash receptacles and the Company would provide proprietary composite blast mitigation material technologies to offer an enhanced reinforced trash receptacle product. All of the costs related to the testing and development of the BlastGard MTR® and BlastGard MBR® series, totaling $262,404.60 and $62,808.63 respectively, were paid by the Company. The Alliance Agreement commenced on October 25, 2004 and was in full force and effect for five years. The Alliance Agreement automatically terminated on October 25, 2009 since neither party renewed the Agreement. Nevertheless, the Company continued to rely on Centerpoint as their vendor for blast resistant receptacles for the Company’s MTR and MBR line of products and Centerpoint continued to supply their receptacles to the Company. During the 5-year Alliance Agreement, the Company’s line of blast-mitigated products were marketed to third parties while Centerpoint continued to market the same blast resistant receptacle under their own name but without the blast-mitigating properties of BlastWrap. In May 2010, BlastGard notified Centerpoint that it intended to create a new blast resistant receptacle component for the Company to use in its BlastGard MTR® and BlastGard MBR® product line unless Centerpoint could reach agreement with BlastGard on continuing to use its existing receptacle. On May 18, 2010, BlastGard concluded that Centerpoint would not continue its relationship with BlastGard.

As a result of the Company's failure to reach a mutually acceptable agreement for continuing its relationship with Centerpoint, a new blast resistant receptacle for our BlastGard MTR® and MBR® series of products has been designed for the Company which incorporates our core product, BlastWrap® into each product. The Company has finalized manufacturing arrangements with a major manufacturer, which will result in substantial cost savings over the Company's previous agreement with Centerpoint. Testing of the new design will be conducted in late April 2011.

BlastGard Barrier System (“BBS”) High-Capacity Wall System for Perimeter and Structure Protection

The BBS product is an innovative combination of three patented technologies, an HDPE cellular core, BlastWrap® and an aesthetically pleasing novel fascia system. BBS has extraordinary blast, ballistic, fragment, shaped charge jet and breaching resistance capabilities and it is beautiful, low cost, configurable and “stealthy”. The cellular core material, patented by the U.S. Army, has been used extensively by the U.S. military and commercial clients worldwide for building roads, for shoring up unstable roads, for extensive soil stabilization projects and for revetments and barriers. After the core is placed and filled, BlastWrap® is attached to the “threat side(s)” of the BBS structure, and finally, the fascia system encloses the entire structure, thereby creating an effective “stealth” characteristic for the entire BBS structure that is, the extreme capabilities of this system are not at all visually apparent. Clients with concerns about heavy blast, breaching, ballistic, fragment and shaped charge jet threats to their facilities can now effectively address all of those threats with our economical solution. Optional electronic security capabilities can also be integrated into the system.

In summary, we have developed either finished products or working prototypes of BlastWrap® products for each of the product lines described above. All of these products have been successfully tested and evaluated in-house, by third-parties and by interested clients and strategic partners. Prototypes may require further modifications based on the test results and client and partner feed-back. However, we have the following products that are completed and finished products, available for sale that we are currently manufacturing and marketing:

•	The core product, BlastWrap®;

•	BlastGard® MTR (mitigated trash receptacle);

•	BlastGard MBR 300 (mitigated bomb receptacle) and MBR Gard Cart;

•	BMULD (Blast Mitigated Unit Load Device - LD3 Container); and

•	BlastGard Barrier System (“BBS”) high-capacity wall system for perimeter and structure protection.

Manufacturing

We have three distinct production types:

•	Serial Production – items that can be produced in quantity in an efficient, high-speed assembly line fashion.

•	Contract Manufacturing – items that require special design or custom features requiring separate and special manufacturing processes.

•	OEM (Original Equipment Manufacturer) Production – items that are licensed to OEM manufacturers enabling greater control over design, quality and production requirements specific to their industry.

Serial Production

Manufacturing is sub-contracted to a BlastGard-licensed and qualified production facility, ideally in close proximity to the customer. This method facilitates customer interaction in design, quality and distribution to affect the greatest level of satisfaction and usefulness of the BlastWrap® product.

Contract Manufacturing

Although the Production/Engineering team in BlastGard’s Technology Center will design these items, we will sub contract manufacturing and assembly. This will be at our discretion to ensure quality and adherence to custom design requirements.

Original Equipment Manufacturer Production

Original equipment manufacturer production requires licensing agreements with contractors for aspecific industry product. There will be several licensing agreements issued on a limited and non-exclusive basis to provide end-users with an appropriate number of well-located originalequipment manufacturer producers. Once qualified and licensed by BlastGard®, original equipment manufacturer producers will be directed to produce and maintain quality standards per end user requirements. BlastWrap® products to be manufactured with original equipment manufacturer production will likely include:

Lining – Aircraft (B747- 400- Royalty)- Once design and testing has been completed by our engineering and design team, we will work closely with the certified and widely dispersed air frame sub-contractors to integrate the use of BlastWrap® into their internal systems, such as fuel tanks, cargo holds, cabin and fuselage. Aircraft manufactures, similar to auto manufactures, typically require several suppliers of each part. Therefore the license agreement for air frame sub-contractors will need to be limited and non-exclusive providing us royalties on a per-unit basis as well as continued design, manufacturing, and installation consulting.

Insensitive Munitions (IM) Weapons Containers – Once the design and testing of each product is complete, we will license and train personnel on the fabrication of the various products within the line. The Contractor chosen will manufacture this product line in-house for each specific munition /weapon system. The contractor is expected to pay a per unit royalty to us for use of the design and of the patented product. In return, we will be retained on a consulting and design basis as part of the license agreement.

Current manufacturing arrangements for finished products

Currently, we have several products that we consider to be completed and finished products. Manufacturing arrangements for those products follow:

•	Pro-Form Packaging, Inc., located in Dunellen, New Jersey manufactures BlastWrap® and the MTR and MBR lids and ships to Porter’s Fabrications for installation.

•
Porter's Fabrications, Inc., is a specialist in metal fabrication and has 2 locations (Sumter, SC and Bessemer City, NC ) with a combined production space of 190,000 square feet.  Porter’s capabilities include: 8 state-of-the-art Lasers (3 fully automatic) which can cut up to 3/4" mild steel; Computerized object measurement and reporting for customer part inspection, certification, and quality control; 5 VMC’s and a quantity of 3 “5-Axis” machining centers that can be used for machining anything from misc. parts to ATM Boltwork.

•
Geo Products, LLC has a license for the manufacture of the patented (by the US Army Corps of engineers) HDPE cellular core sections in their plant in Houston, TX, which are used in the BlastGard Barrier system (“BBS”).  We are not contractually bound to use this product, and there are at least four different core systems we can use for BBS.  However, BlastGard has an exclusive worldwide license for this core product which is used for any blast-mitigated system with BlastWrap®.

 Purchasing

We rely on various suppliers to furnish the raw materials and components used in the manufacturing of our products. Management believes that there are numerous alternative suppliers for all of the key raw material and virtually all component needs.

Marketing Analysis

Overall Market

The market for blast solutions includes commercial industries (accidental explosions of chemicals, terrorist threats, demilitarization), militaries (weapons storage and transport, barriers, revetments and bunkers and vehicle protection), and governments and municipalities (bomb explosions and threats). We have examined each of these markets to identify areas and industries within each that will benefit most from BlastGard® Technology.  For a detailed discussion of our market analysis, reference is made to Item 1 of our Form 10-K for the fiscal year ended December 31, 2009, which is incorporated herein by reference.

Governmental Regulation

We are not aware of any existing or probable governmental regulations that would affect our business, except to the extent that we voluntarily design products to meet various governmental guidelines. For example, our products can be designed to conform to the United States Bureau of Alcohol, Tobacco and Firearm’s requirements for the containment of explosive materials.

 Research and Development

In 2010, 2009 and 2008, we spent approximately $950, $25,000 and $148,000, respectively, on research and development related activities of BlastGard. To date our products or prototypes of our products have been provided by us at no charge to potential customers for their own evaluation and testing done at their expense.

Employees

As of April 1, 2011, BlastGard had one officer and a total of two full-time employees. Additional sales and marketing personnel may be hired in the future as our sales efforts require such additional personnel.

SEC Reports Available on Website

The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.  Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other SEC filings are available on the SEC’s website as well as our company website at www.blastgardintl.com.

ITEM 1.A  RISK FACTORS

An investment in our common stock involves major risks. Before you invest in our common stock, you should be aware that there are various risks, including those described below.  You should carefully consider these risk factors together with all of the other information included in this Form 10-K before you decide to purchase shares of our common stock.

Purchase of our stock is a highly speculative and you could lose your entire investment.  We have been operating at a loss since inception, and you cannot assume that our plans and business prospects described herein will either materialize or prove successful.  Accordingly, you may lose all or a substantial part of your investment.  The purchase of our stock must be considered a highly speculative investment.

We can provide no assurances we will be able to continue as a going concern or raise additional financing in the future. The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.  As shown in the accompanying financial statements, we have incurred recurring losses, and have negative working capital and a net capital deficiency at December 31, 2010.  These factors, among others, may indicate that we may be unable to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability of assets and classification of liabilities that might be necessary should we be unable to continue as a going concern.  Our continuation as a going concern is dependent upon our ability to generate sufficient cash flow to meet our obligations on a timely basis and ultimately to attain profitability. The Company has a plan of financing to obtain cash to finance its operations through the sale of equity and/or debt borrowing.  We can provide no assurances that financing will be available to us on terms satisfactory to us, if at all, or that we will be able to continue as a going concern.  See “Notes to our Financial Statements.”

We had total liabilities at December 31, 2010 of $1,378,254, net of unamortized discount of $0 and may not be able to meet our obligations as they become due. The majority of this debt was owed to our secured debt holders who have security interests in all our tangible and intangible assets. At December 31, 2010, we had convertible secured debt of $279,292 and $355,000. Both debt issues were past due and were then accruing interest at default rates.  In addition to the convertible debt, we owed approximately $100,000 on a credit line and approximately $600,000 in accrued salaries and accounts payables.   In the first quarter of 2011, we borrowed on a short-term basis an additional $460,000 from one of the holders of our secured debt. We can provide no assurances that we will be able to meet our obligations to our secured lenders as they become due and payable.

We have incurred substantial losses from inception and failure to achieve significant revenues and profitability in the future would cause the market price for our common stock to decline further.  We have generated net losses from inception. We have an accumulated retained deficit of $13,668,332 and a shareholders’ equity of $(1,051,997) as of December 31, 2010. If we don’t immediately achieve significant revenues and profitability in the near future, the market price for our common stock could decline further.

Business and Operational Risks

The following are the major business and operational risks related to our new HighCom subsidiary:

•	A substantial portion of our revenue is dependent on U.S. military business, and a decrease or delay in contract awards in such business could have a material adverse effect on us.

•	We must comply with all laws and regulations surrounding U.S. export controls.

•	Continued turmoil in the credit markets and the financial services industry may negatively impact our business, results of operations, financial condition or liquidity.

•	Many of our customers have fluctuating budgets, which may cause fluctuations in our results of operations.

•
Our business is subject to various laws and regulations favoring the U.S. government’s contractual position, and our failure to comply with such laws and regulations could harm operating results and prospects.

•	We rely on certain vendors to supply us with ballistics materials, composites materials, and other key materials that if we were unable to obtain could adversely affect our business.

•	Growth of operations may strain resources and if we fail to manage growth successfully, our business could be adversely affected.

•	Increases in the prices paid for raw materials or labor costs may adversely affect profit margins.

•	Our products are used in situations that are inherently risky. Accordingly, we may face product liability and exposure to other claims for which we may not be able to obtain adequate insurance.

•
We are engaged in a highly competitive marketplace, which demands that producers continue to develop new products. Our business will be adversely affected if we are not able to continue to develop new and competitive products.

•
We face continuous pricing pressure from our customers and our competitors. This will affect our margins and therefore our profitability and cash flow unless we can efficiently manage our manufacturing costs and market our products based on superior quality.

•	We may have difficulty protecting our proprietary technology.

•	If we are unable to successfully retain executive leadership and other key personnel, our ability to successfully develop and market our products and operate our business may be harmed.

•	We have launched and expect to continue to launch strategic and operational initiatives which if not successful could adversely affect our business.

•
HighCom has in the past relied on its credit facility for liquidity needs which is currently at its maximum. The available credit under this facility is linked to a borrowing base, and reductions in eligible receivables and inventory will reduce our ability to draw on the line. The terms of the facility include various covenants, and failure to meet these covenants could affect our ability to borrow. These factors could affect our liquidity.

•	We may incur additional costs or material shortages due to new NIJ certification and testing standards.

•	If internal control over financial reporting becomes ineffective, our business and future prospects may suffer.

HighCom faces intense competition that could result in our losing or failing to gain market share and suffering reduced revenue.

HighCom operates in intensely competitive markets that are characterized by competition from major domestic and international companies in our business and from a large number of competitive companies and alternative solutions in our security business. This intense competition could result in pricing pressures, lower sales, reduced margins, and lower market share. Any movement away from high-quality, domestic ballistic plates to lower priced or comparable foreign alternatives would adversely affect our business. Some of HighCom's competitors have greater financial, technical, marketing, distribution, and other resources and, in certain cases, may have lower cost structures than we possess and that may afford them competitive advantages. As a result, they may be able to devote greater resources to the promotion and sale of products, to negotiate lower prices on raw materials and components, to deliver competitive products at lower prices, and to introduce new products and respond to customer requirements more effectively and quickly than HighCom can.

Competition is primarily based on quality of products, product innovation, price, consumer brand awareness, alternative solutions, and customer service and support. Pricing, product image, quality, and innovation are the dominant competitive factors in the industry. Our ability to compete successfully depends on a number of factors, both within and outside our control. These factors include the following:

•	our success in designing and introducing innovative new products and services;

•	our ability to predict the evolving requirements and desires of our customers;

•	the quality of our customer service;

•	product and service introductions by our competitors; and

•	foreign labor costs and currency fluctuations, which may cause a foreign competitor’s products to be priced significantly lower than our products.

We can provide no assurances that we will be able to successfully compete with our competitors in the future.

If we are unable to compete effectively with our competitors, we will not be successful generating revenues or attaining profits. The blast mitigation industry is highly competitive. BlastGard's ability to generate revenues and profitability is directly related to our ability to compete with our competitors. Currently, we believe that we have a competitive advantage because of our unique technology, our product performance, product mix and price. Our beliefs are based only on our research and development testing and we currently have only four completed and finished products. We face competition in our markets from competing technologies and direct competition from additional companies that may enter this market with greater financial resources than we have.  If we are unable to compete effectively, we will not be successful in generating revenues or attaining profits.

BlastGard has not yet hired sales and marketing personnel, which may hinder our ability to generate revenues. BlastGard's  primary sales focus has been to distribute our products through strategic partners, direct sales and through information and education by our executive officers. Through our executive officers, we have in the past entered into agreements with several strategic partners and our officers  worked with them to attempt to generate significant sales.  However, these efforts have not been successful. In the future, we may develop our own sales and marketing department in the event that management believes that such efforts would be meaningful and within our budget requirements. The failure to form a sales and marketing department and hire qualified sales personnel may adversely affect BlastGard's sales efforts and could cause us not to meet operating projections.

Loss of key personnel could cause a major disruption in our day-to-day operations and we could lose our relationships with third-parties with whom we do business. Our future success depends in a significant part upon the continued service of our executive officers as key management personnel.  Competition for such personnel may be intense, and to be successful we must retain our key managerial personnel.  The loss of key personnel or the inability to hire or retain qualified replacement personnel could have cause a major disruption in our day-to-day operations and we could lose our relationships with third-parties with whom we do business, which could adversely affect our financial condition and results of operations.

We can provide no assurances that HighCom sales will be restored to historical levels or that BlastGard will successfully achieve sales of its products.

Our new subsidiary, HighCom, has a history of significant sales, which are not present in
BlastGard. HighCom will attempt to restore sales to historical levels, although no assurances can be given in this regard.  Currently, the Company intends to devote primarily all of its manpower and capital resources to the operations of HighCom. If our parent corporation, BlastGard, chooses to devote resources toward the development of sales in its traditional Blastwrap business, these sales activities may not be successful. We can provide no assurances that our operations will be able to operate profitably in the future.

Dependence on outside manufacturers and suppliers could disrupt our business if they fail to meet our expectations.  Currently, we rely on outside manufacturers and suppliers for many of our products. In the event that any of our suppliers or manufacturers should become too expensive or suffer from quality control problems or financial difficulties, we would have to find alternative sources.

Possible technological obsolescence of our produts. Our products may be subject to technological obsolescence, which would adversely affect our business by increasing our research and development costs and reducing our ability to generate sales.  Discovery of another new technology by third parties could replace or result in lower than anticipated demand for our products and could materially adversely affect our operations.

We may not be able to successfully use or defend our intellectual property rights, which would prevent us from developing an advantage over our competitors.  We rely on a combination of patent applications, trademarks, copyright and trade secret laws, and confidentiality procedures to protect our intellectual property rights, which we believe will give us a competitive advantage over our competitors. However, we have not been granted any patents and we may never be granted any patents if our applications are denied.  Even if a patent is issued, use of our technology may infringe upon patents issued to third-parties, which would subject us to the cost of defending the patent and possibly requiring us to stop using the technology or to license it from a third party.  If a third party infringes on a patent issued to us, we will bear the cost of enforcing the patent. If we are not able to successfully use or defend our intellectual property rights, we may not be able to develop an advantage over our competitors.

Lack of Product Liability Insurance.  Due to lack of financing, the Company's product liability insurance had lapsed, but is expected to be reinstated in April 2011.  We can provide no assurances that the amount of product liability insurance will be sufficient to cover our future claims.

We do not expect to be able to pay cash dividends in the foreseeable future, so you should not make an investment in our stock if you require dividend income. The payment of cash dividends, if any, in the future rests within the discretion of its Board of Directors and will depend, among other things, upon our earnings, our capital requirements and our financial condition, as well as other relevant factors. We have not paid or declared any cash dividends upon our Common Stock since our inception and by reason of our present financial status and our contemplated future financial requirements does not contemplate or anticipate making any cash distributions upon our Common Stock in the foreseeable future.

We have a limited market for our common stock which causes the market price to be volatile and to usually decline when there is more selling than buying on any given day.  Our common stock currently trades on the over the counter market under the symbol “BLGA.”  However, at most times in the past, our common stock has been thinly traded and as a result the market price usually declines when there is more selling than buying on any given day. As a result, the market price has been volatile, and the market price may decline immediately if you decide to place an order to sell your shares.

The market price of our common stock is highly volatile and several factors that are beyond our control, including our common stock being historically thinly traded, could adversely affect its market price.  Our common stock has been historically thinly traded and the market price has been highly volatile.  For these and other reasons, our stock price is subject to significant volatility and will likely be adversely affected if our revenues or earnings in any quarter fail to meet the investment community’s expectations. Additionally, the market price of our common stock could be subject to significant fluctuations in response to:

▪	announcements of new products or sales offered by BlastGard® or its competitors;
▪	actual or anticipated variations in quarterly operating results;
▪	changes in financial estimates by securities analysts;
▪	changes in the market’s perception of us or the nature of our business; and
▪	sales of our common stock.

Future sales of common stock into the public market place will increase the public float and may adversely affect the market price.  As of March 31, 2011, we have outstanding 70,940,142 shares of common stock, including an estimated 32,864,242 outstanding shares held by non-affiliated persons. Holders of restrictive securities may also sell their restrictive shares pursuant to Rule 144. In general, under Rule 144 of the Securities Act of 1933, as amended, shares of our common stock beneficially owned by a person for at least six months (as defined in Rule 144) are eligible for resale under Rule 144, subject to the availability of current public information about us and, in the case of affiliated persons, subject to certain additional volume limitations, manner of sale provisions and notice provisions. Pursuant to Rule 144, non-affiliates may sell or otherwise transfer their restricted shares without compliance with current public information where the restricted securities have been held for at least one year pursuant to Rule 144(a). Future sales of common stock or the availability of common stock for sale may have an adverse effect on the market price of our thinly traded common stock, which in turn could adversely affect our ability to obtain future funding as well as create a potential market overhang.

“Penny Stock” regulations may adversely affect your ability to resell your stock in market transactions. The SEC has adopted penny stock regulations which apply to securities traded over-the-counter.  These regulations generally define penny stock to be any equity security that has a market price of less than $5.00 per share or an equity security of an issuer with net tangible assets of less than $5,000,000 as indicated in audited financial statements, if the corporation has been in continuous operations for less than three years.  Subject to certain limited exceptions, the rules for any transaction involving a penny stock require the delivery, prior to the transaction, of a risk disclosure document prepared by the SEC that contains certain information describing the nature and level of risk associated with investments in the penny stock market.  The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities.  Monthly account statements must be sent by the broker-dealer disclosing the estimated market value of each penny stock held in the account or indicating that the estimated market value cannot be determined because of the unavailability of firm quotes. In addition, the rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and institutional accredited investors (generally institutions with assets in excess of $5,000,000).  These practices require that, prior to the purchase, the broker-dealer determined that transactions in penny stocks were suitable for the purchaser and obtained the purchaser’s written consent to the transaction.

Our common stock is currently subject to the penny stock regulations.  Compliance with the penny stock regulations by broker-dealers will likely result in price fluctuations and the lack of a liquid market for the common stock, and may make it difficult for you to resell your stock in market transactions.

ITEM 1.B.  UNRESOLVED STAFF COMMENTS

Not applicable .

ITEM 2.DESCRIPTION OF PROPERTY

We do not own any real estate properties. The Company entered into a lease agreement in January 1, 2009 for office space in Clearwater Florida.  Rental payments under the lease are $300 per month on a month to month basis.  Rent expense for 2010 and 2009 was approximately $3,600 and $3,700 respectively.

HighCom leases office and manufacturing space in Columbus, Ohio. The total space leased is approximately 11,000 square feet.  The lease expires on August 31, 2011. We believe that our HighCom facility is adequate for present requirements and suitable for the operations involved.  Rent expense for 2010 and 2009 was approximately $220,000 and $207,000 respectively.

ITEM 3.  LEGAL PROCEEDINGS

We are currently not subject to any threatened or pending legal proceedings. Nevertheless, we may from time to time become a party to various legal proceedings arising in the ordinary course of our business.

ITEM 4.  RESERVED

PART II

ITEM 5.   MARKET FOR COMMON STOCK AND RELATED SHAREHOLDER MATTERS

There is a limited public market for our Common Stock. Our common stock has been quoted on the OTC Bulletin Board under the symbol “BLGA” since March 29, 2004 (on some internet-based services such as http://finance.yahoo.com, stock quotes can be accessed using the symbol BLGA.OB).The following table sets forth the range of high and low sales prices for our Common Stock for each quarterly period indicated, in the last two fiscal years.

Quarter Ended	High Sales	Low Sales
March 31, 2009	$0.07	$0.01
June 30, 2009	$0.06	$0.02
September 30, 2009	$0.07	$0.01
December 31, 2009	$0.04	$0.01

March 31, 2010	$0.011	$0.0036
June 30, 2010	$0.01	$0.0036
September 30, 2010	$0.005	$0.0021
December 31, 2010	$0.0225	$0.004

The source of this information is the OTC Bulletin Board and other quotation services. The quotations reflect inter-dealer prices, without retail markup, markdown or commission.

Holders

As of April 1, 2011, there were approximately 148 holders of record of our common stock (this number does not include beneficial owners who hold shares at broker/dealers in “street-name”).

Dividends

To date, we have not paid any dividends on its common stock and do not expect to declare or pay any dividends on such common stock in the foreseeable future. Payment of any dividends will be dependent upon future earnings, if any, our financial condition, and other factors as deemed relevant by our Board of Directors.

Repurchases of equity securities

During the past three years, we did not repurchase any of our outstanding equity securities. except for the warrants repurchased from the June 2006 lenders as described under "Item 13.

Sales of Unregistered Securities

From January 1, 2010 to December 31, 2010, we had no sales or issuances of unregistered common stock, except we made sales or issuances of unregistered securities listed in the table below:

Date of Sale	Title of Security	Number Sold	Consideration Received and Description of Underwriting or Other Discounts to Market Price or Convertible Security, Afforded to Purchasers	Exemption from Registration Claimed	If Option, Warrant or Convertible Security, terms of exercise or conversion

February 2010	Common Stock	250,000	$25,000 (services as Bd member)	Rule 506, Section 4(2)	Not applicable

February 2010	Common Stock	250,000	$25,000 (services as Bd member)	Rule 506, Section 4(2)	Not applicable

December 2010	Common Stock	5,500,000	$165,000 Equity Investment; no commissions paid	Rule 506, Section 4(2)	Equity conversion At $.03 per share

ITEM 6.  SELECTED FINANCIAL DATA

Not applicable.

ITEM 7.  MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Statements contained herein that are not historical facts are forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, the forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those projected. We caution investors that any forward-looking statements made by us are not guarantees of future performance and actual results may differ materially from those in the forward-looking statements. Such risks and uncertainties include, without limitation: well-established competitors who have substantially greater financial resources and longer operating histories, regulatory delays or denials, ability to compete as a start-up company in a highly competitive market, and access to sources of capital.

The following discussion and analysis should be read in conjunction with our financial statements and notes thereto included elsewhere in this Form 10-K.  Except for the historical information contained in this Form 10-K, the discussion in this Form 10-K contains certain forward-looking statements that involve risks and uncertainties, such as statements of our plans, objectives, expectations and intentions. The cautionary statements made in this Form 10-K should be read as being applicable to all related forward-looking statements wherever they appear in this Form 10-K. Our actual results could differ materially from those discussed here.

New Product Line

On January 25, 2011, we acquired 98.2% of the capital stock of HighCom pursuant to a transaction which is described under "Item 13" herein.  HighCom provides a wide range of security products and personal protective gear (including tactical armor) that are tailored and offer protection solutions to specific customer requirements.  HighCom caters to local law enforcement agencies, correctional facilities and municipal authorities.  Given the equipment and ballistic protection solutions provided by HighCom, compliance with the U.S. Department of Commerce, U.S. Department of State, U.S. Department of the Treasury and all other governmental agencies' regulations is a high priority. HighCom has sold its products in the defense and law enforcement sectors and is known for innovative technology, exceptional customer service and superior quality performance. We export our products throughout the world and have in the past sold products in Asia, Africa, Europe, Latin America and the Middle East. Many of our products are controlled for export purposes and we require end user details prior to all sales. Strict compliance with U.S. and International laws and regulations is mandatory.

As discussed under "Background of HighCom" under "Item 1," HighCom's sales revenues in 2008 were approximately $17 million. Revenues in 2009 suffered a large decrease largely attributable to a May 2009 fire in its Columbus, OH facility. This destructive fire caused significant disruption to HighCom operations which was forced to relocate to new premises to restart its manufacturing activities.  The combination of decreased spending in law enforcement and homeland security sectors experienced by the industry, the US financial crisis and the destructive effects of the factory fire, revenues decreased to $4 million.  In the second half of 2009, HighCom was able to reestablish its operations in OH and began to regain its market presence both with customers and vendors.  The result of which was the receipt of a $6 million contract award through an open bid process for the supply of hard armor plates and soft armor vests to United Nations Peacekeeping Forces.  This was the first UN contract won by HighCom as a prime contractor.  Shipments under this contract began in late 2009 with the majority of the contract revenues scheduled to be earned in 2010.  Reference is made to “Item 1” – Foreign Corrupt Practices Act for a discussion of material events that effected HighCom in fiscal 2010 and the first quarter of 2011.

In March 2011, BlastGard’s management team officially assumed operational control of HighCom.  Since this time we have accomplished a number of key compliance tasks and are currently in the process of finalizing manufacturing agreements with several key partners.  As stated in the paragraph above, BlastGard has received official communication from the U.S. State Department that HighCom’s export authority has been reinstated. In addition to this, BlastGard has completed registration through both the Directorate of Defense Trade Controls as well as the Bureau of Industry and Security ("BSI"). The purpose of these registrations is to allow BlastGard control over the export management and compliance program moving forward.  HighCom also completed their ISO certification which had been revoked under HighCom due to missed audits.  BlastGard management has been able to complete an internal audit and management review, in addition to meeting with BSI for the external audit review and HighCom has been recommended for continuing ISO certification. Communication with the United Nations is ongoing.  BlastGard has also made significant personnel changes within HighCom and restructuring of operating locations and costs. BlastGard is expecting a 30% reduction in HighCom’s operating expenses in the second quarter of 2011.

Since the completion of our acquisition of HighCom, the Company has focused its employee time and capital resources primarily on the development of the business of HighCom. We expect future results of operations to show the benefits of these changes.  For the quarter ended March 31, 2011, our results of operations will include revenues and expenses of HighCom Securities from March 4, 2011.

Results of Operations

Year  Ended December 31, 2010 vs. 2009

Since emerging from our development stage operations in 2005, our BlastGard MTR blast mitigated trash receptacles have been sold to numerous government service advantage (“GSA”) clients located in the United States. We received orders for MTRs from the National Railroad Passenger Corporation also known as Amtrak., the U.S. Holocaust Memorial Museum, GSA for Federal Buildings, NYC Transit and for BlastWrap® from the Naval Weapons Station Earle, Sandia National Labs, and several domestic and international entities. For fiscal 2010, we recognized sales of $87,994 and a gross profit of $23,033, as compared to sales of $49,893 and a gross profit of $21,307 for the comparable period of the prior year.

For fiscal 2010, our overall operating and non operating expenses, including interest expense and gain on derivative liability, decreased over the comparable period of the prior year, primarily due to reductions of salaries, insurance and professional fees. In November 2008, we took measures to reduce our monthly operating costs from approximately $110,000 per month to an estimated $50,000 per month. See “Recent Developments” under Item 7 following “Liquidity and Capital Resources.”

Our net loss for fiscal 2010 was $467,613 as compared to $698,221 for the comparable period of the prior year.

Liquidity and Capital Resources.

At December 31, 2010, we had cash of $46,382, accounts receivable of $342, a retained deficit of $13,672,332 and shareholder equity of $(1,055,997). At December 31, 2010, we owed $322,743 in principle and interest pursuant to our December 2004 Debt and $355,000 in principal pursuant to our June 2006 Debt, which June 2006 Debt was retired in January 2011 pursuant to a settlement agreement described below. During 2010, net cash was used in operating activities of $(99,914). This resulted primarily from our net loss of $467,613, partially reduced by a stock based compensation non-cash charge of $50,000 and an increase in accounts payable and accruals of $311,622.  During 2010, net cash was used in investing activities of $24,423, primarily payments for deferred costs.

At December 31, 2009, we had cash of $1,739, accounts receivable of $0.00, a retained deficit of $13,204,719 and shareholder equity of $(803,384). During 2009, net cash was used in operating activities of $63,489. This resulted primarily from our net loss of $698,221, partially reduced by a stock based compensation non-cash charge of $154,000 and depreciation and amortization of debt discounts of $66,670 and the collection of accounts receivable of $267,964. During 2009, net cash was used in investing activities of $34,748, primarily payments for deferred costs.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.  As shown in the accompanying financial statements, we have incurred recurring losses, and have negative working capital and a net capital deficiency at December 31, 2010.  These factors, among others, may indicate that we may be unable to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability of assets and classification of liabilities that might be necessary should we be unable to continue as a going concern.  Our continuation as a going concern is dependent upon our ability to generate sufficient cash flow to meet our obligations on a timely basis and ultimately to attain profitability. The Company has a plan of financing to obtain cash to finance its operations through the sale of equity and debt borrowing.  We can provide no assurances that financing will be available to us on terms satisfactory to us, if at all, or that we will be able to continue as a going concern.  In this respect, see “Note 1 – Going Concern” in our financial statements for additional information as to the possibility that we may not be able to continue as a “going concern.”

On January 25, 2011, BlastGard settled the 2006 debt (subordinated convertible promissory notes) for $130,000 to pay off the debt and the accrued interest at a discount, eliminate all claims to equity and warrants by the Lenders and free up the unissued shares.

To date, we have relied on management’s ability to raise capital through equity and debt private placement financings to fund our operations. We also have relied on borrowings from our Chief Executive Officer/Chief Financial Officer who has loaned the Company approximately $11,000 during 2010 which was subsequently paid back and from our financial institution with a personal guaranty of our Chief Executive Officer/Chief Financial Officer, in the amount of approximately $95,311 as of April 1, 2011.  We anticipate that our current and future liquidity requirements will arise from the need to finance our operations, accounts receivable and inventories, and from the need to fund our growth from operations, current debt obligations and capital expenditures. The primary sources of funding for such requirements are expected to be cash generated from operations and raising additional capital from the sale of equity and/or debt securities. We estimate that we will require between $2.0 million and $2.5 million in additional financing and cash flow from operations to support our operations and to meet our debt obligations as they become due and payable over the next 15 months of operations. We can provide no assurances that cash generated from operations will occur or additional financing will be obtained on terms satisfactory to us, if at all, or that additional debt conversions will occur.

Recent Developments

On January 25, 2011, BlastGard International, Inc. ("BlastGard") entered into a binding Letter of Intent (“LOI”) with HighCom Security, Inc. (“HighCom”) under which BlastGard would acquire 100% of the common stock of HighCom.  Under the LOI, the HighCom stockholders were entitled to the following:  (a) 10,000,000 shares of common stock upon execution of the definitive stock purchase agreement by all parties; (b) 100 Preferred convertible into 10,000,000 shares of common stock at such time as the company achieves a gross revenue of $5 million dollars within 18 months of close; (c) 100 Preferred convertible into 10,000,000 shares of common stock at such time as the company achieves a gross revenue of $10 million dollars within 24 months of close; and lastly (d) 150 Preferred convertible into 15,000,000 shares of common stock at such time as the company achieves a gross revenue of $15 million dollars within 30 months of close. HighCom's shareholders shall be entitled to a pro rata delivery of earn-out shares in the event a milestone is not 100% achieved or in the event BlastGard does not raise the amount of Two Million Five Hundred Thousand Dollars ($2,500,000). At Closing, BGI shall deliver its promissory notes representing its promise to pay $200,000 to HighCom shareholders at the earlier of ninety days or upon receipt of audited financials from HighCom, unless HighCom fails to provide the requested material to the extent they exist with such audit to start within ten days or as soon as practicable. An additional payment of $100,000 will be released upon revenues of $2 million dollars being achieved by HighCom which shall be paid pro-rata and shall be calculated based on revenue achieved at the end of 8 months post close. All sales mentioned above refer to sales from products presently marketed by HighCom.

On March 4, 2011, among other changes the LOI was amended as follows: 1) the LOI constitutes the definitive stock purchase agreement; 2) BlastGard issued 9,820,666 shares of its Common Stock and promissory notes totaling $196,400 to Robert Rimberg as trustee for an Irrevocable Trust FBO and Yochi Cohen and his wife, Yocheved Cohen–Charash (the "Trust") in exchange for 1,150 shares of the outstanding 1,171 shares of HighCom Common Stock, equivalent to 98.2% of the outstanding shares; 3) the parties agree to waive all closing conditions, escrow provisions and right of rescission; and 4) BGI agreed for a period of 30 days to offer to purchase from a non-affiliated person 21 shares of HighCom from him or his transferee at a cost of 179,934 shares of BGI Common Stock and in exchange for promissory notes totaling $3,600, with terms identical to those received by the Trust plus 1.8% of the Earnout provisions contained in the LOI.  As of the filing date of this Form 10-K, these 21 shares of HighCom have not been purchased by us.

BlastGard also agreed to an earnout consisting of up to $100,000 in cash and up to 35,000,000 shares of common stock based on a pro-rata basis if revenue reaches certain goals.  BlastGard management believes that the revenues goals are very achievable and have valued the contingent consideration at 68% of the market price at the time of the agreement.

Starting on March 4, 2011, we have the revenues from the sale of HighCom products to help fund our operations.  The extent of the cash provided will be dependent on our ability to generate sales and control the administrative costs of HighCom.

Recent Financings

As reported in our Form 10-Q for September 30, 2010 filed on December 8, 2010, BlastGard reported that on November 30, 2010, the Company received funds in the amount of $165,000 as a down payment to be followed by additional financing on December 15, 2010; January 3, 2011; January 17, 2011; and February 1, 2011, in accordance with a schedule to be mutually agreed upon. The funds were a portion of a $500,000 commitment and were convertible to stock at $0.03 (16,666,667 shares) per share at the holder’s discretion. Subsequent disbursements on December 15, 2010; January 3, 2011 and January 17, 2011 never took place and a default notice was sent to TangoPoint Group. In addition, BlastGard was notified by certified mail that the sole member and managing member of TangoPoint Investments, LLC, one of the two entities representing themselves collectively as TangoPoint Group, did not authorize entering into an agreement with BlastGard. The sole member of TangoPoint Investments, LLC stated that because there was no operating agreement for TangoPoint Investments, LLC and no agreement amongst the members regarding the same, no one should conduct business in the name or act on behalf of TangoPoint Investments, LLC. On December 22, 2010, BlastGard, Mitch Silverman and TangoPoint Investments, LLC entered into an agreement stating that they have no financial or other obligations or liabilities to each other, that the parties are not involved in any business or business relationship with each other and providing for the benefit of each party a general release for the benefit of each party. The Company has offered TangoPoint Group, which now does not include TangoPoint Investments, LLC, a new agreement. The Company had verbally agreed to accept the balance of the initial $500,000 equity investment at $.03 per share ($335,000) from the new TangoPoint Group. On January 24, 2011, the new TangoPoint Group wired $125,000 to BlastGard, which was subsequently used to settle the 2006 debt described above, which also freed up the unissued shares needed for the conversion of the $125,000 investment. However, no final funding arrangements are in effect at the time of this filing.

Alpha Capital Aktiengesellschaft, a holder of 2004 Debt, loaned us $160,000 in February 2011 and an additional $300,000 in March 2011 pursuant to secured notes convertible at the lesser of the applicable conversion price or eighty percent of the conversion price of any convertible note issued by the Company to anyone prior to or on the one year anniversary of the Issue Date of the Note, subject to adjustment as described therein. The February 2011 notes had a conversion price of $.03 per share and the March 2011 notes had a conversion price of $.05 per share.

Each note bears an interest rate of 10% per annum, with a default interest rate of 15% per annum. Interest shall be payable quarterly in arrears on the last day of each calendar quarter commencing March 31, 2011, with a maturity date of August 31, 2011 in the case of the February 2011 issued note and a maturity date of March 3, 2012 in the case of the March 2011 issued note. The individual note holder has the right, at its option, to convert the principal amount of each note, together with all accrued interest thereon in accordance with the provisions of and upon satisfaction of the conditions contained in each note, into fully paid and non-assessable shares of our common stock at a conversion price per share as described above, subject to adjustment in certain circumstances if the notes are then outstanding, such as a stock split, combination or dividend; or in the event we issue shares of common stock for consideration of less than the exercise price. Each note is secured by all of the assets of BlastGard International, Inc, and its wholly-owned subsidiary, BlastGard Technologies, Inc., until the notes have been fully paid or fully converted into common stock. Also in connection with these transactions, we issued the note holder warrants to acquire up to 17 million shares of our common stock at prices ranging from $0.03 per share to $0.08 per share, subject to anti-dilution protection over the life of the warrants.  Of the 17 million shares purchasable upon exercise of the warrants, warrants to purchase 8 million common shares exercisable at $0.03 per share expire on February 3, 2016 and the remaining warrants to purchase 9 million common shares, exercisable at $0.08 per share terminate on March 7, 2016.

Recently Issued Accounting Pronouncements

We have reviewed the FASB issued Accounting Standards Update (“ASU”) accounting pronouncements and interpretations thereof that have effectiveness dates during the periods reported and in future periods. The Company has carefully considered the new pronouncements that alter previous generally accepted accounting principles and does not believe that any new or modified principles will have a material impact on the corporation’s reported financial position or operations in the near term.  The applicability of any standard is subject to the formal review of our financial management and certain standards are under consideration.  Reference is made to these recent accounting pronouncements as if they are set forth therein in their entirety.

ITEM 8.  FINANCIAL STATEMENTS

The information required by Item 8 and an index thereto commences on page F-1, which pages follow this page.

ITEM 9.  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Not applicable.

ITEM 9A.  CONTROLS AND PROCEDURES

The Chief Executive Officer/Chief Financial Officer has evaluated the effectiveness of our disclosure controls and procedures as required by Exchange Act Rule 13a-15(b) as of the end of the period covered by this report. Based on that evaluation, the Chief Executive Officer/Chief Financial Officer has concluded that these disclosure controls and procedures are effective.

REPORT OF MANAGEMENT ON INTERNAL CONTROL OVER FINANCIAL REPORTING

Our management is responsible for establishing and maintaining adequate internal control over financial reporting for the company. Internal control over financial reporting is a process to provide reasonable assurance regarding the reliability of our financial reporting for external purposes in accordance with accounting principles generally accepted in the United States of America. Internal control over financial reporting includes maintaining records that in reasonable detail accurately and fairly reflect our transactions Under the supervision and with the participation of our management, including the Chief; providing reasonable assurance that transactions are recorded as necessary for preparation of our financial statements; providing reasonable assurance that receipts and expenditures of company assets are made in accordance with management authorization; and providing reasonable assurance that unauthorized acquisition, use or disposition of company assets that could have a material effect on our financial statements would be prevented or detected on a timely basis. Because of its inherent limitations, internal control over financial reporting is not intended to provide absolute assurance that a misstatement of our financial statements would be prevented or detected.

Management conducted an evaluation of the effectiveness of our internal control over financial reporting based on the framework in Internal Control – Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. Based on this evaluation, management concluded that the Company’s internal control over financial reporting was effective as of December 31, 2010. There were no changes in our internal control over financial reporting during the quarter ended December 31, 2010 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

ITEM 9B.  OTHER INFORMATION.

Not Applicable.

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders:
Blastgard International, Inc.

I have audited the balance sheets of BlastGard International, Inc. as of December 31, 2010 and 2009 and the related statements of operations, changes in stockholders’ deficit, and cash flows for the years then ended. These financial statements were the responsibility of the Company’s management.  My responsibility was to express an opinion on these financial statements based on our audits.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the financial statements were free of material misstatement.  The Company was not required to have, nor was I engaged to perform, an audit of its internal control over financial reporting.  My audit included consideration of internal control over financial reporting as a basis for designing audit procedures that were appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, I express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  I believe that my audit provide a reasonable basis for my opinion.

In my opinion, the financial statements, referred to above, present fairly, in all material respects, the financial position of BlastGard International, Inc. as of December 31, 2010 and 2009, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note 1 to the financial statements, the Company has incurred recurring losses and has used significant cash in support of its operating activities.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern.  Further information and management’s plans in regard to this uncertainty were also described in Note 1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Peter Messineo, CPA
Palm Harbor, Florida
April 11, 2011

Balance Sheets
 December 31, 2010 and 2009

	2010	2009
Assets
Current assets:
Cash	$46,382	$1,739
Receivables:
Trade, net	342	-
Inventory	51,290	67,126
Prepaid expenses	—	-
Total current assets	98,014	68,865

Property and equipment, net	64	320
Other assets:
Intangibles, net	24,344	26,277
Deferred costs	203,535	179,112
Deposits	300	817

	$326,257	$275,391

Liabilities and Shareholders’ Equity
Current liabilities:
Current maturities on convertible notes payable, net of
unamortized discount of $0 and $0	$634,292	$634,292
Line of Credit	95,360	91,380
Accounts payable	249,087	139,603
Accrued payroll	322,423	111,956
Accrued interest payable	62,671	—
Short term portion of settlement payable	—	75,000
Related party loans	14,421	26,544
Total current liabilities	1,378,254	1,078,775

Long term portion of settlement payable	—	—

Shareholders’ equity
Preferred stock, $.001 par value; 1,000 shares authorized,
-0- shares issued and outstanding	—	—
Common stock, $.001 par value; 100,000,000 shares authorized,
56,086,142 and 50,086,142 shares issued and outstanding	56,086	50,086
Additional paid-in capital	12,560,249	12,351,249
Retained deficit	(13,668,332)	(13,204,719)
Total shareholder’s equity	(1,051,997)	(803,384)

	$326,257	$275,391

Statements of Operations
Years ended December 31, 2010 and 2009

	2010	2009
Revenues:
Sales	$87,994	$49,893
Cost of goods sold	64,961	28,586
Gross profit	23,033	21,307

Operating expenses:
General and administrative	397,210	591,566
Research and development	945	25,110
Depreciation and amortization	2,189	2,338
Total operating expenses	400,344	619,014

Operating loss	(377,311)	(597,707)

Non-operating income/(expense):
Gain on derivative liability (Note 6)	—	—
Interest income	—	2
Rental income	—	1,200
Loss on conversion of debt	—	—
Loss on disposal of assets	—	—
Settlement loss and royalty expense	(671)	(508)
Interest expense (Notes 4 and 5):
Amortized debt issue costs	—	—
Amortized debt discount	—	(64,332)
Other	(85,631)	(36,876)

Loss before income taxes	(463,613)	(698,221)

Income tax provision (Note 3)	—	—

Net loss	$(463,613)	$(698,221)

Basic and diluted loss per share	$(0.01)	$(0.01)

Basic and diluted weighted average
common shares outstanding	50,983,402	47,354,199

Statement of Changes in Stockholders Equity
 For the Years ended December 31, 2010 and 2009

			Additional
	Common Stock	Common Stock	Paid in	Retained
Description	No. of Shares	Par Value	Capital	Deficit	Total

Balance - 12/31/08	42,369,978	42,370	11,957,148	(12,506,498)	(506,980)
				—
Sale of stock	3,000,000	3,000	87,000		90,000
Stock in lieu of salary	1,125,000	1,500	148,500	—	150,000
Conversion of debt	3,116,164	3,116	90,369	—	93,485
Stock for services	475,000	100	3,900		4,000
Discount on convertible debt assumed	—	—	64,332	—	64,332
2009 loss				(698,221)	(698,221)

Balance - 12/31/09	50,086,142	$50,086	$12,351,249	$(13,204,719)	$(803,384)

Board member compensation	500,000	500	49,500		50,000
Sale of stock	5,500,000	5,500	159,500		165,000
2010 Loss				(463,613)	(463,613)

Balance - 12/31/10	56,086,142	$56,086	$12,560,249	$(13,668,332)	$(1,051,997)

Statements of Cash Flows
Years ended December 31, 2010 and 2009

	2010	2009
Cash flows from operating activities:
Net loss	$(463,613)	$(698,221)
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation and amortization	2,189	2,338
Amortization of debt issue costs	—	64,332
Stock-based compensation	50,000	154,000
Stock given for interest	—	388
Changes in operating assets and liabilities:
Accounts receivable	(342)	267,964
Inventory	15,836	10,767
Other operating assets	517	17,923
Accounts payable and accruals	307,622	90,476
Related party payable	(12,123)	26,544

Net cash used in
operating activities	(99,914)	(63,489)

Cash flows from investing activities:
Payments for deferred costs	(24,423)	(34,748)
Net cash used in
investing activities	(24,423)	(34,748)

Cash flow from financing activities:
Net proceeds from line of credit	3,980	8,499
Proceeds from sale of stock	165,000	90,000
Payments for debt principal	—	—
Net cash provided by
financing activities	168,980	98,499

Net change in cash	44,643	262

Cash, beginning of period	1,739	1,477

Cash, end of period	$46,382	$1,739

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$22,960	$36,488
Income taxes	$—	$—

BLASTGARD INTERNATIONAL, INC.
Notes to Financial Statements

(1)	Organization, Basis of Presentation, and Summary of Significant Accounting Policies

Organization and Basis of Presentation

BlastGard International, Inc. (the “Company”) was incorporated on September 26, 2003 as BlastGard Technologies, Inc. (“BTI”) in the State of Florida, to design and market proprietary blast mitigation materials. The Company created, designs, develops and markets proprietary blast mitigation materials.  The Company’s patent-pending BlastWrap® technology effectively mitigates blast effects and suppresses post-blast fires.  The Company sub-contracts the manufacturing of products to licensed and qualified production facilities.

The Company went public through a shell merger on January 31, 2004.  On March 31, 2004, the Company changed its name to BlastGard International, Inc.

Going Concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.  As shown in the accompanying financial statements, the Company has incurred recurring losses and has used significant cash in support of its operating activities.  These factors, among others, may indicate that the Company will be unable to continue as a going concern.

The financial statements do not include any adjustments relating to the recoverability of assets and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.  The Company’s continuation as a going concern was dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis and ultimately to attain profitability.  The Company plans to generate the necessary cash flows with increased sales revenue over the next 12 months.  However, should the Company’s sales not provide sufficient cash flow; the Company has plans to raise additional working capital through debt and/or equity financings.    There was no assurance the Company will be successful in producing increased sales revenues or obtaining additional funding through debt and equity financings.

Use of Estimates

The preparation of financial statements in accordance with generally accepted accounting principles required management to make estimates and assumptions that affected the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considered all highly liquid debt instruments with original maturities of three months or less when acquired to be cash equivalents.  The Company had no cash equivalents at December 31, 2010.

BLASTGARD INTERNATIONAL, INC.
Notes to Financial Statements

Financial Instruments

The carrying amounts of cash, receivables and current liabilities approximated fair value due to the short-term maturity of the instruments.  Debt obligations were carried at cost, which approximated fair value due to the prevailing market rate for similar instruments.

Fair Value Measurement

All financial and nonfinancial assets and liabilities were recognized or disclosed at fair value in the financial statements.  This value was evaluated on a recurring basis (at least annually).  Generally accepted accounting principles in the United States define fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on a measurement date. The accounting principles also established a fair value hierarchy which required an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.  Three levels of inputs were used to measure fair value.

Level 1: Quotes market prices in active markets for identical assets or liabilities.
Level 2: Observable market based inputs or unobservable inputs that were corroborated by market data.
Level 3: Unobservable inputs that were not corroborated by market data.

Accounts Receivable

Accounts receivable consisted of amounts due from customers (mostly government agencies) based in the United States and abroad.  The Company considered accounts more than 30 days old to be past due. The Company used the allowance method for recognizing bad debts. When an account was deemed uncollectible, it was written off against the allowance. The Company generally does not require collateral for its accounts receivable. As of December 31, 2010, management believes an allowance for uncollectible accounts in the amount of $3,873 was adequate.

Inventory

Inventory was stated at the lower of cost (first-in, first-out) or market.  Market was generally considered to be net realizable value.  Inventory consisted of materials used to manufacture the Company’s BlastWrap® product and finished goods ready for sale.  The breakdown of inventory at December 31, 2010 and 2009 was as follows:

	2010	2009

Finished goods	$33,920	$49,941
Materials and supplies	17,370	17,185

Total inventory	$51,290	$67,126

BLASTGARD INTERNATIONAL, INC.
Notes to Financial Statements

Property and Equipment

Property and equipment were stated at cost. Depreciation was calculated using the straight-line method over the estimated useful lives of the related assets, ranging from three to seven years.  Expenditures for additions and improvements were capitalized, while repairs and maintenance costs were expensed as incurred.  The cost and related accumulated depreciation of property and equipment sold or otherwise disposed of were removed from the accounts and any gain or loss was recorded in the year of disposal.

Impairment of Long-Lived Assets

The Company evaluates the carrying value of its long-lived assets at least annually.  Impairment losses were recorded on long-lived assets used in operations when indicators of impairment were present and the undiscounted future cash flows estimated to be generated by those assets were less than the assets’ carrying amount.   If such assets were impaired, the impairment to be recognized was measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.  Assets to be disposed of were reported at the lower of the carrying value or fair value, less costs to sell.

Debt Issue Costs

The costs related to the issuance of debt were capitalized and amortized to interest expense using the straight-line method over the lives of the related debt.  The straight-line method results in amortization that was not materially different from that calculated under the effective interest method.

Deferred Costs

Patent and trademark application costs were capitalized as deferred costs.  If a patent or trademark application was denied or expires, the costs incurred were charged to operations in the year the application was denied or expires.  Amortization commences once a patent or trademark was granted.

Revenue Recognition

Sales revenue was recognized upon the shipment of product to customers.  Allowances for sales returns, rebates and discounts were recorded as a component of net sales in the period the allowances were recognized.

Research and Development Research and development costs were expensed as incurred.

Advertising Advertising costs were expensed as incurred. Advertising costs of $0 and $0 were incurred during the years ended December 31, 2010 and 2009, respectively.

BLASTGARD INTERNATIONAL, INC.
Notes to Financial Statements

Income Taxes

Income taxes were provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the recorded book basis and the tax basis of assets and liabilities for financial and income tax reporting.  Deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities were recovered or settled.  Deferred tax assets were also recognized for operating losses that were available to offset future taxable income and tax credits that were available to offset future federal income taxes, less the effect of any allowances considered necessary. The company use guidance provided by FIN 48, Accounting for Uncertainty in Income Taxes, for reporting uncertain tax provisions.

Stock-based Compensation

We use the Black-Scholes option pricing model to estimate the fair value of stock-based awards on the date of grant, using assumptions for volatility, expected term, risk-free interest rate and dividend yield. We have used one grouping for the assumptions as our option grants were primarily basic with similar characteristics. The expected term of options granted has been derived based upon our history of actual exercise behavior and represents the period of time that options granted were expected to be outstanding. Historical data was also used to estimate option exercises and employee terminations. Estimated volatility was based upon our historical market price at consistent points in a period equal to the expected life of the options. The risk-free interest rate was based on the U.S. Treasury yield curve in effect at the time of grant and the dividend yield was based on the historical dividend yield.  Compensation expense for stock based compensation is recognized over the vesting period.

Loss per Common Share

Basic net loss per share excludes the impact of common stock equivalents.  Diluted net loss per share utilizes the average market price per share when applying the treasury stock method in determining common stock equivalents.  As of December 31, 2010, there were 2,850,000 vested common stock options outstanding, which were excluded from the calculation of net loss per share-diluted because they were anti-dilutive. In addition, at December 31, 2010 the Company had 16,749,284 warrants outstanding issued in connection with convertible promissory notes and stock sales that were also excluded because they were anti-dilutive.

Recent Accounting Pronouncements

We have reviewed the FASB issued Accounting Standards Update (“ASU”) accounting pronouncements and interpretations thereof that have effectiveness dates during the periods reported and in future periods. The Company has carefully considered the new pronouncements that alter previous generally accepted accounting principles and does not believe that any new or modified principles will have a material impact on the corporation’s reported financial position or operations in the near term.  The applicability of any standard is subject to the formal review of our financial management and certain standards are under consideration.  Reference is made to these recent accounting pronouncements as if they are set forth therein in their entirety.

(2)	Property and Equipment

Property and equipment consisted of the following at December 31:

	2010	2009
Equipment	$60,707	$60,707
Furniture	15,057	15,057

Gross property	75,764	75,764
Less accumulated depreciation	(75,700)	(75,444)

	$64	$320

Depreciation expense totaled $256 and $776, respectively, for the years ended December 31, 2010 and 2009.

(3)	Notes Payable

Convertible Promissory Notes

On December 2, 2004, the Company entered into agreements to borrow an aggregate principal amount of $1,420,000 and to issue to the investors secured convertible notes and common stock purchase warrants. The Company’s convertible promissory notes payable consisted of the following at December 31, 2010 and 2009:

	2010	2009

$500,000 convertible promissory note issued
December 2, 2004, due on November 30, 2009,
8% annual interest rate, net of unamortized
Discount of $0 and $0, respectively	$150,166	$150,166

$93,096 convertible promissory note (1/4 of
previous outstanding notes) issued December
2, 2004, due November 30, 2009, 8% interest
Net of unamortized discount of $0 and $0, respectively	93,096	93,096

$50,000 convertible promissory note issued
December 2, 2004, due on November 30, 2009,
8% annual interest rate, net of unamortized
Discount of $0 and $0, respectively	17,325	17,325

$50,000 convertible promissory note issued
December 2, 2004, due on November 30, 2009,
8% annual interest rate, net of unamortized
Discount of $0 and $0, respectively	15,241	15,241

$10,000 convertible promissory note issued
December 2, 2004, due on November 30, 2009,
8% annual interest rate, net of unamortized
Discount of $0 and $0, respectively	3,464	3,464

	279,292	279,292

Less: current maturities	(279,292)	(279,292)

	$-	$-

Each note carries a default interest rate of 15% per annum. Aggregate monthly payments of 1.2% of the principal amount were paid from November 1, 2005 through April 30, 2006, then aggregate monthly payments of 3% of the principal amount were originally payable from May 1, 2006 through October 31, 2006, and then aggregate monthly payments of 6% of the principal amount were originally payable commencing November 1, 2006 through October 31, 2007. However, as a result of the June 22, 2006 debt financing, the payment arrangements were modified. Monthly payments of interest only (8%) based on the principal amount were paid from June 1, 2006 through May 31, 2007, and then aggregate monthly payments of 6% of the principal amount were paid from June 1, 2007 through March 31, 2008. A Modification Agreement was entered into in March 2007 so that each Note became due and payable on March 20, 2008. Pursuant to a further Modification Agreement and a $150,000 payment towards principal, the balance of the unpaid principal of the Notes and any unpaid interest thereon was due and payable on August 29, 2008. However, pursuant to a Revised and Amended Sixth Waiver and Modification Agreement dated as of September 16, 2008, the Senior Lenders received the payment of default interest calculated at the rate of 21% per annum (versus 8%) for the period April 1, 2008 through September 30, 2008 as consideration to extend the Maturity Date of the Notes to November 1, 2008. Accordingly, all accrued interest had been paid in full as of September 30, 2008. Commencing October 1, 2008 and thereafter, the interest rate shall revert to an amount equal to 8% per annum. In addition, the holders of the December 2004 Debt agreed to convert an aggregate of $124,093 in principal and accrued interest therein at a conversion price of $.10 per share.

The individual note holders have the right, at their option, to convert the principal amount of the note, together with all accrued interest thereon in accordance with the provisions of and upon satisfaction of the conditions contained in the note, into fully paid and non-assessable shares of the Company’s common stock at a conversion price per share set forth below, subject to adjustment in certain circumstances if the notes were then outstanding, such as a stock split, combination or dividend; or in the event the Company issues shares of common stock for consideration of less than the exercise price. From March 20, 2008 through October 20, 2008, the Note holder could have elected at any time to convert through the Maturity Date of the Notes and thereafter until the Notes were paid in full, the unpaid principal of the Notes and the accrued interest thereon at a 10% discount (15% discount if the average trading volume per day over the ten preceding trading days prior to a conversion date was 60,000 shares per day or less) to the fair market value of the Company’s Common Stock. The fair market value of the Company’s Common Stock was defined as the average of the closing sales price of the Company’s Common Stock on the OTC Electronic Bulletin Board for the ten trading days preceding each respective conversion date of the Note(s). Notwithstanding anything contained herein to the contrary, the Notes shall not at any time be convertible at a conversion price below $.10 per share (the “Floor Price”) or above a ceiling price of $.25 per share (the “Ceiling Price”). In October 2008, the conversion price was fixed at $.10 per share pursuant to anti-dilution provisions of the Note. During March 2009, the holders of certain senior convertible securities originally issued on December 2, 2004, extended the due date of the debt to November 30, 2009 in exchange for the issuance of Class G warrants to purchase 1,800,000 shares of common stock in the Company.  In March 2009, the conversion price of the Notes was also lowered to $.03 per share. Concurrently, the Class A, C, D, E and F warrants held by these investors were cancelled and an equal number of Class G warrants were issued as replacements.

In May, 2009, $93,097 of the Notes and $388 in interest was converted at $.03 per share into 3,116,164 shares of the Company’s Common Stock, reducing the principal balance of the debt underlying the 2004 Notes to $279,292 as of December 31, 2009.

The notes were secured by all of the Company’s assets until the notes have been fully paid or fully converted into common stock.

Detachable common stock warrants issued with 2004 convertible promissory notes

In March 2009, the Company issued 1,800,000 warrants to new investors who assumed one half of the 2004 debt from the existing holders. The Company used the Black-Scholes model to estimate the value of these warrants at $58,612. The assumptions used to value the warrants were as follows:

Risk-free interest rate	1.0%
Dividend yield	0.00%
Volatility factor	194.26%
Weighted average expected life	1.61 years

The relative fair value of these warrants was calculated at $44,579. This relative fair value was recorded as a discount to the assumed debt and amortized to interest over the remaining life of the loans. The relative fair value of previously issued detachable warrants associated with the convertible notes was charged to additional paid-in capital with a corresponding discount on the convertible notes payable. The discount was amortized over the original life of the debt.

At December 31, 2010, there were 9,292,158 warrants outstanding and exercisable associated with this debt. These warrants were valued at $302,569.

(4)	Subordinated Convertible Notes Payable

On June 22, 2006, the Company entered into agreements to borrow an aggregate principal amount of $1,200,000 and to issue to the investors’ subordinated, convertible promissory notes and common stock purchase warrants.  In April 2007, the Company lowered the exercise price on the conversion and the warrants and revalued warrants and the associated discount on the convertible debt. On August 8, 2007, one-half of the debt was acquired by unrelated parties. The new holders converted $600,000 of the debt on August 8, 2007 and later an additional $195,000 in September 2007 at $.30 per share. The Company also paid $50,000 to reduce the outstanding principal amount of the debt to $355,000.  All the holders agreed to unwind the changes made in April 2007 to reduce the number of warrants outstanding to previous levels and to reset the exercise price to amounts consistent with the other convertible debt and warrants.  Also, the holders of the 2006 convertible debt agreed to cancel their “D” and “E” warrants.

The Company’s subordinated, convertible promissory notes payable consist of the following at December 31, 2010 and 2009:

$600,000 subordinated, convertible promissory note	2010	2009
issued June 22, 2006, due on June 22, 2008,
8% annual interest rate, net of unamortized
discount of $0 and $0, respectively	$355,000	$355,000
	355,000	355,000

Less: current maturities	(355,000)	(355,000)
	$-	$-

These notes were subordinated to the convertible promissory notes listed above, which were collateralized by all of the Company’s assets until the notes have been fully paid or fully converted into common stock.

The individual note holders have the right, at their option, to convert the principal amount of the note into fully paid and non-assessable shares of the Company’s common stock at a conversion price per share described below, subject to adjustment in certain circumstances if the notes were then outstanding, such as a stock split, combination or dividend; or in the event the Company issues shares of common stock for consideration of less than the exercise price.

The convertible notes, which aggregate in principal $355,000, were currently the subject of a legal dispute. The original holders of these notes agreed to sell these notes to third parties, which parties assigned a portion of these rights to five assignees. The third parties and their assignees agreed at each closing to convert their debt into BlastGard common stock at a fixed conversion price of $.30 per share. The original owners of these notes and the third parties (but not the assignees) have entered into agreements with BlastGard such that in the event they were determined by a court of law or settlement agreement to be the owners of the notes, each note shall be convertible into common stock based upon the same formulas and conversion rights as those then held by the holders of the December 2004 notes currently due August 29, 2008. In the event the assignees were determined to be the rightful owners of the notes due June 22, 2008, then these notes would continue to convert at a fixed conversion price of $.30 per share.

Detachable common stock warrants issued with subordinated convertible promissory notes

Warrants issued with the notes were detachable and were valued separately from the convertible notes payable. Therefore, the total fair value of the warrants, $1,200,000, was charged to additional paid-in capital with a corresponding discount on the convertible notes payable. Changes to the value of the warrants were also charged to additional paid-in-capital and discount on convertible notes payable. The remaining discount was amortized over the life of the debt. At December 31, 2010, there were 7,457,126 warrants outstanding and exercisable associated with this debt. These warrants were valued at $182,012.

Debt issue costs

The subordinated, convertible debt discounts and related debt issue costs have been fully amortized.

(5)	Detachable common stock warrants issued with convertible and subordinated convertible promissory notes

The Company issued warrants with both the convertible promissory notes, in 2004 and the subordinated convertible promissory notes in 2006.  The company issued additional warrants in 2004 for a consulting agreement and in 2007 with the sale of stock and a penalty.  The information contained in this Note 5 was as of December 31, 2010 unless otherwise noted.

The fair value of detachable warrants issued with the convertible notes was charged to additional paid-in capital with a corresponding discount on the convertible notes payable.  The discount was amortized over the life of the debt.  As the discount was amortized, the reported outstanding principal balance of the notes approached the remaining unpaid value ($322,743 and $355,000 at December 31, 2010 for the 2004 and 2006 debt respectively.).

The warrants were revalued twice in 2007 and once in 2008 due to changes in the agreements with the note holders.  The original number of warrants issued and the exercise price were as follows:

Description	Number Issued	Exercise Price

2004 debt “A”, “B”, “C”, “D”, “E”, “F” warrants	2,113,758	$$1.00 - $2.00
2006 debt “C”, “D”, “E” and “F” warrants	4,066,666	$$0.75 - $2.00
2004 Consulting agreement	150,000	$$5.00
2007 sale of stock	6,614,688	$$0.45
2007 10% penalty on sale of stock	661,479	$$0.45
2007 Broker warrants	1,988,815	$$0.32
Total	16,198,106

On OctobOn October 17, 2008, the Board of Directors agreed to extend the expiration date for an additional 92 days of certain unclassified warrants to purchase 9,264,970 shares that would otherwise have expired at the close of business on October 20, 2008. These warrants which were exercisable at $.45 per share will now be exercisable at a reduced exercise price of $.10 per share through the close of business on January 20, 2009.

As a result of the Board’s action in the preceding paragraph, the anti-dilution provisions of all other outstanding warrants will result in the reduction of the exercise price of our outstanding Class A, Class C, Class D, Class E and Class F Warrants to an exercise price of $.10 per share. In the case of the Class C, D, E and F Warrants, it will also cause there to be an increase in the number of shares purchasable there under.  As a result of the Board’s actions, the total number of Class A warrants for the holders of the December 2004 Debt remained at 473,336 but the exercise price was reduced from $.45 to $.10 per share; and the total number of Class F warrants for the holders of the December 2004 Debt increased from 666,667 to 3,333,335 and the exercise price was reduced from $.50 to $.10 per share. No assurances can be given that any warrants will be exercised.

The fair value for the warrants was estimated at the date of revaluation using the Black-Scholes option-pricing model with the following assumptions:

Risk-free interest rate	0.83% - 1.64%
Dividend yield	0.00%
Volatility factor	136.22% - 187.85%
Expected life	0.3 – 1.84 years

The number of warrants outstanding, the associated exercise price and value after the revaluation was as follows:

	Number	Exercise		Fair
Description	Issued	Price		Value
Class “A” warrants	556,170	$0.10		$10,571
Class "C" warrants	5,498,999	0.10		104,839
Class “D” warrants	324,000	0.10		6,177
Class “E” warrants	162,000	0.10		3,089
Class "F" warrants	8,964,285	0.10		170,906
Undefined warrants	9,414,970	$0.10		114,158
	24,920,424		Total	$409,739

In March 2009, the Company issued 1,800,000 warrants to new investors who assumed one half of the 2004 debt from the existing holders. The Company used the Black-Scholes model to estimate the value of these warrants at $58,612. The assumptions used to value the warrants were as follows:

Risk-free interest rate	1.0%
Dividend yield	0.00%
Volatility factor	194.26%
Weighted average expected life	1.61 years

The relative fair value of these warrants was calculated at $44,579. This relative fair value was recorded as a discount to the assumed debt and amortized to interest over the remaining life of the loans. The relative fair value of previously issued detachable warrants associated with the convertible notes was charged to additional paid-in capital with a corresponding discount on the convertible notes payable. The discount was amortized over the original life of the debt.

Also, during March 2009, the holders of certain senior convertible securities originally issued on December 2, 2004, extended the due date of the debt to November 30, 2009 in exchange for the issuance of Class G warrants to purchase 1,800,000 shares of common stock in the Company.

In March 2009, the conversion price of the Notes was also lowered to $.03 per share. Concurrently, the Class A, C, D, E and F warrants held by these investors were cancelled and an equal number of Class G warrants were issued as replacements.

The number of warrants outstanding, the associated exercise price and value after the reallocation was as follows:

	Number	Exercise		Fair
Description	Issued	Price		Value
Class “A” warrants	-	$0.10		$-
Class "C" warrants	1,921,500	0.10		36,634
Class “D” warrants	324,000	0.10		6,177
Class “E” warrants	162,000	0.10		3,089
Class "F" warrants	2,097,620	0.10		39,991
Class “G” warrants	12,244,164	$0.10		398,690
	16,749,284		Total	$484,581

(6)	Shareholders’ Equity

Preferred stock

The Company was authorized to issue 1,000 shares of $.001 par value preferred stock.  The Company may divide and issue the Preferred Shares in series.  Each Series, when issued, shall be designated to distinguish them from the shares of all other series. The relative rights and preferences of these series include preference of dividends, redemption terms and conditions, amount payable upon shares of voluntary or involuntary liquidation, terms and condition of conversion as well as voting powers.

Common stock issuances

From January through August 2009, an officer accepted 187,500 shares per month in lieu of his salary for the first eight months of 2009.  This stock was accepted at a negotiated price of $0.10 per share rather than the lower market value of the stock so as not to trigger anti-dilution provisions in the debt and warrants.  The total salary converted to stock was $150,000.  The value of the stock when issued was less than $40,000. The Company did not record a gain on the issuance of stock because the transaction was with a related party.  The difference between the salary and the value of the stock was applied to additional paid in capital.

In April, 2009, the Board of Directors approved the issuance of 3,000,000 restricted shares of Common Stock of the Company at a purchase price of $.03 per share ($90,000 in the aggregate). Mr. McKinnon, the Company’s CEO at that time, purchased the shares via a Subscription Agreement.  Approximately $1,200 of the subscription price was paid in exchange for services rendered and the balance of the subscription price was paid in cash.

Also in April 2009, the company issued 100,000 shares of stock in exchange for $4,000 of consulting services.

In May, 2009, $93,097 of the 2004 Notes and $388 in interest was converted at $.03 per share into 3,116,164 shares of the Company’s Common Stock, reducing the principal balance of the debt underlying the 2004 Notes to $279,292 as of December 31, 2009.

In February, 2010, the two non-officer directors received 250,000 shares of common stock each in exchange for $25,000 each in services to the board.

In December 2010, an unrelated party received 5,500,000 shares of common stock in exchange for an investment of $165,000.

Stock Compensation

The Company periodically offered options to purchase stock in the company to vendors and employees.

Options were granted at the fair market value of the stock on the date of grant. Options generally become fully vested after one year from the date of grant and expire five years from the date of grant. During the years ended December 31, 2010 and 2009 no options were granted and 766,667 options expired when sales goals were not met and 570,000 other options expired un-exercised.

There were no net cash proceeds from the exercise of stock options for the twelve months ended December 31, 2010 or 2009.  At December 31, 2010, there was no unrecognized compensation cost related to share-based payments which was expected to be recognized in the future.

The following table represents stock option activity as of and for the twelve months ended December 31, 2010:

	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life	Aggregate Intrinsic Value
Options Outstanding - January 1, 2010	4,186,667	$0.10	1.9 years
Granted	-	-
Exercised	-	-
Forfeited/expired/cancelled	(1,336,667)	0.10

Options Outstanding – December 31, 2010	2,850,000	$0.10	1.2 years		$0

Outstanding Exercisable – January 1, 2010	4,186,667	$0.10	1.9 years	$
Outstanding Exercisable – December 31, 2010	2,850,000	$0.10	1.2 years		$0

The total grant date fair value of options vested during the twelve months ended December 31, 2010 and 2009 was $0 and $0, respectively.

The following table represents our non-vested stock option activity for the twelve months ended December 31, 2010:

	Number of Shares	Weighted Average Grant Date Fair Value
Nonvested options - January 1, 2010	766,667	$0.10
Granted	-	-
Vested
Forfeited/expired/cancelled	(766,667)	0.10

Nonvested Options – December 31, 2010	0	$-

(6) Related Party Transactions

During the twelve months ended December 31, 2010, the Company borrowed approximately $98,000 against its $100,000 credit line, which was secured by a personal guarantee of its Chief Financial Officer. Currently, $98,000 was owed pursuant to the line of credit (inclusive of interest) at December 31, 2010.

 (7) Income Taxes

A reconciliation of U.S. statutory federal income tax rate to the effective rate follows:

	December 31, 2010	December 31, 2009
U.S. statutory federal rate, graduated	34.00%	34.00%
State income tax rate, net of Federal	3.6%	3.6%
Permanent book-tax differences	(0.03%)	(0.03%)
Net operating loss (NOL) for which no tax benefit was available.	-37.57%	-37.57%

Net tax rate	0.00%	0.00%

At December 31, 2010, deferred tax assets consisted of a net tax asset of approximately $5,000,000, due to operating loss carryforwards of approximately $13,668,332, which was fully allowed for, in the valuation allowance of $5,000,000.  The valuation allowance offsets the net deferred tax asset for which it was more likely than not that the deferred tax assets will not be realized.  The change in the valuation allowance for the years ended December 31, 2010 and 2009 totaled approximately $176,000 and $263,000 respectively.  The current tax benefit also totaled $176,000 and $263,000 for the years ended December 31, 2010 and 2009, respectively.  The net operating loss carryforwards expire through the year 2030.

The valuation allowance will be evaluated at the end of each year, considering positive and negative evidence about whether the deferred tax asset will be realized.  At that time, the allowance will either be increased or reduced; reduction could result in the complete elimination of the allowance if positive evidence indicates that the value of the deferred tax assets was no longer impaired and the allowance was no longer required.

Should the Company undergo an ownership change as defined in Section 382 of the Internal Revenue Code, the Company’s tax net operating loss carryforwards generated prior to the ownership change will be subject to an annual limitation, which could reduce or defer the utilization of these losses.

(8)  Concentration of Credit Risk for Cash

The Company has concentrated its credit risk for cash by maintaining deposits in a financial institution, which may at times exceed the amounts covered by insurance provided by the United States Federal Deposit Insurance Corporation (“FDIC”).  At December 31, 2010, the Company had no funds in excess of the FDIC insurance limits.

(9)         Commitments and Contingencies

From time to time the Company may be a party to litigation matters involving claims against the Company.  Management believes that there are no current matters that would have a material effect on the Company’s financial position or results of operations.

Office Lease

The Company entered into a lease agreement in January 1, 2009 for office space in Clearwater Florida.  Rental payments under the lease were $300 per month on a month to month basis.  Rent expense for 2010 and 2009 was approximately $3,600 and $3,700 respectively.

Prior Litigation Matter

Verde Partners Family Limited Partnership

The Company was served with a lawsuit that was filed on September 12, 2005 in the Second Judicial District Court in Washoe County, Nevada as case number CV-05-02072. The plaintiff in the lawsuit was Verde Partners Family Limited Partnership (“Verde”). The lawsuit makes a variety of claims and contends that the Company and certain officers of the Company misappropriated certain technology, including two patents, and seeks damages “in excess of $10,000”.  The action was removed to federal court in Nevada.  A motion was pending to have the case dismissed as to Blastgard International, Inc., and all other defendants, for lack of personal jurisdiction.  There was also a motion pending for a more definite statement in that three of the claims by Verde were conclusory, vague and ambiguous.

On July 14, 2006, the United States District Court rendered its decision in this case. It was ordered and adjudged that the motion to dismiss the individual defendants and the motion to dismiss the BlastGard defendants was granted. Defendants’ motion for a more definite statement was moot. The Court entered judgment on July 17, 2007 in favor of all Defendants and against the Plaintiff. The Plaintiff had 30 days from the date of the judgment (July 17) to file a notice of appeal. No notice was filed.

On July 19, 2006, the Company filed a lawsuit in the Circuit Court of the Sixth Judicial Circuit in Pinellas County, Florida. The Defendants in the lawsuit were Sam Gettle, Guy Gettle and Verde Partners Family Limited Partnership (“Verde”). The lawsuit contends that the Defendants have committed defamatory acts against BlastGard International and its products. The lawsuit also asks for a declaration that BlastGard International was not liable for the acts complained of in the Nevada action. On BlastGard’s affirmative claims for defamation, the Florida action seeks injunctive relief and damages in excess of $15,000, exclusive of attorney’s fees and costs. Sam Gettle, Guy Gettle, and Verde counter claimed in the lawsuit alleging the same bad acts complained of in the Nevada action. The counterclaim seeks an award of unspecified damages and injunctive relief.

On April 2, 2009, the Company entered into a Settlement Agreement to settle our outstanding civil litigation. The Company will pay the sum of $125,000 over 18 months. The first monthly payment was paid within 30 days after the Defendants deliver to the Company’s counsel an original executed version of the Agreement and a promissory note in the amount of the remaining principal balance to bear interest in the amount of 6% per annum. Upon Verde’s receipt of the payment and promissory note, the parties shall jointly dismiss with prejudice all litigation between them, including the Pinellas County action and the Federal action. The company and Verde also entered into a license agreement whereby BlastGard obtains a fully paid up non-exclusive license for the 2 Verde patents for the remaining life of those patents in exchange for the Company paying Verde a 2% royalty for the life of the patents, on the sales price received by BlastGard for BlastGard’s portion of all blast mitigation products sold by the company (the royalty was not on any third-party’s portion of any product containing blast mitigation products sold by BlastGard). The parties also agreed not to file any complaints with any state, federal or international agency or disciplinary body regarding any of the other parties or any person affiliated with any of the other parties or otherwise make negative statements about them (in other words, a broad non-disparagement clause). The company and Verde also signed mutual general releases (excepting the obligations above) and a covenant not to sue.  At December 31, 2010, the Company was in arrears on the final twelve monthly payments on the settlement.

(10)	Subsequent Events

Settlement of the Subordinated Convertible Debt Payable.

On January 25, 2011, the holders of the 2006 subordinated convertible debt payable agreed to accept $130,000 in full satisfaction of the debt and the accrued interest, eliminate all claims to equity and warrants and free up the unissued shares.

Acquisition of HighCom Security, Inc.

On January 25, 2011, the Company agreed to purchase 100% of the outstanding stock in HighCom Security, Inc. (HighCom) from an unrelated party for cash, stock common and preferred stock to be paid out at certain milestones.  As of the signing of the agreement, Blastgard International, Inc. immediately assumed the operations of HighCom and started to provide financing for the operations while a definitive agreement is drawn up over the next 90 days.

HighCom is a worldwide security equipment provider based in San Francisco, California. HighCom designs, manufactures and distributes a unique range of security products and personal protective gear. For 100% of HighCom, BlastGard agreed to pay $200,000 note and 10,000,000 shares of common stock as initial consideration and promised up to another $100,000 in cash and 35,000,000 shares of common stock based on a pro-rata basis if revenue reaches certain goals.  Blastgard management believes that the revenues goals are very achievable and have valued the contingent consideration at 68% of the market price at the time of the agreement. On March 4, 2011, the transaction closed. However, BlastGard acquired only 98.2% of HighCom and it proportionally reduced the consideration paid.

The records of HighCom are currently unaudited.  Blastgard International, Inc. expects to account for the assets, liabilities and ownership interests in accordance with the provisions of ASC 805, Business Combinations for acquisitions occurring in years beginning after December 15, 2008 (formerly SFAS No. 141R, Business Combinations).  As such, the recorded assets and liabilities acquired will be recorded at fair value and any difference in the net asset values and the consideration given will be recorded as a gain on acquisition or as goodwill. The unaudited values as of the date of agreement are estimated as follows:

Cash	$1,000
Accounts receivable	97,000
Contract performance bonds	51,000
Inventory	119,000

Fixed assets	148,000
Investments	121,000
Deposits	38,000
Customer lists	500,000
Website	80,000
Goodwill	3,075,000
-
Total assets	$4,230,000

Accounts payable	$1,265,000
Accrued expenses	403,000
Notes and loans payable	600,000
Acquisition debt	200,000
Contingent consideration	1,262,000
Stock given at closing	500,000

Total liabilities assumed and consideration given	$4,230,000

The unaudited amounts reported in the table above are based on various assumptions and management’s estimates and are subject to change upon audit.

Pro forma results of operations for the years ended December 31, 2010 and 2009 as though this acquisition had taken place at January 1, 2009 are as follows:

	Years ended December 31,
	2009	2010

Revenues	$3,886,692	$5,512,174

Net income(loss)	$(1,881,925)	$(944,653)

EPS	$(0.03)	$(0.01)

The unaudited pro forma results disclosed in the table above are based on various assumptions and are not necessarily indicative of the results of operations that would have occurred had the Company completed this acquisition on January 1, 2009.

New Financing

Alpha Capital Aktiengesellschaft, a holder of 2004 Debt, loaned the Company $160,000 in February 2011 and an additional $300,000 in March 2011 pursuant to secured notes convertible at the lesser of the applicable conversion price or eighty percent of the conversion price of any convertible note issued by the Company to anyone prior to or on the one year anniversary of the Issue Date of the Note, subject to adjustment as described therein. The February 2011 notes had a conversion price of $.03 per share and the March 2011 notes had a conversion price of $.05 per share. The Notes were accompanied by the issuance of five year warrants to purchase 8,000,000 shares at an exercise price of $0.03 per share and five year warrants to purchase 9,000,000 shares at an exercise price of $0.08 per share, respectively.

Sale and Issuance of Common Stock.

In January 2011, the Company received $125,000 and issued 4,166,667 shares of Common Stock at aprice of $0.03 per share.

Sale and Issuance of Preferred Stock.

On December 20, 2010, the Board approved the following transactions which occurred in the first quarter of fiscal 2011. Mr. McKinnon subscribed to purchase 16 shares of Series 1 Preferred Stock convertible into 1,666,667 shares of Common Stock at a purchase price of $50,000. Mr. McKinnon also received 34 shares of Series 1 Preferred Stock convertible into 3,333,333 shares of Common Stock for services rendered in connection with the Company's acquisition of HighCom Security.

Conversion of Accrued Expenses.

On March 8, 2011, BlastGard’s Board of Directors ratified, adopted and approved that James F. Gordon’s accrued salary of $160,000 (20 months at $8,000 per month covering May-December 2009, January-October 2010 and January-February 2011); Michael J. Gordon’s accrued salary of $160,000 (20 months at $8,000 per month covering May-December 2009, January-October 2010 and January-February 2011); and Morse & Morse, PLLC’s accrued legal bill of $67,025.30 be converted into a Convertible Non-Interest Bearing Demand Note, convertible into Common Shares of BlastGard at $.05 per share at the Noteholder(s) discretion.

Sales Contract.

Phoenix Alliance Corporation (“Phoenix”), owned by one of our board members Andrew McKinnon, was engaged in April 2011 by BlastGard to operate as an independent contractor for all HighCom sales. Phoenix has set up a sales operation complete with CRM, telephone sales system and will cover all associated costs from daily operating expenses i.e. payroll costs, health costs, advertising and marketing costs, tradeshow costs etc. BlastGard’s COO Michael Bundy provides initial training to all independent contractors, including an overview process for regulatory compliance. BlastGard has agreed to assist Phoenix with initial start-up costs of $7,500 per month for 3 months and an implementation fee of $5,000 for an additional 3 months.  At the completion of the first six months, Phoenix becomes entirely a performance based operation. The commission structure is based on sales generated and margins of HighCom’s product line.

PART III

ITEM 10. DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE.

The Company has a Board of Directors which is currently comprised of four members and three vacancies in our Board of Directors. Each director holds office until the next annual meeting of shareholders or until a successor is elected or appointed. The members of our Board of Directors and our executive officers and their respective age and position are as follows:

Name	Age	Position with Registrant	Director of Registrant Since

Andrew R. McKinnon	63	Director	October 2007
James F. Gordon (1)	68	Director	January 2004
Michael J. Gordon (1)	53	CEO, CFO, VP–Corporate Administration, Director	January 2004
Michael L. Bundy	31	COO of HighCom	March 2011
Paul W. Henry	63	Director	February 2010
__________
(1)  James F. Gordon and Michael J. Gordon are brothers.

Indemnification of Executive Officers

Michael J. Gordon is Chief Executive Officer and Chief Financial Officer. Michael Bundy serves as Chief Operating Officer of HighCom. The biographies of our directors and executive officers are provided below.

Andrew R. McKinnon – Mr. McKinnon served as BlastGard’s Chief Executive Officer from April 2007 through June 30, 2009 and a Board member since October 2007. Mr. McKinnon has been CEO of Phoenix Alliance Corp. and PAC Business Group since 2004. Mr. McKinnon is an internationally known public speaker and has been a turn-a-round specialist for the past twenty years. Mr. McKinnon and his wife, own one of Canada’s Premier Thoroughbred Breeding operations. As a past member of The International Speakers Bureau, Mr. McKinnon has spoken on various topics in 14 countries and participated in the re-organization of companies varying in size from multi-national to small franchise operations. Mr. McKinnon founded Horsebrokers International in 1995 and was its Chief Executive Officer until 2000. In 1980 Mr. McKinnon founded what was to become one of Canada’s largest specialty furniture franchise companies and subsequently sold the company in 1986. In 1973 Mr. McKinnon co-founded a small Floor Coverings Company that by 1978 had become the largest volume retailer in Canada and subsequently sold the company in 1979. Mr. McKinnon has served as a sponsor and advisor to the fundraising committee of Olds College, Alberta Horse Industries Branch, the re-election campaign fund in Western Canada for the late Prime Minister Pierre Elliot Trudeau and as a Sponsor of The Calgary Stampede.  Mr. McKinnon's extensive business, financial, management and leadership experience in a variety of industries and development stage enterprises particularly qualifies him for service on the Company's Board.

James F. Gordon – Mr. Gordon served as BlastGard’s President from December 2008 through January 2011 and Board member since January 2004. As co-inventor of BlastWrap®, Mr. Gordon is Director of Blast Mitigation Receptacles and is responsible for the expansion and promotion of BlastGard’s mitigated receptacle product line. Mr. Gordon has 25 years of sales and marketing experience as a licensed real estate broker and appraiser. He co-founded and was Vice President of Sea Gull Ltd. Builders, a successful land development and construction company. For sixteen years, Mr. Gordon designed and constructed executive single-family homes. He later focused on the design, construction and sale of Medical Condo office buildings, and is considered by the New Jersey Courts as an expert in zoning and land development issues. From December 2000 to January 2004, Mr. Gordon was CEO of BlastGard, Inc. (an entity not related to our company, that had a license to a different blast mitigation technology that was different that the technology owned by our company). From 1995 to 2003, he was the President of Purple’s Inc. an award winning, 275 seat 1920’s Art Deco restaurant that he and his wife Bonnie, designed and built in 1995. Mr. Gordon received his Bachelor of Science Degree from Monmouth University, West Long Branch, New Jersey. Mr. Gordon is also a U.S. Army veteran. Mr. Gordon's extensive business,  management and leadership experience in a variety of industries and development stage enterprises particularly qualifies him for service on the Company's Board.

Michael J. Gordon –Executive Officer and Board member since January 2004. From January 2003 to January 2004, Mr. Gordon devoted a majority of his time in the development and marketing of BlastGard, Inc. (an entity not related to our company, that had a license to a different blast mitigation technology that was different that the technology owned by our company). From April 1998 through December 2002, Mr. Gordon was Vice President and a Board member of BBJ Environmental Solutions, which conducts research on the causes of, and develops solutions to, biologically related indoor air quality problems, including research in bio-defense and emerging infectious diseases, such as Anthrax. From August 1987 through December 1997, Mr. Gordon was employed by Phoenix Information Systems Corp., where he was responsible for overseeing administrative operations, the filing of all SEC reports and documents, company news releases and public relations. Before joining Phoenix, Mr. Gordon served as Director of Legacies and Planned Giving for the American Cancer Society. Mr. Gordon received his Bachelor of Science degree from the State University of New York in 1980. Mr. Gordon's extensive business, financial, management and leadership experience in a variety of industries and development stage enterprises particularly qualifies him for service on the Company's Board.

 Paul W. Henry - In February 2010, Paul Henry was appointed to fill a vacancy on the board of directors. Mr. Henry has served since 2008 in new business development for Colchis Capital Management of San Francisco, an alternative investment management firm.  Since 1987, Mr. Henry has served as an investment banker, business advisor, and/or director of several start-up and emerging companies, including the following: Caithness Energy, an independent power producer based in New York City; Essex Investment Management Company, an investment advisory firm based in Boston, Massachusetts; Phoenix Information Systems, an information technology and services company based in St. Petersburg, Florida; DragonHorse International, a China business development company based in Florida; and Prescott & Forbes, a start-up materials science company based in Indianapolis, Indiana. From 1983 to 1987, Mr. Henry was employed by Connecticut Financial Management Company in Boston as a personal financial advisor.  Mr. Henry has a BA in economics from Yale University and an MBA from Northeastern University Graduate School of Business. Mr. Henry's extensive business, financial, management and leadership experience in a variety of industries and development stage enterprises particularly qualifies him for service on the Company's Board.

Michael L. Bundy – In March 2011, Michael L. Bundy was retained as the Chief Operating Officer for BlastGard International, and is currently overseeing the operational management of our Acquisition of HighCom Security. Mr. Bundy has served as both a Director of Operations and Vice President for HighCom Security of San Francisco from January 2006 through October 2010, where he was responsible for the daily management of operations and logistics.  Mr. Bundy will be tasked with overseeing the operational and compliance processes for the combined companies.  From March 2000 through January 2005, Mr. Bundy was the President and Managing Member of Castle Logistics, LLC.  Castle provided full service transportation intermediary and freight brokerage services for both small and large businesses.  Through Castle, Mr. Bundy played a strategic role in helping to develop and implement supply chain management processes and policies to help support the delivery of both raw/finished goods for a number of large publicly traded companies such as; Wal-Mart, Home Depot, Target, K-Mart, Lowes, Sears, Coors Brewing, Pepsi Bottling Group, and several others.  Mr. Bundy is currently in the process of earning his BS in Business Management and looks forward to completing his MBA in Organizational leadership, both through Colorado State University. Mr. Bundy also holds several unique and critical certifications with regards to his new position with our company, these include; “TIA Certified Transportation Broker”, “Certified RABQSA Quality Lead Auditor”, and most importantly, he has been recognized by the International Import Export Institute as a “Certified U.S. Export Compliance Officer as 2010”.

Family Relationships

James F. Gordon and Michael J. Gordon are brothers.

Corporate Governance

Our business, property and affairs are managed by, or under the direction of, our Board, in accordance with the General Corporation Law of the State of Colorado and our By-Laws. Members of the Board are kept informed of our business through discussions with the Chief Executive Officer and other key members of management, by reviewing materials provided to them by management.

We continue to review our corporate governance policies and practices by comparing our policies and practices with those suggested by various groups or authorities active in evaluating or setting best practices for corporate governance of public companies. Based on this review, we have adopted, and will continue to adopt, changes that the Board believes are the appropriate corporate governance policies and practices for our Company. We have adopted changes and will continue to adopt changes, as appropriate, to comply with the Sarbanes-Oxley Act of 2002 and subsequent rule changes made by the SEC and any applicable securities exchange.

Director Qualifications and Diversity

The board seeks independent directors who represent a diversity of backgrounds and experiences that will enhance the quality of the board’s deliberations and decisions. Candidates shall have substantial experience with one or more publicly traded companies or shall have achieved a high level of distinction in their chosen fields. The board is particularly interested in maintaining a mix that includes individuals who are active or retired executive officers and senior executives, particularly those with experience in the defense, sales and marketing and capital market industries.

In evaluating nominations to the Board of Directors, our Board also looks for certain personal attributes, such as integrity, ability and willingness to apply sound and independent business judgment, comprehensive understanding of a director’s role in corporate governance, availability for meetings and consultation on Company matters, and the willingness to assume and carry out fiduciary responsibilities. Qualified candidates for membership on the Board will be considered without regard to race, color, religion, sex, ancestry, national origin or disability.

Risk Oversight

Enterprise risks are identified and prioritized by management and each prioritized risk is assigned to a board committee or the full board for oversight as follows:

Full Board - Risks and exposures associated with corporate governance, and management and director succession planning, strategic, financial and execution risks and other current matters that may present material risk to our operations, plans, prospects or reputation.

Audit Committee - Risks and exposures associated with financial matters, particularly financial reporting, tax, accounting, disclosure, internal control over financial reporting, financial policies, investment guidelines and credit and liquidity matters.

Compensation Committee - Risks and exposures associated with leadership assessment, and compensation programs and arrangements, including incentive plans.

Board Leadership Structure

The Chairman of the Board presides at all meetings of the Board. The Chairman is appointed on an annual basis by at least a majority vote of the remaining directors. Currently, the office of Chairman of the Board is vacant. The Company has no fixed policy with respect to the separation of the offices of the Chairman of the Board and Chief Executive Officer. The Board believes that the separation of the offices of the Chairman of the Board and Chief Executive Officer is part of the succession planning process and that it is in the best interests of the company to make this determination from time to time.

Review of Risks Arising from Compensation Policies and Practices

We have reviewed our compensation policies and practices for all employees and concluded that any risks arising from our policies and practices are not reasonably likely to have a material adverse effect on the Company.

Code of Ethics

On August 4, 2004, the Board of Directors established a written code of ethics that applies to our senior executive and financial officers. A copy of the code of ethics is posted on our website at www.blastgardintl.com and or may be obtained by any person, without charge, who sends a written request to BlastGard® International. Inc., c/o Investor Relations, 2451 McMullen Booth Road, Suite 242, Clearwater, FL 33759.

COMMITTEES

We have no nominating committee of the Board of Directors or committees performing similar functions. In February 2006, we established a Compensation Committee and Audit Committee and in March 2007, we established a Management Committee.

Compensation Committee

In March 2007, our Board of Directors established a Compensation Committee and adopted a written charter. Our Compensation Committee consists of Andrew McKinnon and two vacancies. Our Compensation Committee has such powers and functions as may be assigned to it by the Board of Directors from time to time; however, such functions shall, at a minimum, include the following:

•
to review and approve corporate goals and objectives relevant to senior executive compensation, evaluate senior executive performance in light of those goals and objectives, and to set the senior executive compensation levels based on this evaluation;

•	to approve employment contracts of its officers and employees and consulting contracts of other persons;
•	to make recommendations to the Board with respect to incentive compensation plans and equity-based plans, including, without limitation, the Company’s stock options plans; and
•	to administer the Company’s stock option plans and grant stock options or other awards pursuant to such plans.

Management Committee

In March 2007, our Board of Directors established a Management Committee and adopted a written charter. The members of our Management Committee consist of Paul W. Henry, Michael J. Gordon and Andrew McKinnon. The charter includes, among other things, the following responsibilities of the Management Committee:

•	Administer the business of the Corporation and generally supervise its day-to-day activities.
•
Control and manage the funds and other property of the Corporation and have general oversight of business matters affecting the Corporation, consistent with the strategic directions established by the Board of Directors.

•	Designate banks to be used as depositories of Corporation funds, upon the recommendation of the auditors and approval by the Board.
•	Review the budget as submitted by the CFO and submit its recommendations to the Board for approval.
•	Make recommendations concerning the Corporation’s fiscal structure, resource allocations and other financial matters to the Board.
•	Make recommendations to the Board on the appointment of Corporate Executives.
•	Undertake any other duties as may be assigned from time to time by the Board.

Audit Committee

The sole member of the Company’s audit committee is Paul W. Henry.  Management believes that Mr. Henry is an independent director and he may be deemed to be a “Financial Expert” within the meaning of Sarbanes Oxley Act of 2002, as amended. Under the National Association of Securities Dealers Automated Quotations (“NASDAQ”) definition, an “independent director means a person other than an officer or employee of the Company or its subsidiaries or any other individuals having a relationship that, in the opinion of the Company’ board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of the director. The board’s discretion in determining director independence is not completely unfettered.” Further, under the NASDAQ definition, an independent director is a person who (1) is not currently (or whose immediate family members are not currently), and has not been over the past three years (or whose immediate family members have not been over the past three years), employed by the company; (2) has not (or whose immediate family members have not) been paid more than $60,000 during the current or past three fiscal years;  (3) has not (or whose immediately family has not) been a partner in or controlling shareholder or executive officer of an organization which the company made, or from which the company received, payments in excess of the greater of $200,000 or 5% of that organizations consolidated gross revenues, in any of the most recent three fiscal years; (4) has not (or whose immediate family members have not), over the past three years been employed as an executive officer of a company in which an executive officer of BlastGard has served on that company’s compensation committee; or (5) is not currently (or whose immediate family members are not currently), and has not been over the past three years (or whose immediate family members have not been over the past three years) a partner of BlastGard’s outside auditor. The term “Financial Expert” is defined as a person who has the following attributes: an understanding of generally accepted accounting principles and financial statements; has the ability to assess the general application of such principals in connection with the accounting for estimates, accruals and reserves; experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company’s financial statements, or experience actively supervising one or more persons engaged in such activities; an understanding of internal controls and procedures for financial reporting; and an understanding of audit committee functions.

We can provide no assurances that we will be able to in the future fill the Audit Committee vacancy with an "independent director" who may be deemed a "financial expert."

Effective February 16, 2006, the Board adopted a written charter for its Audit Committee.  The charter includes, among other things:

▪	annually reviewing and reassessing the adequacy of the committee’s formal charter;

▪	reviewing the annual audited financial statements with the Company's management and its independent auditors and the adequacy of its internal accounting controls;

▪
reviewing analyses prepared by the Company's management and independent auditors concerning significant financial reporting issues and judgments made in connection with the preparation of its financial statements;

▪
being directly responsible for the appointment, compensation and oversight of the independent auditor, which shall report directly to the Audit Committee, including resolution of disagreements between management and the auditors regarding financial reporting for the purpose of preparing or issuing an audit report or related work;

▪	reviewing the independence of the independent auditors;

▪
reviewing the Company's auditing and accounting principles and practices with the independent auditors and reviewing major changes to its auditing and accounting principles and practices as suggested by the independent auditor or its management;

▪	reviewing all related party transactions on an ongoing basis for potential conflict of interest situations; and

▪	all responsibilities given to the Audit Committee by virtue of the Sarbanes-Oxley Act of 2002 (which was signed into law by President George W. Bush on July 30, 2002) and all amendments thereto.

Nominating Committee

The Board does not currently have a nominating committee.

Stockholder Nominations

The policy of the Board is to consider properly submitted stockholder nominations for candidates for membership on the Board as described below in the section entitled “Identifying and Evaluating Nominees for Directors” and in our Bylaws. In evaluating such nominations, the Board will address the membership criteria set forth below in the section entitled “Director Qualifications”. Any stockholder nominations proposed for consideration by the Board should include the nominee’s name and qualifications for membership on the Board and other information in accordance with the Company’s Bylaws and should be addressed to:

BlastGard International, Inc.
2451 McMullen Booth Road, Suite 242,
Clearwater, FL 33759
Attn: Michael J. Gordon, Chief Executive Officer

Director Qualifications

New members of the Board should possess certain core competencies, some of which may include broad experience in business, finance or administration, familiarity with national and international business matters, and familiarity with the defense and law enforcement industries. In addition to having one or more of these core competencies, members of the Board are identified and considered on the basis of knowledge, experience, integrity, diversity, leadership, reputation, and ability to understand our business.

Identifying and Evaluating Nominees for the Board

The Board utilizes a variety of methods for identifying and evaluating nominees for the Board. However, there are no specific minimum qualifications that the Board requires to be met by a director nominee recommended for a position on the Board, nor are there any specific qualities or skills that are necessary for one or more of our Board to possess, other than as are necessary to meet any requirements under rules and regulations applicable to us. Although the Board does not have a specific policy with respect to the diversity, the Board considers the extent to which potential candidates possess sufficiently diverse skill sets and diversity characteristics that would contribute to the Board's overall effectiveness. The Board has the duty of regularly assessing the composition of the Board, including the size of the Board, diversity, age, skills and experience in the context of the needs of the Board. In addition, the Board also has the duty of identifying individuals qualified to become members of the Board. Candidates may come to the attention of the Board through current members of the Board, professional search firms, stockholders or other persons. These candidates will be evaluated by the Board and may be considered at any point during the year. As described above, the Board will consider properly submitted stockholder nominations for candidates for the Board. Following verification of the stockholder status of persons proposing candidates, recommendations will be aggregated and considered by the Board. If any materials are provided by a stockholder in connection with the nomination of a director candidate, such materials will be forwarded to the Board. We have previously, and we may in the future, review materials provided by professional search firms or other parties to identify, evaluate and recruit potential director nominees who are not proposed by a stockholder.  In addition, a professional search firm may be used to make initial contact with potential candidates to assess, among other things, their availability, fit and major strengths.

Communications with the Board

Stockholders may communicate with the Company by writing to: BlastGard International, Inc., Attention:  Michael J. Gordon, , 2451 McMullen Booth Road, Suite 242,  Clearwater, FL 33759.  Communications received from stockholders are forwarded directly to the Board, or to any individual member or members, as appropriate, depending on the facts and circumstances outlined in the communication. The Board has authorized the Chief Executive Officer of the Company to exclude communications that are patently unrelated to the duties and responsibilities of the Board, such as spam, junk mail and mass mailings. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provision that any communication that is filtered out by the Secretary pursuant to the policy will be made available to any non-management director upon request.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “Commission”).  Officers, directors and greater than ten percent stockholders are required by the Commission's regulations to furnish us with copies of all Section 16(a) forms they file. During fiscal 2010, none of our officers, directors or 10% or greater stockholders filed any forms late to the best of our knowledge, except for Andrew McKinnon who filed a Form 4 late in December 2010.

ITEM 11.  EXECUTIVE COMPENSATION.

Summary Compensation Table

The following table sets forth the overall compensation earned over the fiscal year ended December 31, 2010 and 2009 by (1) each person who served as the principal executive officer of the Company during fiscal year 2010; and (2) the Company’s most highly compensated (up to a maximum of two) executive officers as of December 31, 2010 with compensation during fiscal year 2010 of $100,000 or more.

Name and Principal Position	Fiscal Year	Salary ($)		Bonus ($)	Stock Awards	Options Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (2) (3)	Total ($)
James F. Gordon,	2010	$96,000	(4)	$-0-	-0-	$-0-	-0-	-0-	-0-	$96,000
President,	2009	$78,610	(4)	-0-	-0-	$-0-	-0-	-0-	-0-	$78,610
Michael J. Gordon,	2010	$96,000	(4)	-0-	-0-	$-0-	-0-	-0-	-0-	$96,000
CEO/CFO	2009	$78,305	(4)	-0-	-0-	$-0-	-0-	-0-	-0-	$78,305
___________

(1)
The options and restricted stock awards presented in this table reflects the full fair value as of the date of grant. However, the accompanying financial statements reflect the dollar amount expensed by the company during applicable fiscal year for financial statement reporting purposes pursuant to guidance issued by the FASB. Such guidance requires the company to determine the overall value of the stock awards and options as of the date of grant. The stock awards are valued based on the fair market value of such shares on the date of grant and are charged to compensation expense over the related vesting period. The options are valued at the date of grant based upon the Black-Scholes method of valuation, which is expensed over the service period over which the options become vested. As a general rule, for time-in-service-based options, the company will immediately expense any option or portion thereof which is vested upon grant, while expensing the balance on a pro rata basis over the remaining vesting term of the option. For a description of the guidance issued by the FASB and the assumptions used in determining the value of the options under the Black-Scholes model of valuation, see the notes to the consolidated financial statements included with this Form 10-K.

(2)
Includes all other compensation not reported in the preceding columns, including (i) perquisites and other personal benefits, or property, unless the aggregate amount of such compensation is less than $10,000; (ii) any “gross-ups” or other amounts reimbursed during the fiscal year for the payment of taxes; (iii) discounts from market price with respect to securities purchased from the company except to the extent available generally to all security holders or to all salaried employees; (iv) any amounts paid or accrued in connection with any termination (including without limitation through retirement, resignation, severance or constructive termination, including change of responsibilities) or change in control; (v) contributions to vested and unvested defined contribution plans; (vi) any insurance premiums paid by, or on behalf of, the company relating to life insurance for the benefit of the named executive officer; and (vii) any dividends or other earnings paid on stock or option awards that are not factored into the grant date fair value required to be reported in a preceding column.

(3)	Includes compensation for service as a director described under Director Compensation, below.

(4)
Salary includes commissions and accrued cash compensation. During fiscal 2010 and 2009, accrued salaries for James F. Gordon were $80,000 and $64,000, respectively.  During fiscal 2010 and 2009, accrued salaries for Michael Gordon were $96,000 and $64,000, respectively.

For a description of the material terms of each named executive officers’ employment agreement, including, without limitation, the terms of any common share purchase option grants, any agreement, plan or other arrangement that provides for any payment to a named executive officer in connection with his or her resignation, retirement or other termination, or a change in control of the company see “Employment Agreements”.

All of the outstanding common share purchase option or other equity-based award granted to or held by any named executive officer in 2010 were re-priced or otherwise materially modified, including extension of exercise periods, the change of vesting or forfeiture conditions, the change or elimination of applicable performance criteria, or the change of the bases upon which returns are determined, nor was there any waiver or modification of any specified performance target, goal or condition to payout.

Executive Officer Outstanding Equity Awards At Fiscal Year-End

The following table provides certain information concerning any common share purchase options, stock awards or equity incentive plan awards held by each of our named executive officers that were outstanding as of December 31, 2010.

Option Awards						Stock Awards

Name	Number of Securities Underlying Unexer- cised Options(#) Exercisable	Number of Securities Underlying Unexercised Options(#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
James F. Gordon	100,000	0	0	$0.10	11/29/2011	0	0	0	0
	375,000	0	0	$0.10	03/31/2012	0	0	0	0
Michael J. Gordon	100,000	0	0	$0.10	11/29/2011	0	0	0	0
	200,000	0	0	$0.10	03/31/2012	0	0	0	0

Employment Agreements

Effective April 1, 2007, the Company entered into employment agreements with James F. Gordon and Michael Gordon. These agreements terminated on March 31, 2011 and each officer is currently serving as an "employee at will." During fiscal 2010 and 2009, each officer had their salaries of $8,000 per month accrued or paid. At December 31, 2010, the Company owed accrued salary of $144,000 to James F. Gordon and $160,000 to Michael J. Gordon. James F. Gordon also received commissions of $0 and $15,939 for fiscal 2010 and 2009, respectively. Michael J. Gordon also received commissions of $0 and $7,291 for fiscal 2010 and 2009, respectively.  For the first quarter of fiscal 2011, James F. Gordon was paid for one month of salary and accrued two more months.  For the first quarter of fiscal year 2011, Michael Gordon was paid his salary. As of March 31, 2011, the accrued salaries were converted into notes payable on demand, subject to the noteholders' right to convert the notes into Common Stock at a conversion price of $.05 per share.  See "Item 13."

Review of Risks Arising from Compensation Policies and Practices

We have reviewed our compensation policies and practices for all employees and concluded that any risks arising from our policies and practices are not reasonably likely to have a material adverse effect on the Company.

DIRECTOR COMPENSATION

Compensation

Prior to May 2007, no cash compensation has been paid to our Directors for any service provided as a Director. Directors may be reimbursed for all reasonable expenses incurred by them in conducting our business. These expenses would include out-of-pocket expenses for such items as travel, telephone, and postage.  On May 11, 2007, the non-employee directors were authorized by the Board to receive an annual cash fee of $11,000 and quarterly fees of $1,000 for 2007.  No cash was paid to the directors during 2008, 2009 or 2010 as compensation. In 2010, the two outside board members each received 250,000 shares of restricted Common Stock as compensation for their services valued at $.10 per share.  On December 20, 2010, Mr. McKinnon subscribed to purchase 16 shares of Series 1 Preferred Stock convertible into 1,666,667 shares of Common Stock at a purchase price of $50,000.  Mr. McKinnon has converted these preferred shares into Common Stock. Mr. McKinnon also received 34 shares of Series 1 Preferred Stock convertible into 3,333,333 shares of Common Stock for services rendered in connection with the Company's acquisition of HighCom Security.

Stock Options

Stock options and equity compensation awards to our non-employee / non-executive directors are at the discretion of our Board.

On August 3, 2006, Mr. Burns was granted a five-year Non-Statutory Stock Option to purchase 100,000 shares of the Corporation’s Common Stock at an exercise price of $1.00 per share. The Option granted contains cashless exercise provisions and shall vested 50% on the date of grant and the remaining 50% on August 3, 2007, it being understood that the Options that vested on August 3, 2007 would have terminated in the event that the holder is no longer serving as a director of our Company at any time between the date of grant and August 3, 2007, subject to our Board’s right to accelerate the vesting date of the Option.

On November 6, 2006, Ambassador L. Paul Bremer, III, Arnold I. Burns and Joel Gold were granted effective November 8, 2006, a five-year Non-Statutory Stock Option to purchase 100,000 shares of our Common Stock at an exercise price of $1.00 per share. The Option granted contains cashless exercise provisions and vested 50% on November 8, 2006 and the remaining 50% shall vest on November 8, 2007, it being understood that the Options that vested on November 8, 2007 would have terminated in the event that the holder was no longer serving as a director of our company at any time between the date of grant and November 8, 2007, subject to our Board’s right to accelerate the vesting date of the Option.

On November 6, 2006, Board members Arnold I. Burns and Ambassador L. Paul Bremer, III were each granted, effective November 8, 2006, a seven-year Non-Statutory Stock Option to purchase 250,000 shares of our Common Stock at an exercise price of $1.50 per share. The Options granted contain cashless exercise provisions and are fully vested.

On February 10, 2010, the Board of Directors also approved $25,000 in annual compensation to the outside Board members for their service to the Company and that such compensation for the year 2010 is to be paid in restricted common stock at $.10 per share. As a result of the foregoing, the Company has authorized the issuance of 250,000 fully paid and non-assessable shares to Andrew McKinnon and Paul Henry.

On January 28, 2011, the Board of Directors approved a resolution to increase the 2005 Employee Benefit and Consulting Services Compensation Plan (the "Plan") from 5,000,000 shares to 10,000,000 shares; and granted all four directors and outside counsel an option on 1,250,000 shares exercisable at $.03 per share The options are for 5 years and are fully-vested, non statutory stock options. The Plan was originally adopted on November 30, 2005 by the Board of Directors. The Plan shall terminate at midnight on November 30, 2015, at which time no additional options may be granted under the Plan.

Restricted Stock

During 2009, the Company did not issue shares of Common Stock to its directors in consideration of their services as directors. However, the Board authorized the monthly issuance of 187,500 shares of our Common Stock to Andrew McKinnon in lieu of his monthly salary of $18,750 for the six months of January through June 2009.  In February 2010, the Board approved the grant of 250,000 shares to Andrew McKinnon and Paul Henry for services rendered.

Summary of Director Compensation for 2010

The following table shows the overall compensation earned for the 2010 fiscal year with respect to each non-employee and non-executive director as of December 31, 2010.

Name and Principal Position	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compen-sation ($)	Nonqualified Deferred Compen-sation Earnings ($)	All Other Compen-sation ($)	Total ($)
Paul Henry Director (1)	$0	25,000	0	0	0	-0-	$25,000
Andrew McKinnon Director (1)(2)	$0	25,000	0	0	0	-0-	$25,000

(1)	Includes 250,000 shares of Common Stock valued at $.01 per share and granted in February 2010 for serving on the Board of Directors.

(2)	Does not include 2010 Board approval stock transactions described under "Item 13" under (ii) since these transactions did not occur until the first quarter of 2011.

2005 Employee and Consulting Compensation Plan

On November 30, 2005, we established an Employee Benefit and Consulting Compensation Plan (the “2005 Plan”) covering 5,000,000 shares. Since stockholder approval of the 2005 Plan will not be obtained by November 30, 2006, then no Incentive Stock Options may be granted after that date under the 2005 Plan. As of February 7, 2011, there were non-statutory stock options to purchase 2,850,000 shares outstanding under the 2005 Plan. On January 28, 2011, the board approved a resolution to increase the 2005 Employee Benefit and Consulting Services Compensation Plan (the "Plan") from 5,000,000 shares to 10,000,000 shares; and granted all four directors and outside counsel an option on 1,250,000 shares exercisable at $.03 per share. The options are for 5 years and are fully-vested, non statutory stock options.

Administration

Our Board of Directors, Compensation Committee or both, in the sole discretion of our Board, administer the 2005 Plan. The Board, subject to the provisions of the 2005 Plan, has the authority to determine and designate officers, employees, directors and consultants to whom awards shall be made and the terms, conditions and restrictions applicable to each award (including, but not limited to, the option price, any restriction or limitation, any vesting schedule or acceleration thereof, and any forfeiture restrictions). The Board may, in its sole discretion, accelerate the vesting of awards. The Board of Directors must approve all grants of Options and Stock Awards issued to our officers or directors.

Types of Awards

The 2005 Plan is designed to enable us to offer certain officers, employees, directors and consultants of us and our subsidiaries equity interests in us and other incentive awards in order to attract, retain and reward such individuals and to strengthen the mutuality of interests between such individuals and our stockholders. In furtherance of this purpose, the 2005 Plan contains provisions for granting non-statutory stock options (and originally incentive stock options which have now become non-statutory stock options) and Common Stock Awards.

Stock Options

 A “stock option” is a contractual right to purchase a number of shares of Common Stock at a price determined on the date the option is granted.  The option price per share of Common Stock purchasable upon exercise of a stock option and the time or times at which such options shall be exercisable shall be determined by the Board at the time of grant. Such option price shall not be less than 100% of the fair market value of the Common Stock on the date of grant. The option price must be paid in cash, money order, check or Common Stock of the Company. The Options may also contain at the time of grant, at the discretion of the Board, certain other cashless exercise provisions.

Options shall be exercisable at the times and subject to the conditions determined by the Board at the date of grant, but no option may be exercisable more than ten years after the date it is granted. If the Optionee ceases to be an employee of our company for any reason other than death, any option granted as an incentive stock option exercisable on the date of the termination of employment may be exercised for a period of thirty days or until the expiration of the stated term of the option, whichever period is shorter. In the event of the Optionee’s death, any option originally granted as an incentive stock option exercisable at the date of death may be exercised by the legal heirs of the Optionee from the date of death until the expiration of the stated term of the option or six months from the date of death, whichever event first occurs.  In the event of disability of the Optionee, any Options granted as an incentive stock option shall expire on the stated date that the Option would otherwise have expired or 12 months from the date of disability, whichever event first occurs.  The termination and other provisions of a non-statutory stock option shall be fixed by the Board of Directors at the date of grant of each respective option.

Common Stock Award

“Common Stock Award” are shares of Common Stock that will be issued to a recipient at the end of a restriction period, if any, specified by the Board if he or she continues to be an employee, director or consultant of us. If the recipient remains an employee, director or consultant at the end of the restriction period, the applicable restrictions will lapse and we will issue a stock certificate representing such shares of Common Stock to the participant. If the recipient ceases to be an employee, director or consultant of us for any reason (including death, disability or retirement) before the end of the restriction period unless otherwise determined by the Board, the restricted stock award will be terminated.

Eligibility

Our officers, employees, directors and consultants of BlastGard® International and our subsidiaries are eligible to be granted stock options, and Common Stock Awards. Eligibility shall be determined by the Board; however, all Options and Stock Awards granted to officers and directors must be approved by the Board.

Termination or Amendment of the 2005 Plan

The Board may at any time amend, discontinue, or terminate all or any part of the 2005 Plan, provided, however, that unless otherwise required by law, the rights of a participant may not be impaired without his or her consent, and provided that we will seek the approval of our stockholders for any amendment if such approval is necessary to comply with any applicable federal or state securities laws or rules or regulations.

Awards

To date, no options to purchase common shares have been exercised under the 2005 Plan. Unless sooner terminated, the 2005 Plan will expire on November 30, 2015 and no awards may be granted after that date. It is not possible to predict the individuals who will receive future awards under the 2005 Plan or the number of shares of Common Stock covered by any future award because such awards are wholly within the discretion of the Board. The table below contains information as of December 31, 2010 on the known benefits provided to certain persons and group of persons under the 2005 Plan (exclusive of options that terminated on or before December 31, 2010).

	Number of Shares subject to Options	Average exercise price ($) per Share	Intrinsic value of unexercised options at December 31, 2010
Andrew R. McKinnon, Director	375,000	0.10	-0-
James F. Gordon, Director	475,000	0.10	-0-
Michael J. Gordon, CEO, CFO	300,000	0.10	-0-
Executive Officers as a group	300,000	0.10	-0-
Non-employee Directors (two persons)	375,000	0.10	-0-
Non-Executive Officer Employees	475,000	0.10	-0-
Consultants, Legal Counsel, Former Employees	1,700,000	0.10	-0-

(1)
Intrinsic value is calculated by multiplying (a) the difference between the market value per share at December 31, 2010 (based upon a last sales price of $.01 per share) and the option exercise price by (b) the number of shares of Common Stock underlying the option.

ITEM 12.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS.

The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 1, 2011 by our one officer and four directors, both individually and as a group. Unless otherwise indicated, all shares are directly beneficially owned and investing power is held by the persons named.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (1)	Percentage Outstanding (2)
James F. Gordon (3)	8,273,400	11.5%
Michael J. Gordon (4)	6,450,000	8.9%
Paul Henry (10)	1,815,000	2.5%
Andrew R. McKinnon (6,11)	8,375,000	10.9%
Michael Bundy (5)	-0-	0.0%
Includes all officers and directors as a group (5 persons)	24,913,400	33.3%
John H. Waddell, Jr. (8)	5,350,400	8.7%
Robocheyne Consulting (7, 9)	10,950,419	15.9%
TangoPoint Partners, LLC (5)	9,666,667	15.8%
Stan Baharti	4,016,164	6.6%
_____________
(1)
Unless otherwise indicated, all shares are directly beneficially owned and investing power is held by the persons named. The address of each person is c/o BlastGard® International, Inc. at 2451 McMullen Booth Road, Ste., 242, Clearwater, FL 33759.

(2)
Based upon 70,940,142 shares of Common Stock outstanding as of April 1, 2011, plus the amount of shares each person or group has the right to acquire under options, warrants, rights, conversion privileges, or similar obligations.

(3)	Includes options to purchase 1,725,000 shares of our common stock and 3,200,000 shares of common stock issuable upon conversion of a $160,000 demand note.
(4)	Includes options to purchase 1,525,000 shares of our common, 285,000 shares beneficially owned by his children and 3,200,000 shares of common stock issuable upon conversion of a $160,000 demand note.
(5)	No options or warrants outstanding
(6)	Includes options to purchase 1,625,000 shares and 4,133,333 common shares issuable upon conversion of preferred stock.
(7)	Includes derivative securities to purchase 3,608,262 shares included in notes.
(8)	Includes options to purchase 400,000 shares.
(9)	Includes 4,158,823 shares of Common Stock issuable upon exercise of Warrants.
(10)	Includes options to purchase 1,250,000 shares of our common stock.
(11)	Includes 866,667 shares beneficially owned by his Company.

We do not know of any arrangement or pledge of its securities by persons now considered in control of us that might result in a change of control of us.

Equity Compensation Plan Information

The following summary information is as of April 1, 2011 and relates to our 2005 Stock Option Plan pursuant to which we have granted options to purchase our common stock:

	(a)	(b)	(c)
Plan category	Number of shares of common stock to be issued upon exercise of outstanding options	Weighted average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a)
Equity compensation Plans	2,850,000	$.10	2,150,000
Equity compensation Plans	6,250,000	$.03	900,000	*

* Pending increase in Plan to 10,000,000 shares.

ITEM 13. CERTAIN RELATIONSHIPS, RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

During the last two fiscal years ended December 31, 2010, we entered into the following transactions in which our current officers and directors had a material interest, exclusive of employment contacts described under Item 11 of Form 10-K for the fiscal year ended December 31, 2009, which are incorporated herein by reference.

(i) During the year ended December 31, 2009, the Company borrowed approximately $98,000 against its $100,000 credit line, which was secured by a personal guarantee of its Chief Financial Officer. As of April 1, 2011, approximately $95,000 is owed pursuant to the line of credit.

(ii)  On December 20, 2011, the Board approved the following transactions which occurred in the first quarter of 2011: Mr. McKinnon subscribed to purchase 16 shares of Series 1 Preferred Stock convertible into 1,666,667 shares of Common Stock at a purchase price of $50,000.  Mr. McKinnon also received 34 shares of Series 1 Preferred Stock convertible into 3,333,333 shares of Common Stock for services rendered in connection with the Company's acquisition of HighCom Security.

(iii)  On March 8, 2011, BlastGard’s Board of Directors ratified, adopted and approved that James F. Gordon’s accrued salary of $160,000 (20 months at $8,000 per month covering May-December 2009, January-October 2010 and January-February 2011); Michael J. Gordon’s accrued salary of $160,000 (20 months at $8,000 per month covering May-December 2009, January-October 2010 and January-February 2011); and Morse & Morse, PLLC’s accrued legal bill of $67,025.30 be converted into a Convertible Non-Interest Bearing Demand Note, convertible into Common Shares of BlastGard at $.05 per share at the Noteholder(s) discretion.

(iv) Phoenix Alliance Corporation (“Phoenix”), owned by one of our board members Andrew McKinnon, was engaged in April 2011 by BlastGard to operate as an independent contractor for all HighCom sales. Phoenix has set up a sales operation complete with CRM, telephone sales system and will cover all associated costs from daily operating expenses i.e. payroll costs, health costs, advertising and marketing costs, tradeshow costs etc. BlastGard’s COO Michael Bundy provides initial training to all independent contractors, including an overview process for regulatory compliance. BlastGard has agreed to assist Phoenix with initial start-up costs of $7,500 per month for 3 months and an implementation fee of $5,000 for an additional 3 months.  At the completion of the first six months, Phoenix becomes entirely a  performance based operation. The commission structure is based on sales generated and margins of HighCom’s product line.

Other Transactions

December 2004 Debt

In December 2004, we raised $1,420,000 from five investors in a convertible debt financing, and issued to the investors, secured convertible notes due October 31, 2007 and common stock purchase warrants.

The notes each bear an interest rate of 8% per annum .and are currently payable upon demand. The notes are secured by all of the Company’s assets until the notes have been fully paid or fully converted into common stock.

The individual note holders have the right, at their option, to convert the principal amount of the note, together with all accrued interest thereon in accordance with the provisions of and upon satisfaction of the conditions contained in the note, into fully paid and non-assessable shares of the Company’s common stock at a conversion price per share set forth below, subject to adjustment in certain circumstances if the notes are then outstanding, such as a stock split, combination or dividend; or in the event the Company issues shares of common stock for consideration of less than the exercise price. During March 2009, the holders of certain senior convertible securities originally issued on December 2, 2004, extended the due date of the debt to November 30, 2009 in exchange for the issuance of Class G warrants to purchase 1,800,000 shares of common stock in the Company as described below.  In March 2009, the conversion price of the Notes was also lowered to its present conversion price of $.03 per share. Concurrently, the Class A, C, D, E and F warrants held by these investors were cancelled and an equal number of Class G warrants were issued as replacements.

In May, 2009, $93,097 of the Notes and $388 in interest was converted at $.03 per share into 3,116,164 shares of the Company’s Common Stock, reducing the principal balance of the debt underlying the 2004 Notes to $279,292 as of November 30, 2009. From December 1, 2009 through December 31, 2010, an additional $45,452 in interest has accrued bringing the outstanding total to $324,743.

The following table sets forth, with respect to each holder of December 2004 debt, the amount due under the convertible promissory note including interest as of December 31, 2010:

INVESTOR	2004 CONVERTIBLE NOTES
AlphaCapital Aktiengesellschaft	$175,603
Steven Gold	$20,144
Asher Brand	$4,027
TRW Holdings PTY Limited	$17,721
Robocheyne Consulting Ltd.	$108,248
TOTAL	$324,743

The December 2004 Note holders agreed in March 2009 to extend the expiration date of their Notes to November 30, 2009 in consideration of Class G Warrants to purchase 1,800,000 shares exercisable at $.03 per share through June 22, 2011. In the same agreement, the Note holders assigned their 1,800,000 warrants plus 50% of the principal of their Notes in equal amounts to Robocheyne Consulting Ltd. and Stan Bharti.

  June 2006 Debt

On June 22, 2006, we entered into a series of simultaneous transactions with two investors, whereby we borrowed an aggregate principal amount of $1,200,000 due June 22, 2008 and issued to the investors subordinated convertible 8% notes (secured by the assets of our company and subsidiary) and we issued warrants with the notes.

The aforementioned notes and warrants are protected against dilution in the event of certain events including, without limitation, the sale of common stock below the applicable conversion or exercise price as the case may be.  The terms of the notes and the warrants have been adjusted over the years.

Previously, $795,000 of the $1,200,000 had been converted into our Common Stock at $.30 per share and $50,000 in principal was paid back.  As of December 31, 2010 the amount owed under the 2006 notes was $355,000 in principal and $146,493 in accrued interest.  Also there were warrants to purchase 3,175,120 shares of the Company's Common Stock outstanding.  On January 25, 2011, BlastGard settled the 2006 debt (subordinated convertible promissory notes) for $130,000 to pay off the debt and the accrued interest at a discount, eliminate all claims to equity and warrants by the Lenders and free up the unissued shares.

Source Capital Group, Inc. acted as a finder in connection with the original debt transaction in 2006. Source Capital was paid 25,000 shares of restricted common stock, a cash fee of $72,000, which represents 6% of the gross proceeds and a 6% fee of each class of warrants issued in connection with the June 2006 debt financing, which warrants were issued by us and not deducted from those issued to any other party. The following table sets forth with respect to each person the number of shares underlying warrants issued to Source Capital and its associated persons as of December 31, 2010.

	NUMBER OF SHARES ISSUABLE UPON EXERCISE OF WARRANTS
INVESTOR	CLASS C	CLASS D	CLASS E	CLASS F
W. Todd Coffin	103,680	103,680	51,840	149,760
William F. Butler	110,160	110,160	55,080	159,120
Gary Sacks	48,600	48,600	24,300	70,200
Source Capital Group	61,560	61,560	30,780	88,920
TOTAL	324,000	324,000	162,000	468,000

2011 Debt

Alpha Capital Aktiengesellschaft, a holder of 2004 Debt, loaned us $160,000 in February 2011 and an additional $300,000 in March 2011 pursuant to secured notes convertible at the lesser of the applicable conversion price or eighty percent of the conversion price of any convertible note issued by the Company to anyone prior to or on the one year anniversary of the Issue Date of the Note, subject to adjustment as described therein. The February 2011 notes had a conversion price of $.03 per share and the March 2011 notes had a conversion price of $.05 per share.

Each note bears an interest rate of 10% per annum, with a default interest rate of 15% per annum. Interest shall be payable quarterly in arrears on the last day of each calendar quarter commencing March 31, 2011, with a maturity date of August 31, 2011 in the case of the February 2011 issued note and a maturity date of March 3, 2012 in the case of the March 2011 issued note. The individual note holder has the right, at its option, to convert the principal amount of each note, together with all accrued interest thereon in accordance with the provisions of and upon satisfaction of the conditions contained in each note, into fully paid and non-assessable shares of our common stock at a conversion price per share as described above, subject to adjustment in certain circumstances if the notes are then outstanding, such as a stock split, combination or dividend; or in the event we issue shares of common stock for consideration of less than the exercise price. Each note is secured by all of the assets of BlastGard International, Inc, and its wholly-owned subsidiary, BlastGard Technologies, Inc., until the notes have been fully paid or fully converted into common stock. Also in connection with these transactions, we issued the note holder warrants to acquire up to 17 million shares of our common stock at prices ranging from $0.03 per share to $0.08 per share, subject to anti-dilution protection over the life of the warrants.  Of the 17 million shares purchasable upon exercise of the warrants, warrants to purchase 8 million common shares exercisable at $0.03 per share expire on February 3, 2016 and the remaining warrants to purchase 9 million common shares, exercisable at $0.08 per share terminate on March 7, 2016.

Purchase of HighCom Security Inc.

As previously reported, on January 25, 2011, BlastGard International, Inc. ("BlastGard") entered into a binding Letter of Intent (“LOI”) with HighCom Security, Inc. (“HighCom”) under which BlastGard will acquire 100% of the common stock of HighCom from the stockholders of HighCom, none of whom are affiliates of BlastGard. HighCom is a worldwide security equipment provider based in San Francisco, California. HighCom designs, manufactures and distributes a unique range of security products and personal protective gear. BlastGard and HighCom have agreed to consummate a Stock Purchase Agreement, subject to the approval of all necessary parties, agencies or regulatory organizations. As of the signing of the agreement, BlastGard immediately assumed the operations of HighCom and started to provide financing for the operations while a definitive agreement is drawn up over the next 90 days.

As stated above, the LOI contemplated several closing conditions and the closing in escrow with a possible of rescission if the State Department does not reinstate HighCom’s export license. On March 4, 2011, among other changes the LOI was amended as follows: 1) the LOI constitutes the definitive stock purchase agreement; 2) BlastGard issued 9,820,666 shares of its Common Stock and promissory notes totaling $196,400 to Robert Rimberg as trustee for an Irrevocable Trust FBO and Yochi Cohen and his wife, Yocheved Cohen–Charash (the "Trust") in exchange for 1,150 shares of the outstanding 1,171 shares of HighCom Common Stock, equivalent to 98.2% of the outstanding shares; 3) the parties agree to waive all closing conditions, escrow provisions and right of rescission; and 4) BGI agreed for a period of 30 days to offer to purchase Ron Peled 21 shares of HighCom from him or his transferee at a cost of 179,934 shares of BGI Common Stock and in exchange for promissory notes totalling $3,600, with terms identical to those received by the Trust plus 1.8% of the Earnout provisions contained in the LOI.

Blastgard also agreed to an earnout consisting of up to $100,000 in cash and up to 35,000,000 shares of common stock based on a pro-rata basis if revenue reaches certain goals.  Blastgard management believes that the revenues goals are very achievable and have valued the contingent consideration at 68% of the market price at the time of the agreement.

TangoPoint Group

As reported in our Form 10-Q for the quarter ended September 30, 2010, we received $165,000 in the aggregate from the TangoPoint Group in the fourth quarter of 2010 and an additional $125,000 in January 2011. In exchange for this consideration, we issued our Common Stock at a purchase price of $.03 per share.

Board Members Who Are Deemed Independent

Our board of directors has determined that Paul Henry is an “independent director.”  See “Audit Committee” under” Item 10” regarding the definition of an “independent director.”

ITEM 14.  EXHIBITS

Exhibit No.	Description
2.1
Agreement and Plan of Reorganization dated January 31, 2004, by and among the Registrant, BlastGard Technologies, Inc., (“BTI”) and the shareholders of BTI. (Incorporated by reference to Exhibit 2.4 to the Company’s current report on Form 8-K dated January 31, 2004.)

3.1	The Company’s Articles of Incorporation, as amended and currently in effect. (Incorporated by reference to Exhibit 3.7 to the Company’s quarterly report on Form 10-QSB dated March 31, 2004).

3.2	The Company’s Bylaws, as amended and currently in effect. (Incorporated by reference to Exhibit 3.8 to the Company’s quarterly report on Form 10-QSB dated March 31, 2004).

4.1	Subscription Agreement between the Company and the named investors dated December 2, 2004. (Incorporated by reference to exhibit 4.01 of the current report on Form 8-K filed December 3, 2004.)

4.2	Form of Secured Convertible Note issued to the named investors. (Incorporated by reference to exhibit 4.02 of the current report on Form 8-K filed December 3, 2004.)

4.3	Left blank intentionally.

4.4	Left blank intentionally.

4.5	Left blank intentionally.

4.6
Security and Pledge Agreement between the Company and Barbara Mittman as collateral agent for the named investors dated December 2, 2004. (Incorporated by reference to exhibit 4.06 of the current report on Form 8-K filed December 3, 2004.)

4.7
Security and Pledge Agreement between BlastGard Technologies, Inc. and Barbara Mittman as collateral agent for named investors dated December 2, 2004. (Incorporated by reference to exhibit 4.07 of the current report on Form 8-K filed December 3, 2004.)

4.8
Collateral Agent Agreement among the Company, Barbara Mittman (the collateral agent) and the named investors dated December 2, 2004. (Incorporated by reference to exhibit 4.08 of the current report on Form 8-K filed December 3, 2004.)

4.9
Guaranty Agreement between BlastGard Technologies, Inc. and Barbara Mittman as collateral agent for named investors dated December 2, 2004. (Incorporated by reference to exhibit 4.09 of the current report on Form 8-K filed December 3, 2004.)

4.10	Form of Securities Purchase Agreement (Incorporated by reference to the Registrant’s Exhibit 99.2 contained in our Form 8-K filed June 23, 2006.)

4.11	Form of Registration Rights Agreement (Incorporated by reference to the Registrant’s Exhibit 99.3 contained in our Form 8-K filed June 23, 2006.)

4.12	Form of Security Agreement. (Incorporated by reference to the Registrant’s Exhibit 99.4 contained in our Form 8-K filed June 23, 2006.)

4.13	Form of Subsidiary Guarantee (Incorporated by reference to the Registrant’s Exhibit 99.5 contained in our Form 8-K filed June 23, 2006.)

4.14	Form of Debenture (Incorporated by reference to the Registrant’s Exhibit 99.8 contained in our Form 8-K filed June 23, 2006.)

4.15	Form of Warrant (Incorporated by reference to the Registrant’s Exhibit 99.9 contained in our Form 8-K filed June 23, 2006.)

4.16	Form of SPA Disclosure (Incorporated by reference to the Registrant’s Exhibit 99.10 contained in our Form 8-K filed June 23, 2006.)

4.17	Form of Security Agreement Disclosure Schedule (Incorporated by reference to the Registrant’s Exhibit 99.11 contained in our Form 8-K filed June 23, 2006.)

4.18	Form of Subsidiary Guarantee Disclosure Schedule (Incorporated by reference to the Registrant’s Exhibit 99.12 contained in our Form 8-K filed June 23, 2006.)

4.19	Form of Class G Warrant.*

10.1	Employment Agreement with James F. Gordon dated January 31, 2004. (Incorporated by reference to Exhibit 10.13 to the Company’s quarterly report on Form 10-QSB dated March 31, 2004).

10.2	Employment Agreement with Michael J. Gordon dated January 31, 2004. (Incorporated by reference to Exhibit 10.14 to the Company’s quarterly report on Form 10-QSB dated March 31, 2004).

10.3	Left blank intentionally.

10.4	Left blank intentionally.

10.5
Alliance Agreement with Centerpoint Manufacturing, Inc. dated October 25, 2004. (Incorporated by reference to Exhibit 10.17 to the Company’s registration statement on Form SB-2, pre-effective amendment no. 4 (File No. 333-121455.)

10.6	Advisory Agreement with The November Group, Ltd., dated June 29, 2005. (Incorporated by reference to Exhibit 10.18 of the current report on Form 8-K filed July 6, 2005.)

10.7	Modification and Waiver Agreement (Incorporated by reference to Exhibit 10.1 in our Form 8-K filed December 8, 2006).

10.8	Form of Amended and Restated Second Modification and Waiver Agreement (Incorporated by reference to the Registrant’s Exhibit 99.7 contained in our Form 8-K filed June 23, 2006.)

10.9	Form of Modification and Warrant Agreement (Incorporated by reference to the Registrant’s Exhibit 99.14 contained in our Form 8-K filed June 23, 2006.)

10.13	Form of Third Modification and Waiver Agreement (Incorporated by reference to the Registrant’s Exhibit 10.25 contained in our Registration Statement, file no. 333-135815.)

10.14	Amendment Agreement dated September 15, 2006 to Exhibit 4.11 (Incorporated by reference to Exhibit 10.18 contained in our Form 10-QSB for the quarter ended September 30, 2006).

10.15	Waiver Agreement, dated April 18, 2007. (Incorporated by reference to Exhibit 10.1 of our Form 8-K filed with the SEC on April 25, 2007.)

10.16	Fourth Waiver and Modification Agreement, dated March 20, 2007. (Incorporated by reference to Exhibit 10.2 of our Form 8-K filed with the SEC on April 25, 2007.)

10.17	Management Committee Charter, dated March 23, 2007. (Incorporated by reference to Exhibit 10.3 of our Form 8-K filed with the SEC on April 25, 2007.)

10.18	Left blank intentionally.

10.19	Employment Agreement for James F. Gordon dated April 1, 2007. (Incorporated by reference to Exhibit 10.5 of our Form 8-K filed with the SEC on April 25, 2007.)

10.20	Employment Agreement for Andrew McKinnon dated April 1, 2007. (Incorporated by reference to Exhibit 10.32 contained in our Form 10-QSB for the quarter ended March 31, 2007.)

10.21	Left blank intentionally.

10.22	Employment Agreement for Michael J. Gordon dated April 1, 2007. (Incorporated by reference to Exhibit 10.9 of our Form 8-K filed with the SEC on April 25, 2007.)

10.23	Source Capital March 9, 2007 and April 12, 2007 Waiver Agreements (Incorporated by reference to Exhibit 10.10 of our Form 8-K filed with the SEC on April 25, 2007.)

10.24	Employee Benefit and Consulting Services Compensation Plan (Incorporated by reference to Exhibit 99.1to the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005).

10.25
Fifth Waiver and Modification Agreement with Senior Lenders dated March 20, 2008 Plan (Incorporated by reference to Exhibit 99.1to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008).

10.26	Waiver Agreement with 2006 Lenders dated as of March 20, 2008 Plan (Incorporated by reference to Exhibit 99.1to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008).1

10.27	TangoPoint Agreement, dated December 1, 2010 (Incorporated by reference to Exhibit 10.1 as contained in our Form 10-Q for the quarter ended September 30, 2010.)

10.28
Binding Letter of Intent Agreement by and between BlastGard International, Inc. and HighCom Security, Inc. (Incorporated by reference to Exhibit 10.1 of our Form 8-K filed with the SEC on February 2, 2010.)

10.29	Settlement Agreement with Bushido Capital Master Fund, L.P. (Incorporated by reference to Exhibit 10.2 of our Form 8-K filed with the SEC on February 2, 2010.)

10.30	Settlement Agreement with Pierce Diversified Strategy Master Fund LLC, Series Bus. (Incorporated by reference to Exhibit 10.3 of our Form 8-K filed with the SEC on February 2, 2010.)

10.31
Settlement Agreement dated December 22, 2010 by and among Mitch Silverman, TangoPoint Investments, LLC and BlastGard. (Incorporated by reference to Exhibit 10.4 of our Form 8-K filed with the SEC on February 2, 2010.)

10.32	Form of Subscription Agreement between the Company and the named investor dated February 3, 2011. (Incorporated by reference to Exhibit 4.01 of our Form 8-K filed with the SEC on February 4, 2011.)

10.33	Form of Secured Convertible Promissory Note issued to the named investor. (Incorporated by reference to Exhibit 4.02 of our Form 8-K filed with the SEC on February 4, 2011.)

10.34	Form of Class A Common Stock Purchase Warrant. (Incorporated by reference to Exhibit 4.03 of our Form 8-K filed with the SEC on February 4, 2011.)

10.35	Form of Escrow Agreement. (Incorporated by reference to Exhibit 4.04 of our Form 8-K filed with the SEC on February 4, 2011.)

10.36	Form of Subscription Agreement between the Company and the named investor dated March 10, 2011. (Incorporated by reference to Exhibit 4.01 of our Form 8-K filed with the SEC on March 10, 2011.)

10.37	Form of Secured Convertible Promissory Note issued to the named investor. (Incorporated by reference to Exhibit 4.02 of our Form 8-K filed with the SEC on March 10, 2011.)

10.38	Form of Class A Common Stock Purchase Warrant. (Incorporated by reference to Exhibit 4.03 of our Form 8-K filed with the SEC on March 10, 2010.)

21.1	Subsidiaries of Registrant*

31(a)	Rule 13a-14(a) Certification – Principal Executive and Principal Financial Officer *

32(a)	Section 1350 Certification – Principal Executive and Principal Financial Officer *

99.1	Employee Benefit and Consulting Services Compensation Plan (Incorporated by reference to Exhibit 99.1to the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005).
_____________
* Filed herewith.

ITEM 15. PRINCIPAL ACCOUNTANT FEES AND SERVICES

Audit and quarterly review fees.

On February 8, 2010, the Company dismissed our independent registered auditor, Cordovano and Honeck LLP of Englewood Colorado (“C & H”), based on their notification to us of their partner service limitation. We engaged Peter Messineo, CPA of Palm Harbor Florida, as our new independent registered auditor on February 10, 2010.  Mr. Messineo billed $8,000.00 for the 2009 audit, $8,000 for the 2010 audit and $4,000 for the review of quarterly reports for 2010.  Mr. Messineo is owed $5,500 for the 2010 audit.

There were no other fees billed by Peter Messineo during the last two fiscal years for related services that were reasonably related to the performance of the audit or review of the Company’s financial statements and not reported under “Audit Fees” above.

Tax Fees

There were no tax related fees billed by Peter Messineo during 2010 or 2009.

All Other Fees

There were no other fees billed by Peter Messineo during the last two fiscal years for other services provided by Peter Messineo.

SIGNATURES

In accordance with Section 13 or 15(d) of the Exchange Act, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BLASTGARD® INTERNATIONAL, INC.
Dated:	April 14, 2011

		By:	/s/ Michael J. Gordon
Michael J. Gordon
Principal Executive and Principal Financial Officer

In accordance with the Exchange Act, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Dated:	April 14, 2011	By:	/s/ Andrew R. McKinnon
Andrew R. McKinnon
Director

Dated:	April 14, 2011	By:	/s/ James F. Gordon
James F. Gordon
Director and Director of Blast Mitigating Receptacles

Dated:	April 14, 2011	By:	/s/ Michael J. Gordon
Michael J. Gordon
Director, Vice President, Principal Executive and Principal Financial Officer and Principal Accounting Officer

Dated:	April 14, 2011	By:	/s/ Paul Henry
Paul Henry
Director

Appendix B

Corporations Section
1560 Broadway, Suite 200
Denver, CO 80202
(303) 894-2251
Fax  (303) 894-2242

ARTICLES OF AMENDMENT
TO THE
ARTICLES OF INCORPORATION

Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST: The name of the corporation is  BlastGard International, Inc.

SECOND: The following amendment to the Articles of Incorporation was adopted on  2011, as prescribed by the Colorado Business Corporation Act, in the following manner:

Such amendment was adopted by a vote of the shareholders.  The number of shares voted for the amendment was sufficient for approval.

THIRD:  The corporations is amending article fourth of its articles of incorporation to read as follows:

FOURTH: CAPITAL STOCK. The total number of shares of all classes which the Corporation shall have authority to issue is 500,001,000, of which 1,000 shares shall be Preferred Shares, par value $0.001 per share, and 500,000,000 shall be Common Shares, par value $0.001 per share, and the designations, preferences, limitations, and relative rights of the shares of each class are as follows:

1. Preferred Shares: The Corporation may divide and issue the Preferred Shares in series. Preferred Shares of each series when issued shall be designated to distinguish them from the shares of all other series. The Board of Directors is hereby expressly vested with authority to divide the class of Preferred Shares into series and to fix and determine the relative rights and preferences of the shares of any such series so established to the full extent permitted by these Articles of Incorporation and the laws of the State of Colorado in respect of the following:

a. The number of shares to constitute such series, and the distinctive designations thereof;

b. The rate and preference of dividends, if any, the time of payment of dividends, whether dividends are cumulative and the date from which any dividend shall accrue;

c. Whether shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption;

B-1

d. The amount payable upon shares in event of involuntary liquidation;

e. The amount payable upon shares in event of voluntary liquidation;

f. Sinking fund or other provisions, if any, for the redemption or purchase of shares;

g. The terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion;

h. Voting powers, as a class, to elect up to two directors to the Board of Directors, if any,

i. Any other relative rights and preferences of shares of such series including, without limitation, any restriction on an increase in the number of shares of any series theretofore authorized and any limitation or restriction of rights or powers to which shares of any future series shall be subject.

2. Common Shares:

a. The rights of holders of Common Shares to receive dividends or share in the distribution of assets in the event of liquidation, dissolution, winding up of the affairs of the Corporation shall be subject to the preferences, limitations, and relative rights of the Preferred Shares fixed in the resolution or resolutions which may be adopted from time to time by the Board of Directors of the Corporation providing for the issuance of one or more series of the Preferred Shares.

b. The holders of the Common Shares shall be entitled to one vote for each share of Common Shares held by them of record at the time for determining the holders thereof entitled to vote.

c. Unless otherwise ordered by a court of competent jurisdiction, at all meetings of stockholders a majority of the stockholders entitled to vote at such meeting, represented in person or by proxy, shall constitute a quorum.

d. The stockholders, by vote or concurrence of a majority of the outstanding shares of the Corporation, or any class or series thereof, entitled to vote on the subject matter, may take any action which, except for this provision, would require a two-thirds vote under the Colorado Business Corporation Act.

Signature

Michael J. Gordon, Chief Executive
Officer and Chief Financial Officer

B-2

Appendix C

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):      May 20, 2011 (March 4, 2011)

BlastGard International, Inc.
(Exact name of registrant as specified in its charter)

Colorado	333-47294	84-1506325
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2451 McMullen Booth Road, Suite 242, Clearwater, Florida	33759
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(727) 592-9400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Form 8-K amends a Form 8-K filed on March 10, 2011 relating to an event that occurred on March 4, 2011. This Form 8-K includes the audited financial statements of HighCom Security Inc. for the years ended December 31, 2010 and 2009 and the required pro forma financial information.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a) - (b)

The audited financial statements of HighCom for its last two fiscal years and the pro forma financial statements follow this page.

(d) Exhibits

4.01  Form of Subscription Agreement between the Company and the named investor dated March 4, 2011.*

4.02  Form of Secured Convertible Promissory Note issued to the named investor.*

4.03  Form of Class A Common Stock Purchase Warrant.*

10.1 Amendment to Binding Letter of Intent Agreement by and between BlastGard International, Inc. and HighCom Security, Inc.*
________________
* Previously filed..

HIGHCOM SECURITY INC
Consolidated financial statements
December 31, 2010 and 2009

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Shareholders of HighCom Security, Inc..:

I have audited the accompanying balance sheets of HighCom Security, Inc. as of December 31, 2010 and 2009 and the related statements of operations and changes in stockholders’ equity and cash flows for the years then ended.  These consolidated financial statements are the responsibility of the Company’s management.  My responsibility is to express an opinion on these consolidated financial statements based on our audit.

I conducted my audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  The Company is not required at this time, to have, nor were we engaged to perform an audit of its internal control over financial reporting.  My audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal controls over financial reporting.  Accordingly, I express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provided a reasonable basis for my opinion.

In my opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of HighCom Security, Inc. as of December 31, 2010 and 2009and the results of its operations for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Peter Messineo, CPA

Peter Messineo, CPA
Clearwater, Florida

May 20, 2011

HighCom Security, Inc.
Consolidated Balance Sheet

	December 31,	December 31,
	2010	2009
Assets
Current assets
Cash	$56,340	$120,348
Accounts receivable	60,208	588,673
Inventory	144,087	1,024,873
Deferred costs	158,118	61,602
Prepaid expenses	40,176	77,368
Total current assets	458,929	1,872,864

Property & equipment, net of accumulated
depreciation of $238,037 and $188,378, respectively	206,159	298,041

Loans to shareholders	276,526	199,454
Investment in affiliate	121,287	130,329
Total Assets	$1,062,901	$2,500,688

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$1,195,031	$1,465,129
Accrued expenses	677,075	1,307,176
Notes payable	612,537	614,372
Loans and notes payable, related parties	-	-
Total current liabilities	2,484,642	3,386,677

Total liabilities	2,484,643	3,386,677

Stockholders' Equity
Common Stock, no stated par value, 10,000 shares
authorized; 1,171 and 1,171 shares
issued and outstanding, respectively	15,025	15,025
Minority interest	2,490	2,490
Subscriptions recievable	(1,025)	(1,025)
Accumulated deficit	(1,438,232)	(902,479)
Total stockholders' deficit	(1,421,742)	(885,989)

Total Liabilities and Stockholders' Equity	$1,062,901	$2,500,688

The accompanying notes are an integral part of these financial statements.

HighCom Security, Inc.
Consolidated Statement of Operations

	For the Year Year Ended
	December 31,
	2010	2009

Revenues	$5,424,180	$3,836,800
Direct costs	4,026,007	3,068,087

Gross Profit	1,398,173	768,713

Operating expenses:
Consulting	1,811,217	1,756,882
General and administrative	(6,281)	59,047
Amortization and depreciation	76,672	101,540
Interest expenses	52,319	31,072
Total operating expenses	1,933,927	1,948,541

Loss from operations before income taxes	(535,754)	(1,179,828)

Provision for income taxes	-	-

Net loss	$(535,754)	$(1,179,828)

The accompanying notes are an integral part of these financial statements.

HighCom Security, Inc.
Consolidated Statement of Stockholders' Deficit

						Stock-
	Common		Subscription	Minority	Retained	Holders'
	shares	Value	Receivable	Interest	Earnings	Deficit

Balance at December 31, 2008	1,171	$15,025	$(1,025)	$-	$277,350	$291,350

Minority interest in new subsidiary				2,490		2,490

Net loss					(1,179,828)	(1,179,828)

Balance at December 31, 2009	1,171	15,025	(1,025)	2,490	(902,478)	(885,988)

Net loss					(535,754)	(535,754)

Balance at December 31, 2010	1,171	$15,025	$(1,025)	$2,490	$(1,438,232)	$(1,421,742)

The accompanying notes are an integral part of these financial statements.

HighCom Security, Inc.
Consolidated Statement of Cash Flows

	For the Year Year Ended
	December 31,
	2010	2009

Cash Flows from Operating Activities:
Net (loss) income	$(535,754)	$(1,179,828)
Adjustment to reconcile Net Income to net
cash provided by operations:
Depreciation and amortization	76,672	101,540
Gain on sale of assets	(13,448)	-
Changes in assets and liabilities:
Accounts receivable	528,465	198,634
Inventory	880,786	(758,811)
Deferred costs	(96,516)	54,536
Prepaid expenses	37,192	(77,368)
Accounts payable	(270,098)	155,045
Accrued expenses	(630,109)	1,029,382
Net Cash (Used) Provided by Operating Activities	(22,811)	(476,870)

Cash Flows from Investing Activities:
Purchase of property and equipment	(3,193)	(221,550)
Investment in affiliate	9,043	-
Proceeds from sale of assets	31,850	-
Net Cash (Used) by Operating Activities	37,700	(221,550)

Cash Flows from Financing Activities:
Proceeds from issuance of note payable	(1,835)	426,050
Related party advances	(77,072)	-
Net Cash (Used) Provided by Operating Activities	(78,907)	426,050

Net increase/decrease in Cash	(64,018)	(272,370)

Cash at beginning of period	120,348	392,718

Cash at end of period	$56,330	$120,348

Supplemental cash flow information:
Interest paid	$52,319	$31,072
Taxes paid	$14,065	$13,713

The accompanying notes are an integral part of these financial statements.

HIGHCOM SECURITY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2010 and 2009

1.	Description of Business

HighCom Security, Inc. is a worldwide security equipment provider based in San Francisco, California. We design, manufacture and distribute a unique range of leading security products and personal protective gear with a focus on customer needs. Our management team has over 25 years of experience in the defense and law enforcement sectors with specific knowledge in tactical armor.

We serve a wide range of customers throughout the world. Our North American customer base includes the Department of Defense and the Department of Homeland Security. We cater to local law enforcement agencies, correctional facilities and municipal authorities, as well as large corporations. We export our products throughout the world and have business ties in Asia, Africa, Europe, Latin America and the Middle East.

 HighCom Security is an accredited ISO 9001:2000 company, a certified GSA vendor, and a certified small business and licensed CMAS contractor in the state of California.

The Company was organized under the laws of the State of California in 1997 as a corporation.

2.	Principles of Consolidation and Basis of Presentation

Consolidation

These consolidated financial statements include the assets and liabilities of HighCom Security, Inc, HC Ballistic LLC and HighCom Online –CCTV (a division of HighCom Security, Inc.) as of December 31, 2010 and 2009 and the results of operations of each company for the years then ended.  The All material intercompany transactions have been eliminated

HighCom Securities, Inc. (HighCom), originally located in San Francisco California, is a global provider of security equipment and a leader in advanced ballistic armor manufacturing.  The Company uses contract manufacturers for production and has moved the corporate offices to Clearwater Florida as of May 1, 2011.

HighCom Online Inc. is an online outlet for HighCom Security products.  The Company operated out of the HighCom offices.

HC Ballistics LLC was a joint venture with a related party to produce products for HighCom customers.  The Company operated out of HighCom offices and used a production facility in South Florida.  The agreement with the related party was terminated February 1, 2011.

Use of Estimates

The preparation of the Company's consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in these consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

Financial Instruments

The carrying amounts of cash, receivables and current liabilities approximated fair value due to the short-term maturity of the instruments.  Debt obligations were carried at cost, which approximated fair value due to the prevailing market rate for similar instruments.

Fair Value Measurement

All financial and nonfinancial assets and liabilities were recognized or disclosed at fair value in the consolidated financial statements.  This value was evaluated on a recurring basis (at least annually).  Generally accepted accounting principles in the United States define fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on a measurement date. The accounting principles also established a fair value hierarchy which required an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.  Three levels of inputs were used to measure fair value.

Level 1: Quotes market prices in active markets for identical assets or liabilities.

Level 2: Observable market based inputs or unobservable inputs that were corroborated by market data.

Level 3: Unobservable inputs that were not corroborated by market data.

Cash and Cash Equivalents

For purposes of the statements of cash flows, the Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. The Company maintains its cash deposits in major financial institutions in the United States. At times deposits within a bank may exceed the amount of insurance provided on such deposits. Generally, these deposits are redeemed upon demand and, therefore, are considered by management to bear minimal risk.

Accounts Receivable

Accounts receivable represent amounts due from customers in the ordinary course of business from sales activities in each of the Company’s business segments.  The Company considers accounts more than 90 days old to be past due. The Company uses the allowance method for recognizing bad debts. When an account is deemed uncollectible, it is written off against the allowance. The Company generally does not require collateral for its accounts receivable. The Company considers all accounts receivable to be collectable and consequently has provided no allowance for doubtful accounts.

A majority of the Company’s revenues and accounts receivable pertain to contracts with the United Nations, US and foreign governments.

Inventory

Inventory is stated at the lower of cost (first-in, first-out) or market.  Market was generally considered to be net realizable value.  Inventory consisted of materials used to manufacture the Company’s products work in process and finished goods ready for sale.  The breakdown of inventory at December 31, 2010 and 2009 is as follows:

	2010	2009

Finished goods	13,398	25,7133
Work in process	-	324,606
Materials and supplies	1,345,976	417,061
Total inventory	1359,374	767,380

Property, Plant and Equipment

Property, plant and equipment are stated at cost, less accumulated depreciation. Depreciation is computed by applying principally the straight-line method to the estimated useful lives of the related assets. Useful lives range from 10 to 20 years for buildings and improvements and 5 to 10 years for machinery, equipment, furniture and fixtures. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful life of the improvements. When property or equipment is retired or otherwise disposed of, the net book value of the asset is removed from the Company’s balance sheet and the net gain or loss is included in the determination of operating income. Property, plant and equipment acquired as part of a business acquisition is valued at fair value.

Impairment of Long-Lived Assets

The Company evaluates the carrying value of its long-lived assets at least annually.  Impairment losses were recorded on long-lived assets used in operations when indicators of impairment were present and the undiscounted future cash flows estimated to be generated by those assets were less than the assets’ carrying amount.   If such assets were impaired, the impairment to be recognized was measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.  Assets to be disposed of were reported at the lower of the carrying value or fair value, less costs to sell.

Revenue Recognition

Sales revenue is generally recognized upon the shipment of product to customers or the acceptance by customers of the product.  Allowances for sales returns, rebates and discounts are recorded as a component of net sales in the period the allowances were recognized.  The majority of the Company’s revenue is generated under various fixed and variable price contracts as follows:

Revenues on fixed-price type contracts are recognized using the Percentage-Of-Completion (POC) method of accounting as specified in government contract accounting standards and the particular contract.  Revenues earned on fixed-price production contracts under which units are produced and delivered in a continuous or sequential process are recognized as units are delivered based on their contractual selling prices (the “Units-of-Delivery” basis of determination).  Sales and profits on each fixed-price production contract under which units are not produced in a continuous or sequential process are recorded based on the ratio of actual cumulative costs incurred to the total estimated costs at completion of the contract, multiplied by the total estimated contract revenue, less cumulative sales recognized in prior periods (the “Cost-to-Cost” basis of determination).  Under both types of basis for determining revenue earned, a single estimated total profit margin is used to recognize profit for each contract over its entire period of performance, which can exceed one year. The estimated total profit margin is evaluated on a periodic basis by management throughout the term of an individual contract to determine if the estimated total profit margin should be adjusted.

Cost of Revenues

The costs of revenues include direct materials and labor costs, and indirect labor associated with production and shipping costs.

Advertising Costs

The costs of advertising are expensed as incurred. Advertising expenses are included in the Company’s operating expenses.

Shipping Costs

The Company includes shipping costs in cost of goods sold.

Income Taxes

Income taxes were provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the recorded book basis and the tax basis of assets and liabilities for financial and income tax reporting.  Deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities were recovered or settled.  Deferred tax assets were also recognized for operating losses that were available to offset future taxable income and tax credits that were available to offset future federal income taxes, less the effect of any allowances considered necessary.

Effect of Recent Accounting Pronouncements

The Company reviews new accounting standards as issued. No new standards had any material effect on the financial statements.  Accounting pronouncements issued subsequent to the date of these consolidated financial statements were considered significant by management and evaluated for the potential effect on these consolidated financial statements.  Management does not believe any subsequent pronouncements will have a material effect on these consolidated financial statements as presented and does not anticipate the need for any future restatement of these consolidated financial statements because of the retro-active application of any accounting pronouncements issued subsequent to December 31, 2010 through the date these financial statements were issued.

3.	Customer Deposits

Customer deposits are often received and represents liabilities of the Company associated with contracts in process as of the balance sheet date.  These liabilities are included in accrued expenses and consist of the following:

Advance Payments - The Company has certain contracts with the U.S. or foreign Governments that are funded through “Performance-Based-Payments”.  Performance-based-payments are a method of financing designed by the Government to facilitate the accomplishment of the terms of the contract, and are not payments for accepted items.  These financing payments are designed as a funding mechanism to facilitate production and may be made based on performance measured by objective, the accomplishment of defined events, or other quantifiable measures of results.  As units are delivered and invoiced, the government withholds a percentage of the invoiced amount as repayment of the contract financing advances.  The balance outstanding as of December 31, 2010 and 2009 was $251,621 and $912,536, respectively.

4.	Long Term Debt

The Company had three revolving credit facilities.  Long term debt consisted of the following as of December 31, 2010 and 2009:

	December 31, 2010	December 31, 2009
$450,000 line of credit from Fifth Third Bank,
interest only at x% annually, due on demand	$452,418	$484,972

$150,000 revolving credit card facility with Wells Fargo Bank,
interest only at x% annually, due on demand	149,823	129,400

$50,000 revolving credit card facility with California Bank
& Trust (non-assumable), interest only, due
on demand	49,750	39,875
	651,991	654,247
Less: current maturities	(651,991)	(654,247)
	$-	$-

5.	Income Taxes

A reconciliation of U.S. statutory federal income tax rate to the effective rate follows:

	December 31, 2010	December 31, 2009
U.S. statutory federal rate, graduated	34.00%	34.00%
State income tax rate, net of Federal	3.6%	3.6%
Permanent book-tax differences	(0.03%)	(0.03%)
Net operating loss(NOL) for which no tax benefit was available.	-37.57%	-37.57%
Net tax rate	0.00%	0.00%

At December 31, 2010, deferred tax assets consisted of a net tax asset of approximately $540,000, due to operating loss carryforwards of approximately $1,434,000 which was fully allowed for, in the valuation allowance of $540,000.  The valuation allowance offsets the net deferred tax asset for which it was more likely than not that the deferred tax assets will not be realized.  The change in the valuation allowance for the years ended December 31, 2010 and 2009 totaled approximately $201,000 and $444,000 respectively.  The current tax benefit also totaled $201,000 and $444,000 for the years ended December 31, 2010 and 2009, respectively.  The net operating loss carryforwards expire through the year 2029.

The valuation allowance will be evaluated at the end of each year, considering positive and negative evidence about whether the deferred tax asset will be realized.  At that time, the allowance will either be increased or reduced; reduction could result in the complete elimination of the allowance if positive evidence indicates that the value of the deferred tax assets was no longer impaired and the allowance was no longer required.

Should the Company undergo an ownership change as defined in Section 382 of the Internal Revenue Code, the Company’s tax net operating loss carryforwards generated prior to the ownership change will be subject to an annual limitation, which could reduce or defer the utilization of these losses.

6.	Related Party Transactions

The company has loans a shareholder in the amount of $276,526 and $199,454 at December 31, 2010 and 2009, respectively.  These loans are undocumented and bear no interest rate.  The loans are due on demand.

The Company leased manufacturing space from an entity owned by the majority shareholder until a fire damaged the facility in June 2009.

The amounts and terms of the above transactions may not necessarily be indicative of the amounts and terms that would have been incurred had comparable transactions been entered into with independent third parties.

7.	Commitments and Contingencies

From time to time the Company may be a party to litigation matters involving claims against the Company.  Management believes that there are no current matters that would have a material effect on the Company’s financial position or results of operations.

The Company leases office space in San Francisco, California under a lease ending April 30, 2011.  The Company was also leasing commercial space and an apartment in Columbus, Ohio on a month to month basis.  Rent expense for the years ended December 31, 2010 and 2009 was $213,672 and $203,176, respectively.

During 2009, the Company was under investigation by the Federal Bureau of Investigation and the State department for violations of the Foreign Corrupt Practices Act.  In January 2010 an indictment was opened against the majority shareholder for alleged violations of this act.  The Company was not implicated but its export licenses were pulled pending a change in ownership.  A substantial contract with the United Nations was put on hold, but sales to local and state governments continued.

8.	Subsequent Events

Subsequent to December 31, 2010, the shareholder elected to sell 98.2% of the stock to an unrelated corporation.  At the change in control, the old officers resigned and new management took over as January 25, 2011.  The Company has re-established its export licenses in April 2011.

As previously reported, on January 25, 2011, BlastGard International, Inc. ("BlastGard") entered into a binding Letter of Intent (“LOI”) with HighCom Security, Inc. (“HighCom”) under which BlastGard would acquire 100% of the common stock of HighCom from the stockholders of HighCom, none of whom are affiliates of BlastGard. HighCom is a worldwide security equipment provider based in San Francisco, California. HighCom designs, manufactures and distributes a unique range of security products and personal protective gear. BlastGard and HighCom have agreed to consummate a Stock Purchase Agreement, subject to the approval of all necessary parties, agencies or regulatory organizations. As of the signing of the agreement, BlastGard immediately assumed the operations of HighCom and started to provide financing for the operations while a definitive agreement is drawn up over the next 90 days.

As stated above, the LOI contemplated several closing conditions and the closing in escrow with a possible of rescission if the State Department does not reinstate HighCom’s export license. On March 4, 2011, among other changes the LOI was amended as follows: 1) the LOI constitutes the definitive stock purchase agreement; 2) BlastGard issued 9,820,666 shares of its Common Stock and promissory notes totaling $196,400 to Robert Rimberg as trustee for an Irrevocable Trust FBO and Yochi Cohen and his wife, Yocheved Cohen–Charash (the "Trust") in exchange for 1,150 shares of the outstanding 1,171 shares of HighCom Common Stock, equivalent to 98.2% of the outstanding shares; 3) the parties agree to waive all closing conditions, escrow provisions and right of rescission; and 4) BGI agreed for a period of 30 days to offer to purchase Ron Peled 21 shares of HighCom from him or his transferee at a cost of 179,934 shares of BGI Common Stock and in exchange for promissory notes totaling $3,600, with terms identical to those received by the Trust plus 1.8% of the earn-out provisions contained in the LOI.  The minority shareholder did not accept the offer.

BlastGard also agreed to an earn-out consisting of up to $100,000 in cash and up to 35,000,000 shares of common stock based on a pro-rata basis if revenue reaches certain goals.  Blastgard management believes that the revenues goals are very achievable and have valued the contingent consideration at 68% of the market price at the time of the agreement.

BlastGard International, Inc. accounted for the assets, liabilities and ownership interests in accordance with the provisions of ASC 805, Business Combinations for acquisitions occurring in years beginning after December 15, 2008 (formerly SFAS No. 141R, Business Combinations).  As such, the recorded assets and liabilities acquired were recorded at fair value and any difference in the net asset values and the consideration given will be recorded as a gain on acquisition or as goodwill. The pro forma consolidated balance sheet as of December 31, 2010 and consolidated statement of operations for the year then ended for the consolidated entity as if the acquisition had occurred on January 1, 2010 is as follows.

The pro forma results disclosed in the tables below are based on annual audited statements of BlastGard International and High Com Securities and subsidiaries.  Various assumptions were made and are not necessarily indicative of the results of operations that would have occurred had the Company completed this acquisition on January 1, 2010.  The audited consolidated financial statements for HighCom Security, Inc. for the years ended December 31, 2010 and 2009 are attached.

The consolidated balance sheet and statement of operations as of and for the three months ended March 31, 2011 is reported on the Company’s Form 10-Q filed on May 20, 2011.

BlastGard International, Inc
Proforma Information
5/20/2011

Assets				December 31, 2010
Current assets	BlastGard International Inc	HighCom Security Inc and Subsidiaries	pro forma adjustments	Proforma Consolidated Entity

Cash	$46,382	56,340		$102,722
Accounts receivable	342	60,208		60,550
Inventory	51,290	144,087		195,377
Deferred cost	-	158,118		158,118
Prepaid expenses	-	40,176		40,176
Total current assets	98,014	458,929		556,943

Property & equipment, net of accumulated
depreciation of $313,794	64	206,159	(16,000)	190,223

Net loans from shareholders	-	276,526	571,881	848,407
Intangible property, net of accumulated
amortization of $198,458	24,344		386,667	411,011
Deferred patent costs	203,535			203,535
Investment in affiliate	-	121,287	(121,287)	-
Goodwill	-		1,808,215	1,808,215
Deposits	300			300
Total Assets	$326,257	1,062,901	2,629,476	4,018,634

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$249,087	1,195,031		1,444,118
Accrued expenses	385,094	677,075		1,062,169
Customer deposits and deferred revenue	-			-
Current portion notes payable	729,652	612,537	194,600	1,536,789
Loans and notes payable, related parties	14,421			14,421
Total current liabilities	1,378,254	2,484,643		4,057,497

Contingent liability	-		1,239,284	1,239,284
Total liabilities	1,378,254	2,484,643		5,296,781

Stockholders' Equity
Common Stock, $.001 par value, 100,000,000 shares
authorized; 70,940,142 and 50,586,142 shares
issued and outstanding, respectively	56,086	15,025	(15,025)	56,086
Additional paid-in capital	12,560,249			12,560,249
Minority interest	-	2,490	(35,307)	(32,817)
Subscription receivabel	-	(1,025)	1,025	-
Accumulated deficit	(13,668,332)	(1,438,232)	1,244,899	(13,861,665)
Total stockholders' deficit	(1,051,997)	(1,421,742)		(1,278,147)

Total Liabilities and Stockholders' Equity	$326,257	1,062,901	2,629,476	4,018,634

	BlastGard	HighCom	pro forma adjustments	Combined

Revenues	$87,994	5,424,180		$5,512,174
Cos of Sales	64,961	3,892,431		3,957,392
Gross Profit	23,033	1,531,749		1,554,782
	-	-		-
Operating Expenses	400,344	1,944,793	193,333	2,538,470
Other (income)expense	86,302	117,435		203,737
Income taxes	-	5,080		5,080
Net loss	$(463,613)	(535,559)	(193,333)	$(1,192,505)

Earning (Loss) per share
Basic	(0.01)	(0.05)		(0.01)
Diluted	(0.01)	(0.05)		(0.01)

Weighted average shares		Acquisition shares
Basic	70,940,142	9,820,000		80,760,142
Diluted	70,940,142	9,820,000		80,760,142

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLASTGARD INTERNATIONAL, INC.

May 20, 2011	By:	/s/ Michael J. Gordon
Michael J. Gordon
Chief Executive Officer

DRAFT	PROXY

BLASTGARD INTERNATIONAL, INC.
SPECIAL MEETING IN LIEU OF AN ANNUAL MEETING
To be held on July 29, 2011 at 10:00 A.M.
This Proxy is Solicited on Behalf of the Board of Directors

The undersigned shareholder of BlastGard International, Inc., a Colorado corporation (the “Company”), acknowledges receipt of the Notice of a Special Meeting in Lieu of an Annual Meeting of Shareholders and Proxy Statement, dated June 27, 2011 and hereby constitutes and appoints Michael J. Gordon, the proxies of the undersigned to vote with the same force and effect as the undersigned all shares of Common Stock of the Company held by the undersigned at the Special Meeting in Lieu of an Annual Meeting of Shareholders of the Company to be held at 2451 McMullen Booth Road, Suite 242, Clearwater, FL 33759 (Phone No.: 727-592-9400) on July 29, 2011 at 10:00 A.M. local time and at any adjournment or adjournments thereof, hereby revoking any proxy or proxies heretofore given and ratifying and confirming all that said proxies may do or cause to be done by virtue thereof with respect to the following matters:

1.             The election of up to four directors nominated by the Board of Directors.

Andrew R. McKinnon	FOR ☐	AGAINST ☐	ABSTAIN ☐
James F. Gordon	FOR ☐	AGAINST ☐	ABSTAIN ☐
Michael J. Gordon	FOR ☐	AGAINST ☐	ABSTAIN ☐
Paul W. Henry	FOR ☐	AGAINST ☐	ABSTAIN ☐

2.            To ratify, adopt and approve an amendment to the Company's Articles of Incorporation to increase the authorized number of shares of Common Stock to 500,000,000, $.001 par value.

FOR  ☐                                AGAINST  ☐                                            ABSTAIN  ☐

3.            In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The Proxy when properly executed will be voted as directed. If no direction is indicated, then the Proxy will count for quorum purposes and will otherwise result in a non-vote for all proposals where no vote is specifically indicated.

Dated ___________________________, 2011
_________________________________________(L.S.)
_________________________________________(L.S.)

Email address (optional) _____________________________

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as it appears hereon.  When signing as joint tenants, all parties in the joint tenancy must sign.  When a proxy is given by a corporation, it should be signed by an authorized officer and the corporate seal affixed. No postage is required if returned in the enclosed envelope and mailed in the United States.

PLEASE SIGN, DATE AND MAIL THIS PROXY IMMEDIATELY IN THE ENCLOSED ENVELOPE.